UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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SJW Corp.

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SJW CORP.

Notice of Annual Meeting of Shareholders
To Be Held On April 30, 2008

To Our Shareholders:

Notice is hereby given that the annual meeting of shareholders of SJW Corp. will be held on Wednesday, April 30, 2008 at 10:00 AM Pacific Time at the principal offices of SJW Corp., 374 West Santa Clara Street, San Jose, California, for the following purposes, as more fully described in the proxy statement accompanying this Notice:

1.	To elect eight directors to serve on the Board of Directors of SJW Corp.;

2.	To approve the Executive Officer Short-Term Incentive Plan which was adopted by the Board of Directors of SJW Corp. on February 28, 2008;

3.	To approve the Amended and Restated Long-Term Incentive Plan which was adopted by the Board of Directors of SJW Corp. on January 30, 2008;

4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of SJW Corp. for fiscal year 2008; and

5.	To act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors has set the close of business on Wednesday, March 5, 2008 as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting and at any adjournment or postponement thereof.

Your vote is important.  Whether or not you plan to attend the meeting, please vote as soon as possible.  You may vote by telephone, via the Internet or by mailing a completed proxy card.  For detailed information regarding voting instructions, please refer to the section entitled “Voting Procedure” on page 2 of the proxy statement.  You may revoke a previously delivered proxy at any time prior to the meeting.  If you attend the meeting and wish to change your proxy vote, you may do so automatically by voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

W. Richard Roth
President and Chief Executive Officer

San Jose, California
March 10, 2008

SJW CORP.
374 West Santa Clara Street
San Jose, California 95113

Proxy Statement for the 2008 Annual Meeting of Shareholders
To Be Held on April 30, 2008

The enclosed proxy is solicited on behalf of the Board of Directors of SJW Corp., a California corporation (“SJW Corp.” or the “Corporation”), for use at SJW Corp.’s annual meeting of shareholders to be held on April 30, 2008 at 10:00 AM Pacific Time and at any adjournment or postponement thereof.  The annual meeting will be held at the principal offices of the Corporation, 374 West Santa Clara Street, San Jose, California.

These proxy solicitation materials are being mailed on or about March 24, 2008 to all shareholders entitled to notice of and to vote at the annual meeting of shareholders.  SJW Corp.’s 2007 Annual Report, which includes its Form 10-K for the year ended December 31, 2007, accompanies these proxy solicitation materials.

PURPOSE OF MEETING

The Board of Directors has called the annual meeting of shareholders for the following purposes:

1.	To elect eight directors to serve on the Board of Directors of SJW Corp.;

2.	To approve the Executive Officer Short-Term Incentive Plan which was adopted by the Board of Directors of SJW Corp. on February 28, 2008;

3.	To approve the Amended and Restated Long-Term Incentive Plan which was adopted by the Board of Directors of SJW Corp. on January 30, 2008;

4.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm of SJW Corp. for fiscal year 2008; and

5.	To act upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The Board of Directors asks for your proxy for each of the foregoing proposals.

VOTING RIGHTS AND SOLICITATION

Voting

Only shareholders of record on March 5, 2008, the record date, will be entitled to notice of and to vote at the annual meeting.  As of the close of business on March 5, 2008 there were 18,381,980 shares of common stock issued and outstanding.

Each share of common stock is entitled to one vote on each matter presented at the meeting, except in connection with the election of directors when shareholders are entitled to cumulate votes.  When shareholders are entitled to cumulate votes, every shareholder, or his or her proxy, may cumulate his or her votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares owned by such shareholder.  Alternately, a shareholder may distribute his or her votes on the same principle among as many candidates as he or she thinks fit.  For example, assume you have 100 shares.  There are eight directors to be elected at the annual meeting so you have a total of 8 x 100 = 800 votes.  You could give all 800 votes to one nominee, or 400 votes to each of two nominees, or 100 votes to each of eight nominees.  No shareholder or proxy, however, shall be entitled to cumulate votes unless: (1) the candidate(s) has been placed in nomination prior to the voting; and (2) the shareholder has given written notice at the meeting prior to any voting that the shareholder intends to cumulate the shareholder’s votes.  If any one shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination.  The Board of Directors seeks, by your proxy, the authority to cumulate votes among the directors listed in Proposal 1 in the manner determined by the proxy holder in his or her discretion in the event that any shareholder invokes cumulative voting.  The eight nominees receiving the highest number of votes will be elected directors.

Quorum and Votes Required

A majority of the Corporation’s outstanding shares of common stock must be present in person or represented by proxy at the annual meeting in order to constitute a quorum.  Abstentions and broker non-votes (shares held of record by brokers for which the required voting instructions are not provided by the beneficial owners of those shares) are included in the number of shares present for purposes of determining whether a quorum is present for the transaction of business.

In the election of directors, the eight director nominees receiving the highest number of affirmative votes will be elected (Proposal 1).

The approval of the Executive Officer Short-Term Incentive Plan (Proposal 2) and the ratification of the appointment of the independent registered public accounting firm (Proposal 4) require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the annual meeting, provided that such affirmative vote must also equal at least a majority of the shares required to constitute a quorum.  For purposes of Proposals 2 and 4, abstentions and broker non-votes can have the effect of preventing approval of the proposal where the number of affirmative votes, although a majority of the votes cast, does not constitute a majority of the required quorum.

Approval of the Amended and Restated Long-Term Incentive Plan (Proposal 3) requires that the holders of more than 50 percent of the Corporation’s outstanding common stock cast a vote with respect to that proposal (whether voting for or against the implementation of the amended and restated plan or abstaining) and that a majority of the votes so cast be in favor of such proposal.  For purpose of Proposal 3, broker non-votes can have the effect of preventing approval because they are not counted as votes cast for purpose of determining whether the 50 percent threshold has been exceeded.

Voting Procedure

Shareholders of record may vote via the Internet, by telephone, by mailing a completed proxy card prior to the annual meeting, by delivering a completed proxy card at the annual meeting, or by voting in person at the annual meeting.  Instructions for voting via the Internet or by telephone are set forth on the enclosed proxy card.  The Internet and telephone voting facilities will close at 11:59 PM Eastern Time on April 29, 2008.  If the enclosed form of proxy is properly signed, dated and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon.  If voting instructions are not specified on the proxy, the shares represented by that proxy (if that proxy is not revoked) will be voted at the annual meeting FOR the election of the director nominees listed in Proposal 1, FOR the approval of the Executive Officer Short-Term Incentive Plan as described in Proposal 2, FOR the approval of the Amended and Restated Long-Term Incentive Plan as described in Proposal 3, and FOR the ratification of the appointment of KPMG LLP as the independent registered public accounting firm as described in Proposal 4 and as the proxy holder may determine in his or her discretion with respect to any other matter that properly comes before the annual meeting or any adjournment or postponement thereof.

YOUR VOTE IS IMPORTANT.  PLEASE SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•	Delivering written notice of revocation to the Corporate Secretary at SJW Corp., 374 West Santa Clara Street, San Jose, California 95113;
•	Submitting a later dated proxy; or
•	Attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute a revocation of your proxy.

You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf.  Shares may only be voted by or on behalf of the record holder of shares as indicated in the stock transfer records of the Corporation.  If you are a beneficial owner of shares, but those shares are held of record by another person such as a stock brokerage firm or bank, then you must provide voting instructions to the appropriate record holder so that such person can vote those shares.  In the absence of such voting instructions from you, the record holder may not be entitled to vote those shares.

Proxy Solicitation Costs

The Corporation will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing, and mailing of this proxy statement, the proxy, and any additional solicitation materials that the Corporation may provide to shareholders.  Copies of solicitation materials will be provided to brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners.  The Corporation will reimburse the brokerage firms, fiduciaries and custodians holding shares in their names for reasonable expenses incurred by them in sending solicitation materials to its beneficial shareholders.  The solicitation of proxies will be made by regular or commercial mail and may also be made by telephone, telegraph, facsimile or personally by directors, officers and employees of the Corporation who will receive no extra compensation for such services.

PROPOSAL 1

ELECTION OF DIRECTORS

General

Eight directors, which will constitute the entire Board of Directors following the annual meeting, are to be elected at the annual meeting, to hold office until the next annual meeting and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.

Unless individual shareholders specify otherwise, each returned proxy will be voted FOR the election of the eight nominees who are listed below, each of whom has been nominated by the existing Board of Directors upon the recommendation of the Nominating & Governance Committee.  Secretary Norman Y. Mineta was recommended as a nominee by Charles J. Toeniskoetter, a non-management director.  All other nominees are current directors of SJW Corp., San Jose Water Company, a wholly owned subsidiary, and SJW Land Company, a wholly owned subsidiary. SJW Corp. intends to appoint all persons elected as directors of SJW Corp. at the annual meeting to be the directors of San Jose Water Company and SJW Land Company for a concurrent term.  It is anticipated that three of the individuals elected as directors of SJW Corp. at the annual meeting will also be appointed as directors of SJWTX, Inc., a majority-owned subsidiary, for a concurrent term.

In the unanticipated event that a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy.  As of the date of this proxy statement, SJW Corp. is not aware of any nominee who is unable or will decline to serve as a director.

The following sets forth certain information concerning the nominees for directors of SJW Corp.:

Name	Age	Director Since	Position with the Corporation	Committee Membership
Mark L. Cali	42	1992	Director	Executive Compensation Committee (Chair) Nominating & Governance Committee

J. Philip DiNapoli	68	1989	Director	Audit Committee Real Estate Committee (Chair)

Douglas R. King	65	2003	Director	Audit Committee (Chair) Executive Compensation Committee

Norman Y. Mineta	76	N/A	N/A	N/A

W. Richard Roth	55	1994	President, Chief Executive Officer and Director	Real Estate Committee

Charles J. Toeniskoetter	63	1991	Director	Nominating & Governance Committee Real Estate Committee

Frederick R. Ulrich, Jr.	64	2001	Director	Audit Committee Executive Compensation Committee

Robert A. Van Valer	58	2006	Director	Nominating & Governance Committee (Chair)

Business Experience of Nominees

Mark L. Cali, Attorney at Law, a Court Attorney for the Superior Court of California, County of San Luis Obispo since 2006.  Prior to becoming a Court Attorney, Mr. Cali was a principal with the firm Clark, Cali and Negranti LLP from 1996 until 2006.  Mr. Cali holds a California Real Estate Broker’s license and is Vice-President of Arioto-Cali Properties.

J. Philip DiNapoli, Attorney at Law and President of JP DiNapoli Companies Inc. (real estate development and investment company).  Mr. DiNapoli currently serves as a director of Focus Business Bank.  He is former Chairman of Comerica California Inc. and served as a director of Comerica, Inc. (bank holding company) until 2006.  Mr. DiNapoli also served as Chairman of Citation Insurance Company (workers’ compensation specialty carrier) until 1996.

Douglas R. King, Retired as an audit partner of Ernst & Young, LLP in 2002.  During his career, Mr. King was the audit partner on large, complex public registrants and managed Ernst & Young’s San Francisco office as well as regional managing responsibilities.  He also serves as a director of Fuel Systems Solutions, Inc. and Rackable Systems, Inc. Mr. King is a Certified Public Accountant with a Masters Degree in Business Administration from the University of Arkansas.

Norman Y. Mineta, Vice Chairman of Hill & Knowlton, a worldwide public relations and public affairs consultancy, since July 2006. Secretary Mineta also serves as a director of AECOM Technology Corporation and Horizon Lines, Inc.  He served as the Secretary of Transportation from January 2001 until July 2006.   In 2000, Secretary Mineta was appointed as the United States Secretary of Commerce, and he served until 2001.  For almost 30 years, he represented San Jose, California, first on the City Council, then as Mayor, and then as Member of Congress from 1975 to 1995.

W. Richard Roth, President and Chief Executive Officer of the Corporation, San Jose Water Company, SJW Land Company, and SJWTX, Inc.  Mr. Roth was appointed Chief Executive Officer of SJW Corp. in 1999 and President in 1996.  Prior to becoming President, he was Chief Financial Officer and Treasurer of the Corporation from 1990 to 1996 and Vice President from April 1992 until October 1996.

Charles J. Toeniskoetter, Chairman of Toeniskoetter & Breeding, Inc. Development (a real estate development, investment, and property management company) since 1983.  Chairman of TBI Construction and Construction Management, Inc. from 2004 until May 1, 2007.  He also serves as a director of Redwood Trust, Inc. (real estate investment trust) and Heritage Commerce Corp. (bank holding company).

Frederick R. Ulrich, Jr., Retired.  Mr. Ulrich graduated from West Point and the Harvard Business School.  From 1972 through 1982, he was a member of the corporate finance departments of Morgan Stanley & Co. and Warburg Paribas Becker.  From 1982 through 2001, Mr. Ulrich was a consultant to corporations regarding mergers and acquisitions and an equity investor in leveraged buyouts.

Robert A. Van Valer, President of Roscoe Moss Manufacturing Company (manufacturer of water well casing and screen and water transmission pipe) since 1990.  Mr. Van Valer is responsible for all manufacturing, sales and marketing, financial, and administrative functions.

Business Experience of Other Current Director

George E. Moss, Vice Chairman of the Board of Roscoe Moss Manufacturing Company (manufacturer of water well casing and screen and water transmission pipe) since 1984.  Mr. Moss was formerly President of the Roscoe Moss Company (holding company) until 1984.  Mr. Moss has decided not to stand for re-election at the annual meeting.

No nominee or current director has any family relationship with any other current director, nominee or with any executive officer.  Other than Mr. Roth, whose employment relationships with SJW Corp., San Jose Water Company, SJW Land Company, and SJWTX, Inc. are described above, no nominee is or has been employed by SJW Corp. or its subsidiaries during the past five years.

Independent Directors

The Board of Directors has affirmatively determined that each of its current directors, other than W. Richard Roth, SJW Corp.’s Chief Executive Officer and President, is independent within the meaning of the New York Stock Exchange director independence standards, as currently in effect.  The Board of Directors also determined that Norman Y. Mineta will be independent if elected, and that Drew Gibson, who served as a director until April 26, 2007, was independent.

In connection with its determination of independence for Charles J. Toeniskoetter, the Board of Directors reviewed Mr. Toeniskoetter’s relationship with the Corporation through 444 West Santa Clara Street, L.P.  In 1999, SJW Land Company and TBI-444 West Santa Clara Street, L.P. (“TBI-444”) formed 444 West Santa Clara Street, L.P., a California limited partnership (the “Partnership”).  TBI-444 is the general partner with a 30 percent interest in the Partnership and SJW Land Company is a limited partner with a 70 percent interest in the Partnership. Mr. Toeniskoetter is a limited partner in TBI-444 with a 32.3 percent interest and Toeniskoetter & Breeding, Inc. Development (“TBI Development”) is the general partner with a 5 percent interest in TBI-444.  Mr. Toeniskoetter is the Chairman and has a 51 percent interest in TBI Development.  The Board of Directors has concluded that the relationship is not a material relationship and therefore does not preclude Mr. Toeniskoetter from being independent based on the following considerations.  SJW Land Company’s role in the Partnership is as a limited partner.  SJW Land Company received its limited partnership interest in exchange for an in-kind contribution of raw land to the Partnership in connection with its formation in 1999.  The Corporation’s objective in forming the Partnership was to convert raw land into income producing commercial property through the skills of the principals of the general partner, including Mr. Toeniskoetter.  The Corporation does not have operational control over the Partnership, is not subject to any recourse for the indebtedness of the Partnership, and is not liable for any other obligations of the Partnership.  In addition, the cash distribution payments made by the Partnership to the general partner, TBI-444, an entity controlled by Mr. Toeniskoetter, are made solely out of the net income of the Partnership.  These amounted to approximately $60,000 in 2005, $61,200 in 2006, and $71,760 in 2007, and future annual payments are expected to remain consistent with the payments in 2007.  In addition, TBI Development manages the office building owned by the Partnership pursuant to a property management agreement between the Partnership and TBI Development.  Under this property management agreement, in 2007 the tenant in the office building paid $35,945 of management fees to TBI Development.  Per Mr. Toeniskoetter, these amounts are not significant to his annual personal income or his development and property management business.  Consequently, the Board of Directors believes that Mr. Toeniskoetter is not subject to undue influence with respect to the Partnership, or in his capacity as a director, by the Board of Directors, or management of the Corporation.

In connection with the determination of independence for Robert A. Van Valer and George E. Moss (a current Board member who is not standing for re-election), the Board of Directors considered the Corporation’s relationship with Roscoe Moss Manufacturing Company, an intermittent supplier of the Corporation and its subsidiaries and of which Mr. George E. Moss is Vice Chairman of the Board and a significant shareholder and Mr. Van Valer is the President and a shareholder.  There were no sales by Roscoe Moss Manufacturing Company to SJW Corp. in 2004 and 2005.  Roscoe Moss Manufacturing Company sold water well casing and Rossum Sand Testers to San Jose Water Company, the Corporation’s wholly owned subsidiary, for an aggregate price of approximately $5,333 in 2006 and approximately $4,139 in 2007.  In addition, Roscoe Moss Manufacturing Company sold well casing and screen for six water wells with an aggregate price of approximately $397,873 in 2006, approximately $265,865 in 2007, and approximately $221,948 from January 1 to January 28, 2008, to contractors for use in San Jose Water Company well replacement construction projects.  The Board of Directors concluded that the Corporation’s relationship with Roscoe Moss Manufacturing Company is not a material relationship and therefore would not impair the independence of  Mr. Van Valer  and Mr. Moss in light of the fact that the aggregate sales of Roscoe Moss Manufacturing Company to the Corporation and contractors for use in San Jose Water Company construction projects were less than one percent of Roscoe Moss Manufacturing Company’s gross revenues in 2006 and 2007, and the Board of Directors expects that direct and indirect purchases of products from Roscoe Moss Manufacturing Company will remain less than one percent of its revenue in future years.

The Board of Directors has determined that the members of the Audit Committee also meet the additional independence criteria promulgated by the New York Stock Exchange for audit committee membership.

Board Committees

The Board of Directors has a standing Audit Committee, an Executive Compensation Committee, a Nominating & Governance Committee, and a Real Estate Committee.  The Board of Director dissolved its Executive Committee on January 30, 2008.

Audit Committee

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934.  The Audit Committee assists the Board of Directors in its oversight of the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation’s compliance with legal and regulatory requirements, the Corporation’s systems of internal controls, the qualifications and independence of the independent accountants, and the quality of the Corporation’s accounting and financial reporting processes generally.  Messrs. King, Ulrich and DiNapoli are the Audit Committee members.  The Board of Directors has determined that Mr. King is an “audit committee financial expert” as defined in Securities and Exchange Commission rules.  Mr. King is “independent,” as independence for audit committee members is defined in the listing standards of the New York Stock Exchange.  The Audit Committee held nine meetings during fiscal year 2007.  The Audit Committee charter may be found at the Corporation’s website at www.sjwater.com or may be obtained by mailing a request for a copy to the Corporation’s Corporate Secretary at the Corporation’s principal offices at 374 West Santa Clara Street, San Jose, California  95113.

Executive Committee

The Board of Directors dissolved its Executive Committee on January 30, 2008.  The Executive Committee assisted the Board of Directors in its oversight of the Corporation by exercising the authority of the Board of Directors to the extent permitted by law and by the Corporation’s By-Laws under those circumstances where (1) action is required at a time when it would not be practical to convene a meeting of the full Board or (2) the matter to be acted upon is sufficiently routine as to not warrant a meeting of the full Board.  Messrs. Toeniskoetter, Roth and Moss were the members of the Executive Committee.  The Executive Committee had two meetings during fiscal year 2007.

Executive Compensation Committee

The Executive Compensation Committee assists the Board of Directors in its responsibilities with respect to the compensation of the Corporation’s executive officers and other key employees, and administers all employee benefit plans, including the Corporation’s Long-Term Incentive Plan and any other equity incentive plans that may be adopted by the Corporation.  The Executive Compensation Committee is also authorized to approve the compensation payable to the Corporation’s executive officers and other key employees, approve all perquisites, equity incentive awards and special cash payments made or paid to executive officers and other key employees, and approve severance packages with cash and/or equity components for the executive officers and other key employees.  The Executive Compensation Committee will also administer the Executive Officer Short-Term Incentive Plan, if that plan is approved by the shareholders at the annual meeting.  Additionally, the Executive Compensation Committee reviews and recommends to the Board of Directors appropriate director compensation programs.

The Executive Compensation Committee has engaged Frederic W. Cook & Co., Inc., a national executive compensation consulting firm, to serve as the committee’s independent compensation consultant.  The role of such consultant, the nature and scope of its assignment and the material elements of the instructions or directions given to such consultant with respect to the performance of its duties is more fully set forth below in the section entitled “Compensation Discussion and Analysis.”

Messrs. Cali, King and Ulrich are the Executive Compensation Committee members. The Executive Compensation Committee held five meetings during fiscal year 2007.  The Executive Compensation Committee has a charter, a copy of which may be found at the Corporation’s website at www.sjwater.com.  Such charter may also be obtained by mailing a request for a copy to the Corporate Secretary of the Corporation at the above address.

Nominating & Governance Committee

The Nominating & Governance Committee is charged by the Board of Directors with reviewing and proposing changes to the Corporation’s corporate governance policies, developing criteria for evaluating performance of the Board of Directors, determining the requirements and qualifications for members of the Board of Directors and proposing to the Board of Directors nominees for the position of director of the Corporation.  Messrs. Cali, Toeniskoetter and Van Valer are the Nominating & Governance Committee members.  The Board of Directors has determined that all of the members of the Nominating & Governance Committee are independent as defined under the independence standards for nominating committee members in the listing standards for the New York Stock Exchange.  The Nominating & Governance Committee held four meetings during fiscal year 2007.  The Nominating & Governance Committee has a charter and Corporate Governance Policies, which may be found at the Corporation’s website at www.sjwater.com, or may be obtained by mailing a request for a copy to the Corporate Secretary of the Corporation at the above address.

On October 28, 2004, the Board of Directors approved the “Policies and Procedures of the Nominating & Governance Committee for Nomination for Directors” (the “Policies and Procedures”).  Such Policies and Procedures were amended effective October 26, 2006.  The Policies and Procedures specify director selection criteria for the Nominating & Governance Committee to consider, and procedures for identifying and evaluating director candidates for the Nominating & Governance Committee to follow, when executing its duty to recommend director nominees at the annual meeting of shareholders.  The Policies and Procedures also specify steps a shareholder must take in order to properly recommend director candidates which the Nominating & Governance Committee will consider.  All candidates for director must generally meet the criteria set forth in the Policies and Procedures, a copy of which can be found at the Corporation’s website at www.sjwater.com, and can also be obtained by mailing a request for a copy to the Corporate Secretary of the Corporation at the above address.

The criteria address the specific qualifications that the Nominating & Governance Committee believes must be met by each nominee prior to recommendation by the committee for a position on the Corporation’s Board of Directors.  In particular, the criteria address the specific qualities or skills that the Nominating & Governance Committee believes are necessary for one or more of the Corporation’s directors to possess in order to fill the Board, committee chairman and other positions and to provide the best combination of experience and knowledge on the Board and its committees.  These criteria include:  highest professional and personal ethical standards; absence of any interests that would materially impair his or her ability to exercise judgment or otherwise discharge the fiduciary duties; ability to contribute insight and direction to achieve the Corporation’s goals; skills and expertise relative to the entire make-up of the Board; experience in effective oversight and decision-making, including experience on other boards; ability and willingness to serve a full term with consistent attendance; first-hand business experience and achievement in the industry; and independence as determined under the New York Stock Exchange and SEC rules and regulations.  The Nominating & Governance Committee and the Board of Directors evaluate and update the criteria at their discretion, and compliance with some or all of the criteria alone does not confer the right to further consideration of a candidate.

The steps a shareholder must take in order to properly recommend director candidates which the Committee will consider include submission via mail to the attention of the Nominating & Governance Committee at the address of the Corporate Secretary, SJW Corp., 374 West Santa Clara Street, San Jose, California 95113, of a completed “Shareholder Recommendation of Candidate for Director” form which can be found at the Corporation’s website at www.sjwater.com or may be obtained by mailing a request for a copy of the form to the Corporate Secretary of the Corporation at the above address.  Forms must be submitted not earlier than 210 days prior and not later than 120 days prior to the one-year anniversary of the date the proxy statement for the preceding annual meeting was mailed to shareholders.  In addition to or in lieu of making a director candidate recommendation via the completed recommendation form, shareholders may nominate directly a person for election as a director at the annual meeting.  See the section titled “Shareholder Proposals” on page 76 of this proxy statement for further information regarding shareholder nominations.

Real Estate Committee

The Real Estate Committee is charged with review of significant potential acquisitions or dispositions involving the real property interests of the Corporation and its subsidiaries and makes recommendations thereon to the Chief Executive Officer and the full Board.  Messrs. Toeniskoetter, Roth and DiNapoli are the members of the Real Estate Committee. The Real Estate Committee held five meetings during fiscal year 2007.

Communications with the Board

Communications to the Board of Directors may be submitted by email to boardofdirectors@sjwater.com or by writing to SJW Corp., Attention:  Corporate Secretary, 374 West Santa Clara Street, San Jose, California  95113.  The Board of Directors relies upon the Corporate Secretary to forward written questions or comments to named directors or committees, as appropriate.  General comments or inquiries from shareholders are forwarded to the appropriate individual within the Corporation, including the President or Chairman, as appropriate.

Interested parties may make their concerns known to non-management directors on a confidential and anonymous basis by calling the Corporation’s toll free hotline, 1-888-883-1499.

Code of Ethical Business Conduct

The Corporation has adopted a Code of Ethical Business Conduct (the “Code”) that applies to the directors, officers and employees of the Corporation.  A copy of the Code can be found at the Corporation’s website at www.sjwater.com or may be obtained by mailing a request for a copy to the Corporate Secretary of the Corporation at the above address.

Board Meetings

During 2007, there were four regular meetings and one special meeting of the Board of Directors of SJW Corp.  Each director attended or participated in 75 percent or more of the aggregate of (i) the total number of regular and special meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2007 fiscal year. Mr. Toeniskoetter was chosen to preside at all executive sessions of the non-management directors.

Although the Corporation does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of shareholders, directors are encouraged to attend such meetings.  All of the directors of SJW Corp. attended the 2007 annual meeting of shareholders.

Compensation of Directors

The following table sets forth certain information regarding the compensation of each non-employee member of the Board of Directors for the 2007 fiscal year.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Mark L. Cali	$56,917	-	-	-	-	-	$56,917

J. Philip DiNapoli	$8,500	$49,000	-	-	-	-	$57,500

Drew Gibson	$13,000	$26,500	-	-	-	-	$39,500

Douglas R. King	$9,500	$65,000	-	-	$27,000 (5)	-	$101,500

George E. Moss	-	-	-	-	-	-	-

Charles J. Toeniskoetter	$89,833	-	-	-	-	-	$89,833

Frederick R. Ulrich, Jr.	$54,500	-	-	-	$27,000 (5)	-	$81,500

Robert A. Van Valer	$5,500	$80,000 (4)	-	-	-	-	$85,500

(1)
Consists of the annual retainer and meeting fees for service as members of the Board of Directors of the Corporation, San Jose Water Company, SJW Land Company, and SJWTX, Inc.  For further information concerning such fees, see the sections below entitled “Director Annual Retainer” and “Director Meeting Fees.”

Name	2007 Retainer	2007 Meeting Fees	Total Annual Service Fees
Mark L. Cali	$28,667	$28,250	$56,917
J. Philip DiNapoli	-	$8,500	$8,500
Drew Gibson	-	$13,000	$13,000
Douglas R. King	-	$9,500	$9,500
George E. Moss	-	-	-
Charles J. Toeniskoetter	$30,333	$59,500	$89,833
Frederick R. Ulrich, Jr.	$27,000	$27,500	$54,500
Robert A. Van Valer	-	$5,500	$5,500

(2)
To the extent a director has elected to defer his 2007 annual service fees under the Deferral Election Program in effect under the Corporation’s Long-Term Incentive Plan, those fees are not reported under column (b).  Instead, the SFAS 123(R) compensation costs recognized for financial statement reporting purposes for the 2007 fiscal year with respect to the deferred stock into which those fees have been converted are reported in column (c).  The compensation costs are based on the grant date fair value of the deferred stock and do not take into account any estimated forfeitures related to service-vesting conditions. Such grant date fair value has been calculated on the basis of the fair market value of the Corporation’s common stock on the date the fees were converted into deferred stock Messrs. DiNapoli, King, Gibson, and Van Valer each elected to defer $49,000, $65,000, $26,500 and $48,000, respectively, of their annual service fees and in return Messrs. DiNapoli, Gibson, King, and Van Valer received deferred stock awards covering 1,265, 2,735, 1,677, and 1,239 shares respectively, for a total of 6,916 shares of SJW Corp.’s common stock.  The deferred shares were fully vested as of December 31, 2007.  Mr. Moss chose to waive all of his 2007 annual service fees.  Mr. Drew Gibson retired from the Board on April 26, 2007 and annual service fees earned through April 26, 2007 are presented here.  For further information concerning the Deferral Election Program, see the section below entitled “Long-Term Incentive Plan - Deferral Election Program for Non-Employee Board Members.”  The following table indicates the particular service fees for the 2007 fiscal year converted into deferred stock:

Name	2007 Retainer	2007 Meeting Fees	Total Annual Service Fees
J. Philip DiNapoli	$27,000	$22,000	$49,000
Drew Gibson	$8,000	$18,500	$26,500
Douglas R. King	$27,000	$38,000	$65,000
Robert A. Van Valer	$32,000	$16,000	$48,000

(3)
As of December 31, 2007, the following non-employee directors held deferred stock  awards covering the following number of shares of SJW Corp’s common stock: Mr. Cali, 20,582 shares; Mr. DiNapoli, 27,251 shares; Mr. Gibson, 15,338 shares; Mr. King, 7,081 shares; Mr. Moss, 25,986 shares;  Mr. Toeniskoetter, 20,582 shares; Mr. Ulrich, 0 shares; and Mr. Van Valer, 2,065 shares.  Mr. Drew Gibson retired from the Board on April 26, 2007 and forfeited 2,052 shares of deferred stock at that time.  The deferred shares are attributable to each director’s participation in the Deferral Election Program and/or the Deferred Restricted Stock Program in effect under the Corporation’s Long-Term Incentive Plan.  For further information concerning the Deferral Election Program and the Deferred Restricted Stock Program, see the section below entitled “Long-Term Incentive Plan.”  The deferred shares also contain dividend equivalent rights pursuant to which the phantom dividends accumulated on those shares are converted annually into additional deferred shares.  For further information concerning such dividend equivalent rights, see the section below entitled “Dividend Equivalent Rights.”  Such dividend equivalent rights were factored into the grant date value of the deferred shares determined for financial accounting purposes under SFAS 123(R).  Pursuant to those dividend equivalent rights, the following additional deferred shares were credited to the directors on January 2, 2008:  Mr. Cali was credited with 363 shares; Mr. DiNapoli was credited with 479 shares; Mr. Gibson was credited with 357 shares; Mr. King was credited with 124 shares; Mr. Moss was credited with 457 shares; Mr. Toeniskoetter was credited with 363 shares; and Mr. Van Valer was credited with 37 shares.  At the time of such credit, the fair market value per share of the Corporation’s common stock was $33.75.

(4)
Includes a deferred stock award made to Mr. Van Valer on January 2, 2007, covering 826 shares with an aggregate fair market value of $32,000 on that date.  The deferred shares were fully vested on the grant date.

(5)	Attributable to their participation in the Director Pension Plan. For further information concerning this plan, see the section below entitled “Director Pension Plan.”

Director Annual Retainer

The following table sets forth the 2007 and 2008 annual retainer fees for the non-employee Board members of SJW Corp., San Jose Water Company, SJW Land Company and SJWTX, Inc.:

	2007	2008
SJW Corp.
Chairman	$6,000	$30,000
Other Board Members	$6,000	$15,000

San Jose Water Company
Chairman	$16,000	$60,000
Other Board Members	$16,000	$40,000

SJW Land Company
Chairman	$5,000	$20,000
Other Board Members	$5,000	$5,000

SJWTX, Inc.
Chairman	$5,000	$5,000
Other Board Members	$5,000	$5,000

Director Meeting Fees

The following table sets forth the 2007 and 2008 Board and Committee per meeting fees for the non-employee Board members of SJW Corp., San Jose Water Company, SJW Land Company and SJWTX, Inc.:

	2007	2008
SJW Corp.
Chairman	$5,000	$1,000
Other Board Members	$1,000	$1,000

SJW Corp. Committees
Audit Committee Chairman (for attending audit committee meetings)	$3,000	$3,000
Other Committee Chairman (for attending their respective committee meetings)	$2,000	$2,000
Other Board Members	$1,000	$1,000

San Jose Water Company
Chairman	$5,000	$1,000
Other Board Members	$1,000	$1,000

SJW Land Company
Chairman	$2,500	$500
Other Board Members	$500	$500

SJWTX, Inc.
Chairman	$2,500	$2,500
Other Board Members	$500	$500

The meeting fees are the same for attending Board and Committee meetings held telephonically.

In the event a non-employee director attends an in-person Board or Committee meeting by telephone, he or she will be entitled to receive the applicable per meeting fee for the first meeting attended by telephone in a calendar year and half of such meeting fee for each subsequent meeting attended by telephone in the same calendar year.

Non-employee directors may also receive fees determined on a case-by-case basis by SJW Corp.’s Executive Compensation Committee and ratified by the Board of Directors for attending additional meetings other than Board or Committee meetings, such as Board retreats, strategic planning meetings, or other programs organized by SJW Corp., San Jose Water Company, SJW Land Company, or SJWTX, Inc.

Mr. Moss elected not to receive any retainer or meeting fees for his service as a non-employee director in the 2007 and 2008 fiscal years.

Long-Term Incentive Plan

For the 2007 fiscal year, the non-employee directors were eligible to participate in two special programs implemented for them under SJW Corp.’s Long-Term Incentive Plan, as amended (“Incentive Plan” or “LTIP”).  The principal features of each program may be summarized as follows:

•	Deferral Election Program for Non-Employee Board Members

Pursuant to the Corporation’s Deferral Election Program for non-employee Board members (the “Deferral Election Program”), each non-employee member of the Corporation’s Board of Directors has the opportunity to defer:  (i) either 50 percent or 100 percent of his or her annual retainer fees for serving on the Corporation’s Board and the Board of one or more subsidiaries; and (ii) 100 percent of his or her fees for attending pre-scheduled meetings of such Boards or any committees of such Boards on which he or she serves.  The deferral election is irrevocable and must be made prior to the start of the year for which the fees are to be earned.

For the 2007 fiscal year, each non-employee member of the Corporation’s Board had the opportunity to defer such fees in the form of a deferred stock award.  Such deferred fees were converted into deferred shares on the first business day in January 2007 by dividing the deferred fees by the fair market value per share of the Corporation’s common stock on the immediately preceding business day.  The deferred shares vested in 12 equal monthly installments over the director’s period of continued Board service during the 2007 fiscal year.  To the extent vested, the deferred shares will be paid in actual shares of the Corporation’s common stock under the LTIP on a distribution commencement date tied to the director’s cessation of Board service or other pre-specified date.  The shares may be issued either in a single lump or in annual installments, as elected by the director in his deferral election related to that award.

The Deferral Election Program was amended effective January 1, 2008.  Pursuant to such amended program, the fees which a non-employee Board member of the Corporation elects to defer under the Program will no longer be converted into deferred shares of the Corporation’s common stock but will instead be credited as a dollar amount to an annual deferral election account under the Deferral Election Program.  That account will subsequently be credited with a fixed rate of interest, compounded semi-annually and set at the start of each calendar year, beginning with the 2008 calendar year, at the lower of (i) the then current 30-year long-term borrowing cost of funds to San Jose Water Company (or the equivalent thereof), as measured as of the start of such calendar year, or (ii) 120 percent of the long-term Applicable Federal Rate determined as of the start of such calendar year and based on semi-annual compounding.  The non-employee Board members will vest in the portion of their annual account attributable to each Board or Board committee on which he or she serves during a calendar year in a series of 12 equal monthly installments upon his or her completion of each calendar month of service on that Board or Board committee during such calendar year.  Distribution of the vested balance credited to such director’s annual deferral election account will be made or commence on the 30th day following his or her cessation of Board service.  The cash distribution will be made either in a lump sum or through a series of annual installments in accordance with the payment election such Board member made.

Messrs. DiNapoli, Gibson, King and Van Valer each elected to defer 100 percent of their 2007 annual retainer fees and 100 percent of their pre-scheduled meeting fees in return for deferred stock awards covering 1,265, 2,735, 1,677, and 1,239 shares respectively for a total of 6,916 shares of SJW Corp.’s common stock.  Mr. Drew Gibson retired from the Board on April 26, 2007 and forfeited 2,052 unvested deferred shares at that time.

•	Deferred Restricted Stock Program

The Corporation’s Deferred Restricted Stock Program (the “Deferred Stock Program”) was amended effective January 1, 2008.  As a result of that amendment, no new awards of deferred stock will be made under the Deferred Stock Program with respect to Board service after December 31, 2007.  However, prior to such amendment, each non-employee director who commenced Board service on or after April 29, 2003 was granted:  (i) a deferred stock award on the first business day of January next following his or her completion of at least six months of service as a Board member; and (ii) annual grants of deferred stock on the first business day of January in each of the next nine succeeding calendar years, provided he or she remained a non-employee member of the Board through such date.  The number of shares of the Corporation’s common stock underlying each annual deferred stock award was determined by dividing (i) the aggregate dollar amount of the annual retainer fees, at the levels in effect as of the date of grant, for service on the Board and for service on the Boards of Directors of the Corporation’s subsidiaries for the calendar year in which the grant is made by (ii) the fair market value per share of the Corporation’s common stock on the grant date.  The shares subject to each deferred stock award are fully vested and will be issued from the LTIP on a distribution commencement date tied to the director’s cessation of Board service or other pre-specified date.  The shares may be issued either in a single lump sum or in up to 10 annual installments, as elected by the director at the time of his or her initial entry into the Deferred Stock Program or pursuant to the special payment election made available in 2007.  A deferred stock award was made to Mr. Van Valer on January 2, 2007, covering 826 shares with an aggregate fair market value of $32,016 on that date.

Each non-employee director who commenced Board service prior to April 29, 2003 and participated in the Director Pension Plan was given the opportunity during the 2003 calendar year to elect to convert his or her accumulated benefit under that plan into a deferred stock award under the Deferred Stock Program. The accumulated benefit of each director who made such an election was converted, on September 2, 2003, into a deferred stock award of comparable value based on the fair market value per share of the Corporation’s common stock on such date. The award vested in 36 monthly installments over the director’s period of continued Board service measured from the conversion date.

In accordance with the foregoing, Messrs. Cali, DiNapoli, Gibson, Moss, and Toeniskoetter elected to have their accumulated Director Pension Plan benefits converted into deferred stock pursuant to the Deferred Stock Program.  As a result, Messrs. Cali, DiNapoli, Gibson, Moss, and Toeniskoetter each had $270,000 in Pension Plan benefits converted into a deferred stock award covering 19,014 shares of the Corporation’s common stock, based on a fair market value per share of $14.20 on the September 2, 2003 conversion date.

Director Pension Plan

Messrs. Ulrich and King continue to participate in the Director Pension Plan.  Under such plan, Messrs. Ulrich and King will each receive a series of annual cash payments following their cessation of service as a director.  Effective as of January 1, 2008, the annual payment will be equal to the dollar amount determined by multiplying the number of years  of service rendered as a non-employee member of the Corporation’s Board of Directors through December 31, 2007, up to a maximum of 10 years, by the greater of (i) the aggregate annual cash retainer fee payable for service on the Corporation’s Board and the Boards of San Jose Water Company and SJW Land Company for the 2007 fiscal year or (ii) one half of the aggregate annual cash retainer fee payable for service on such Boards that is in effect at the time of the participant’s cessation of  service on the Corporation’s Board.  Such payment will be made to the participant or his estate, for the number of years the participant served on the Corporation’s Board through December 31, 2007.  Mr. Ulrich has six full years of pre-2008 Board service and Mr. King has four full years of pre-2008 Board service.  Directors who elected to convert their accumulated Director Pension Plan benefits into deferred restricted stock in 2003 and non-employee directors who commenced Board service on or after April 29, 2003 are not eligible to participate in the Director Pension Plan.

Dividend Equivalent Rights

Dividend Equivalent Rights (“DERs”) are part of the outstanding deferred stock awards currently credited to the non-employee directors under the Deferral Election and Deferred Stock Programs.  Pursuant to those DERs, each non-employee director’s deferred stock account under each program will be credited, each time a dividend is paid on the Corporation’s common stock, with a dollar amount equal to the dividend paid per share multiplied by the number of shares at the time credited to the deferred stock account, including shares previously credited to the account by reason of the DERs.  As of the first business day in January each year, the cash dividend equivalent amounts so credited in the immediately preceding year will be converted into additional shares of deferred stock by dividing such cash amount by the average of the fair market value of the Corporation’s common stock on each of the dates in the immediately preceding year on which dividends were paid.  The additional shares of common stock that are credited based on such DERs will vest in the same manner as the deferred stock awards to which they are attributable.

Effective as of January 1, 2008, the Corporation has imposed a limitation on the maximum number of years such DERs will continue to remain outstanding.  Accordingly, the DERs will terminate with the dividends paid by the Corporation during the 2017 calendar year, with the last DER conversion into deferred stock to occur on the first business day in January 2018.  As part of the DER phase-out, each non-employee Board member was given the opportunity to make a special election by December 31, 2007 to receive a distribution from his accounts under the two programs in either (i) a lump sum distribution in any calendar year within the 10-year period from 2009 to 2018 or (ii) an installment distribution over a five or 10-year period within that 10-year period.  The amount distributable from each such account would be equal to the number of deferred shares credited to that account as of December 31, 2007 plus the number of additional deferred shares subsequently credited to that account by reason of the dividend equivalent rights existing on those deferred shares during the period prior to their distribution.  No further DERs would be paid on the distributed shares, but those shares would be entitled to actual dividends as and when paid to the Corporation’s stockholders.  Alternatively, the non-employee Board member could continue to defer each account until cessation of Board service.  Only Mr. Cali made a special payment election and elected to receive his deferred accounts in five annual installments over the five calendar-year period beginning with the 2014 calendar year.

On January 2, 2008, the following non-employee Board members were credited with additional shares of deferred stock pursuant to their DERs:  Mr. Cali, 363 shares; Mr. DiNapoli, 479 shares; Mr. Gibson, 357 shares; Mr. King, 124 shares; Mr. Moss, 457 shares; Mr. Toeniskoetter, 363 shares; and Mr. Van Valer, 37 shares.

Expense Reimbursement Policies

Under the Corporation’s Director Compensation and Expense Reimbursement Policies, each non-employee director will be reimbursed for all reasonable expenses incurred in connection with his or her attendance at Board or committee meetings of SJW Corp., San Jose Water Company, SJW Land Company or SJWTX, Inc. as well as his or her attendance at certain other meetings held by such companies.  Expenses subject to reimbursement include the expense of traveling by non-commercial aircraft if within 1,000 miles of company headquarters and approved by the Chairman of the Board, and the expense of traveling first class for any travel within the United States.  A copy of the Amended and Restated Director Compensation and Expense Reimbursement Policies is attached as Exhibit 10.23 to the Form 10-K filed on March 10, 2008.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends that shareholders vote FOR the election of the eight nominees listed on page 4.

PROPOSAL 2

APPROVAL OF THE EXECUTIVE OFFICER SHORT-TERM INCENTIVE PLAN

On February 28, 2008, the Board of Directors unanimously approved, subject to shareholder approval at the annual meeting, the Executive Officer Short-Term Incentive Plan (the “Incentive Plan”).  Shareholder approval will allow bonuses paid under the Incentive Plan to qualify as performance-based compensation that is not subject to the $1 million per person limitation imposed under Section 162(m) of the Internal Revenue Code (“Section 162(m)”) on the income tax deductibility of compensation paid to certain of the Corporation’s executive officers.

Summary of the Short-Term Incentive Plan

The following is a summary of the principal features of the Incentive Plan.  The summary, however, is not intended to be a complete description of all the terms of the Incentive Plan and is qualified in its entirety by reference to the complete text of the Incentive Plan.  Shareholders may obtain a copy of the actual plan document upon written request to the Corporation’s Corporate Secretary at the Corporation’s principal offices at 374 West Santa Clara Street, San Jose, California  95113.

General.  The purpose of the Incentive Plan is to provide the Corporation’s executive officers with the opportunity to earn incentive bonuses tied to the achievement of specific goals based on financial and/or non-financial performance metrics.  Provided certain requirements are satisfied, the bonuses paid under the Incentive Plan will qualify as performance-based compensation not subject to the limitations on income tax deductibility imposed under Section 162(m).

Eligibility.  Participation in the Incentive Plan will be limited to the Corporation’s executive officers.  As of January 31, 2008, four executive officers were eligible to participate in the Incentive Plan.

Administration.   The Incentive Plan will be administered by the Executive Compensation Committee (the “Committee”).  Each member of such Committee will qualify as an “outside director” for purposes of Section 162(m).  The Committee will have the authority to: (i) establish the duration of each performance period, (ii) select the eligible individuals who are to participate in the Incentive Plan for that performance period, (iii) determine the specific performance objectives for that performance period at one or more designated levels of attainment, and (iv) set the bonus potential for each participant at each corresponding level of attainment.  The Committee will also have the discretion to reduce the actual bonus payable to any participant below the bonus potential which would otherwise be payable based on the attained level of performance for the period.  In its capacity as administrator, the Committee may adopt rules and regulations for the administration of the Incentive Plan and interpret any and all provisions of the Incentive Plan.  All determinations of the Committee will be final and binding on all persons.

Performance Objectives.  Under the Incentive Plan, participants will be eligible to receive cash bonuses based upon the attainment of the performance objectives established by the Committee for a designated performance period.  Each performance period established by the Committee may range in duration from a minimum period of 12 months to a maximum period of 36 months.  The initial performance period will be the 12-month period beginning January 1, 2009 and ending December 31, 2009.

For each performance period, the performance objectives may be based on one or more of the following financial and non-financial performance criteria: (i) pre-tax or after-tax earnings, profit or net income, (ii) revenue or revenue growth, (iii) earnings per share, (iv) return on assets, capital or shareholder equity, (v) total shareholder return, (vi) gross or net profit margin, (vii) cash flow, (viii) approved rate increases, (ix) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation, (x) increases in customer base, (xi) operating income, net operating income or net operating income after recorded tax expense; (xii) operating profit, net operating profit or net operating profit after recorded tax expense, (xiii) operating margin, (xiv) cost reductions or other expense control objectives, (xv) market price of the Corporation’s common stock, whether measured in absolute terms or in relationship to earnings or operating income, (xvi) compliance with applicable environmental requirements or applicable regulatory requirements, (xvii) budget objectives, (xviii) working capital, (xix) mergers, acquisitions or divestitures, (xx) attainment of water industry objectives measured in terms of water quality, service, reliability and efficiency or (xxi) measures of customer satisfaction.

Such performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any parent or subsidiary.  In addition, each applicable performance criteria may be structured at the time of establishment to provide for appropriate adjustment for one or more of the following items: (i) asset impairments or write-downs; (ii) litigation judgments or claim settlements; (iii) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results; (iv) accruals for reorganization and restructuring programs; (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year; (vi) the operations of any business acquired by the Corporation or any parent or subsidiary or of any joint venture in which the Corporation or any parent or subsidiary participates; (vii) the divestiture of one or more business operations or the assets thereof or (viii) the costs incurred in connection with such acquisitions or divestitures.

Establishment of Performance Objectives.   The Committee will, within the first 90 days of each performance period, establish the specific performance objectives for that period.  In no event may a performance objective be established at a time when no substantial uncertainty exists as to its attainment.  For each performance objective, the Committee may establish up to three potential levels of attainment: threshold, target and above-target levels of attainment.  At the time the performance objectives for a particular period are established, the Committee will also set the bonus potential for each participant at each of the designated levels of performance.  Alternatively, the Committee may establish a linear formula for determining the bonus potential at various points of performance goal attainment.

Actual Bonus Awards.  The total actual bonus amount to be paid for each performance period will be determined by the Committee on the basis of the Corporation’s actual performance relative to each of the performance objectives established for that period.  Accordingly, each performance objective will be measured separately in terms of actual level of attainment and will be weighted, equally or in such other proportion as the Committee determines at the time the performance objectives are established, in determining the actual bonus payable to each participant.  For example, if four performance objectives are established for a performance period and weighted equally, each of those objectives attained at target level will contribute an amount equal to 25 percent of the bonus payable at target level for that period, and each objective attained at the above-target level will contribute to the bonus payable to the participant for that period an amount equal to 25 percent of the above-target bonus payable at that level. However, no bonus amount will be payable with respect to any performance objective, unless the specified threshold level for that objective is attained.

No bonuses will be paid until the Committee certifies the actual level of attained performance for the performance period. If the actual level of attainment is between two of the designated performance levels, the bonus amount will be interpolated on a straight-line basis.  In no event will any participant receive a bonus in excess of the amount determined on the basis of the bonus potential (as so interpolated) established for the particular level of performance attained for the period.  In addition, the Committee will have the discretion to reduce or eliminate the bonus that would otherwise be payable to one or more participants on the basis of the certified level of attained performance.

Payment of Awards.   The bonuses earned for each performance period will be paid in cash as soon as practicable following the determination and certification of the actual performance levels for the performance period. The scheduled payment date will be the first business day of March of the calendar year immediately following the calendar year in which the performance period ends. However, one or more participants may defer the receipt of their bonus payments until their separation from service or other designated date through a timely election made under San Jose Water Company’s Special Deferral Election Plan.

Maximum Award.   The maximum bonus payment that any one participant may receive under the Incentive Plan will be limited to $1,000,000 per each 12-month period included within the applicable performance period, up to a maximum bonus of $3,000,000 for a maximum performance period of 36 months.

Prorated Awards.  A participant will not be entitled to any bonus payment for a particular period if that participant’s employment with the Corporation (or its parent or subsidiaries) ceases for any reason prior to the end of that period.  However, the following participants will receive a portion of the bonus to which they would otherwise have been entitled on the basis of the Corporation’s attained level of performance had they continued in the employ of the Corporation (or one of its parent or subsidiaries) through the end of the performance period:

(i)	any participant who ceases employment due to death or disability,

(ii)
any participant whose employment terminates under circumstances that would entitle such individual to a full or prorata bonus pursuant to the express terms of any agreement or arrangement to which that individual and the Corporation are parties, and

(iii)	any participant whose employment terminates under special circumstances that warrant, in the Committee’s sole discretion, a prorated bonus award under the Incentive Plan.

In no event will any prorated bonus payment be made if the applicable performance goals are not attained at threshold level or above.

Term of Incentive Plan.  The Incentive Plan will be effective upon shareholder approval at the annual meeting and will continue in effect each year thereafter until terminated by the Committee.  The first performance period will start on January 1, 2009.

Amendment and Termination.   The Committee may amend, suspend or terminate the Incentive Plan at any time, provided such action does not adversely affect the rights and interests of participants accrued to date under the Incentive Plan or otherwise impair their ability to earn bonus awards based on the performance objectives established by the Committee for the then current performance period.  Any amendment or modification of the Incentive Plan will be subject to shareholder approval to the extent required under Section 162(m) of the Internal Revenue Code or any other applicable law or regulation.

Federal Income Tax Consequences.   Under present federal income tax laws, participants will recognize taxable income equal to the bonus payment that they receive under the Incentive Plan.  Such taxable income will be recognized in the year the bonus payment is made to them.  The Corporation will be entitled to an income tax deduction, equal to the amount of the taxable income recognized by the participants, for the taxable year for which the bonus is earned, provided such payment is made within two and one-half months following the close of that year; otherwise, the deduction will be deferred to the taxable year of payment.  The bonus payments should qualify as performance-based compensation that is not subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

New Plan Benefits

The Incentive Plan will not be implemented until the 2009 fiscal year.  Accordingly, there are no awards currently outstanding under the Incentive Plan for the 2008 fiscal year.

Required Vote

Approval of the Incentive Plan requires the affirmative vote of a majority of the shares of common stock present in person or represented by proxy and voting at the annual meeting, provided such affirmative vote is also equal to at least a majority of the shares required to constitute a quorum.  For the effects of abstentions and broker non-votes on this Proposal see, “Voting Rights and Solicitation  - Quorum and Votes Required” on page 2 of this proxy statement.

In the absence of such shareholder approval, the Incentive Plan will not be implemented.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 2 is in the best interests of the Corporation and in the best interests of the shareholders and unanimously recommends a vote FOR this Proposal.  Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR this Proposal.

PROPOSAL 3

APPROVAL OF THE AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN

The shareholders are being asked to vote on a proposal to approve the amendment and restatement of the Corporation’s Long-Term Incentive Plan (the “LTIP”) which was adopted by the Board of Directors on January 30, 2008.  The LTIP was initially adopted by the Board of Directors on March 6, 2002 and approved by the Corporation’s shareholders on April 18, 2002.  The LTIP has been subsequently amended on several occasions before the adoption of the amendment and restatement which is the subject of this Proposal.  Shareholder approval of the amended and restated LTIP will not affect any outstanding awards made under the LTIP prior to the restatement, and those awards will continue to be governed by the existing terms and provisions of the applicable agreements evidencing those awards.

Incentive compensation programs play a pivotal role in the Corporation’s efforts to attract and retain key personnel essential to the Corporation’s long-term growth and financial success.  For that reason, the Corporation has structured the LTIP amendment and restatement to provide more flexibility in designing cash and equity incentive programs in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock, restricted stock units and performance shares.  Accordingly, the LTIP as so amended and restated will provide the Corporation with a broader array of equity incentives to utilize for purposes of attracting and retaining the services of key individuals.

The amended and restated LTIP will effect the following modifications to the plan:

(1)
Obtain shareholder approval of an expanded list of financial and non-financial criteria  that may serve as the performance goals  for the vesting of awards so that those awards may qualify as performance-based compensation not subject to the $1 million limitation on income tax deductibility per executive officer imposed under Section 162(m) of the Internal Revenue Code ( “Section 162(m)”);

(2)
Clarify the gross counting provisions in effect under the LTIP to assure that the share reserve is reduced by the gross number of shares that vest and become issuable under each award, and not by the net number actually issued in settlement of that award;

(3)	Specifically authorize the issuance of restricted stock unit awards;

(4)
Define the applicable change in control transactions that may result in the accelerated vesting of outstanding awards, either upon the closing of the transaction or upon the subsequent termination of service with the Corporation;

(5)	Expand the capital adjustment provisions to allow for equitable adjustments to outstanding awards to reflect spin-off transactions and extraordinary dividends;

(6)	Expressly prohibit the repricing of outstanding stock options and stock appreciation rights;

(7)	Extend the term of the Plan until April 29, 2018;

(8)
Expand the class of persons eligible to receive awards under the LTIP to include all employees, the non-employee members of the Board of Directors of any parent or subsidiary and consultants in the service of the Corporation or any parent or subsidiary; and

(9)	Introduce the performance unit bonus program and impose a dollar limitation on the size of the cash awards that may be made per participant under that program.

The principal terms and provisions of the LTIP as amended and restated are summarized below. The summary, however, is not intended to be a complete description of all the terms of the LTIP as amended and restated and is qualified in its entirety by reference to the complete text of the amended and restated LTIP.  Shareholders may obtain a copy of the actual amendment and restatement of the LTIP upon written request to the Corporate Secretary at the Corporation’s principal offices at 374 West Santa Clara Street, San Jose, California 95113.

Incentive Programs

The LTIP as amended and restated will be divided into three separate incentive compensation programs: (i) the discretionary grant program, (ii) the stock issuance program and (iii) the incentive bonus program.  The principal features of each program are described below.  The special incentive compensation programs previously established for the non-employee Board members under the Plan, namely, the Deferral Election Program and the Deferred Restricted Stock Program, each as amended as of December 6, 2007, shall continue in effect under the amended and restated LTIP.

Administration

The Executive Compensation Committee of the Board of Directors will have the exclusive authority to administer the discretionary grant, stock issuance and incentive bonus programs with respect to awards made to the Corporation’s executive officers and non-employee Board members and will also have the authority to make awards under those programs to all other eligible individuals. However, the Board of Directors may at any time appoint a secondary committee of two or more Board members to have separate but concurrent authority with the Executive Compensation Committee to make awards under those programs to individuals other than executive officers and non-employee Board members, or the Board of Directors may itself administer the programs with respect to such individuals.

The Executive Compensation Committee may make awards under the LTIP to any and all non-employee Board members upon such terms and conditions as the Executive Compensation Committee deems appropriate in its sole discretion or pursuant to one or more formulaic programs which provide for the automatic grant of such awards in such amounts, at such times and subject to such terms as the Executive Compensation Committee may designate in advance, in each instance subject to the express provisions and limitations of the LTIP.  The Executive Compensation Committee may also implement one or more programs which provide the non-employee Board members with the opportunity to elect in  advance to receive specific types of awards under the LTIP, either on a current or deferred basis, in lieu of retainer or meeting fees otherwise payable to them in cash for their service as non-employee Board members and/or as members of one or more Board committees (or for their service as members of the Board of Directors of any parent or subsidiary company or any committee of such Board).  However, all discretionary awards to non-employee Board members authorized by the Executive Compensation Committee and all formulaic programs implemented by the Executive Compensation Committee for such Board members will be subject to approval and ratification by a majority of the Board.

The term “plan administrator,” as used in this summary, will mean the Executive Compensation Committee, the Board of Directors and any secondary committee of the Board, to the extent each such entity is acting within the scope of its administrative authority under the LTIP.

Eligibility

Officers and employees, as well as independent consultants and contractors, in the Corporation’s employ or service or in the employ or service of any parent or subsidiary company (whether now existing or subsequently established) will be eligible to participate in the discretionary grant, stock issuance and incentive bonus programs.  The non-employee members of the Corporation’s Board of Directors or of the Board of Directors of any parent or subsidiary company (whether now existing or subsequently established) will also be eligible to participate in those three programs, including any formulaic plans established under one or more of those programs.

As of January 31, 2008, approximately 374 employees (including four executive officers) and 10 non-employee Board members were eligible to participate in the discretionary grant, stock issuance and incentive bonus programs.

Securities Subject to LTIP

1,800,000 Shares of the Corporation’s common stock have been reserved for issuance over the term of the LTIP.  As of January 31, 2008, 113,156 shares were subject to outstanding options under the LTIP, 218,274 shares were subject to vested stock awards outstanding under such plan and 50,323 shares were subject to unvested stock awards outstanding under such plan.  An additional 1,316,819 shares remained unallocated and available for future award.

Awards made under the LTIP are subject to the following per-participant limitations in order to provide the plan administrator with the opportunity to structure one or more of those awards as performance-based compensation under Section 162(m):

(1)
For awards denominated in shares of the Corporation’s common stock (whether payable in such common stock, cash or a combination of both), no participant in the LTIP may receive awards for more than 600,000 shares of common stock in any single calendar year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Shareholder approval of this proposal will also constitute approval of that 600,000-share limitation for purposes of Section 162(m). Accordingly, such limitation will assure that any deductions to which the Corporation would otherwise be entitled upon the exercise of stock options or stock appreciation rights granted under the discretionary grant program will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).  In addition, one or more shares issued under the stock issuance program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the vesting of those shares is tied to the attainment of pre-established milestones based on one or more of the performance criteria discussed below in the summary description of that program.

(2)
For awards denominated in dollars (whether payable in cash, shares of the Corporation’s common stock, or both), no participant in the LTIP may receive awards with an aggregate dollar value in excess of $1 million per calendar year within the applicable performance measurement period (which may not exceed three calendar years), with such limitation to be measured at the time the award is made.  Shareholder approval of this proposal will also constitute approval of that $1 million per year limitation for purposes of Section 162(m).  Accordingly, such limitation will assure that any deductions to which the Corporation would otherwise be entitled upon the payment of cash bonuses or the cash settlement of performance units will not be subject to the $1 million limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m), to the extent the vesting of those awards is tied to the attainment of pre-established milestones based on one or more of the performance criteria discussed below in the summary description of the stock issuance program.

In addition, the maximum number of shares for which awards may be made under the LTIP to any one non-employee Board member will be limited to 4,000 shares in the aggregate per calendar year, except that such limit will be increased to 10,000 shares for the year in which the non-employee Board member is first appointed or elected to the Board.  Both limitations will be subject to adjustment for subsequent stock splits, stock dividends and similar transactions.

The shares of the Corporation’s common stock issuable under the LTIP may be drawn from shares of authorized but unissued common stock or from shares of common stock that the Corporation’s acquires, including shares purchased on the open market or in private transactions.

Shares subject to outstanding awards under the LTIP that expire or otherwise terminate prior to the issuance of those shares will be available for subsequent issuance under the plan. Any unvested shares issued under the LTIP that are subsequently forfeited or that the Corporation repurchases, at a price not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the LTIP will be added back to the share reserve and will accordingly be available for subsequent issuance.

There are no net counting provisions in effect under the LTIP.  Accordingly, the following share counting procedures will apply in determining the number of shares of common stock available from time to time for issuance under the LTIP:

(1)
Should the exercise price of an option be paid in shares of the Corporation’s common stock, then the number of shares reserved for issuance under the LTIP will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

(2)
Should shares of common stock otherwise issuable under the LTIP be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or settlement of an award under the plan, then the number of shares of common stock available for issuance under the LTIP will be reduced by the full number of shares that were issuable under the award, and not by the number of shares actually issued after any such share withholding.

(3)
Upon the exercise of any stock appreciation right granted under the LTIP, the share reserve will be reduced by the gross number of shares as to which such stock appreciation right is exercised, and not by the net number of shares actually issued upon such exercise.

Equity Incentive Programs

Discretionary Grant Program. Under the discretionary grant program, eligible persons may be granted options to purchase shares of the Corporation’s common stock or stock appreciation rights tied to the value of such common stock.  The plan administrator will have complete discretion to determine which eligible individuals are to receive option grants or stock appreciation rights, the time or times when those options or stock appreciation rights are to be granted, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the grant, the maximum term for which the granted option or stock appreciation right is to remain outstanding and the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws.

Each granted option will have an exercise price per share determined by the plan administrator, but the exercise price will not be less than the fair market value of the option shares on the grant date.  No granted option will have a term in excess of 10 years.  The shares subject to each option will generally vest in one or more installments over a specified period of service measured from the grant date.  However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares.  The shares acquired under such immediately exercisable options will be subject to repurchase by the Corporation, at the lower of the exercise price paid per share or the fair market value per share, if the optionee ceases service prior to vesting in those shares.  In addition, one or more awards may be structured so that those awards will vest and become exercisable only after the achievement of pre-established corporate performance objectives.

Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding vested options.  The plan administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, to provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding.

The LTIP  will allow the issuance of two types of stock appreciation rights under the discretionary grant program:

(1)
Tandem stock appreciation rights granted in conjunction with stock options which provide the holders with the right to surrender the related option grant for an appreciation distribution from the Corporation in an amount equal to the excess of (i) the fair market value of the vested shares of the Corporation’s common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares.

(2)
Stand-alone stock appreciation rights which allow the holders to exercise those rights as to a specific number of shares of the Corporation’s common stock and receive in exchange an appreciation distribution from the Corporation in an amount equal to the excess of (i) the fair market value of the shares of common stock as to which those rights are exercised over (ii) the aggregate exercise price in effect for those shares.  The exercise price per share may not be less than the fair market value per share of the Corporation’s common stock on the date the stand-alone stock appreciation right is granted, and the right may not have a term in excess of 10 years.

The appreciation distribution on any exercised tandem or stand-alone stock appreciation right may be paid in (i) cash, (ii) shares of the Corporation’s common stock or (iii) a combination of cash and shares of common stock.  Upon cessation of service with the Corporation, the holder of a vested stock appreciation right will have a limited period of time in which to exercise that vested right.  The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding stock appreciation rights may be exercised and/or to accelerate the exercisability or vesting of those stock appreciation rights in whole or in part. Such discretion may be exercised at any time while the stock appreciation right remains outstanding.

Repricing Prohibition.  The plan administrator may not implement any of the following repricing programs without obtaining shareholder approval:  (i) the cancellation of outstanding options or stock appreciation rights in return for new options or stock appreciation rights with a lower exercise price per share, (ii) the cancellation of outstanding options or stock appreciation rights with exercise prices per share in excess of the then current fair market value per share of the Corporation’s common stock for consideration payable in equity securities of the Corporation or (iii) the direct reduction of the exercise price in effect for outstanding options or stock appreciation rights, other than in connection with certain changes in the Corporation’s capital structure as described in the Changes in Capitalization section below.

Stock Issuance Program.  Shares may be issued under the stock issuance program subject to performance or service vesting requirements established by the plan administrator.  Shares may also be issued as a fully-vested bonus for past services without any cash outlay required of the recipient. Shares may also be issued under the program pursuant to restricted stock units which entitle the recipients to receive those shares upon the attainment of designated performance goals and/or the completion of a prescribed service period or upon the expiration of a designated deferral period following the vesting of those units, including (without limitation) a deferred distribution date following the termination of the recipient’s service with the Corporation. Performance shares may also be issued under the program in accordance with the following parameters:

(1)
The vesting of the performance shares will be tied to the attainment of performance objectives over a specified performance period, all as established by the plan administrator at the time of the award.

(2)
At the end of the performance period, the plan administrator will determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

(3)
The performance shares which so vest will be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the plan administrator at the time the performance shares are awarded or the period selected by the participant in accordance with the applicable requirements of Section 409A of the Internal Revenue Code (“Code”).

(4)	Performance shares may be paid in cash or shares of the Corporation’s common stock.

(5)
Performance shares may also be structured so that the shares are convertible into shares of the Corporation’s common stock, but the rate at which each performance share is to so convert will be based on the attained level of performance for each applicable performance objective.

The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive awards under the stock issuance program, the time or times when those awards are to be made, the form of those awards, the number of shares subject to each such award, the vesting schedule (if any) to be in effect for the award, the issuance schedule for the shares which vest under the award and the cash consideration (if any) payable per share.

However, the following limitations will apply with respect to the vesting schedules established for awards made under the stock issuance program:  (i) for any award which is to vest in the basis of service, the minimum vesting period is three years, with incremental vesting to occur over that period as determined by the plan administrator, and (ii) for any award which is to vest on the basis of performance objectives, the performance period will have a duration of at least one year.

In order to assure that the compensation attributable to one or more awards made under the stock issuance program or the incentive bonus program described below will qualify as performance-based compensation that will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will also have the discretionary authority to structure one or more awards under those programs so that the awards will vest only upon the achievement of certain pre-established  performance goals based on one or more of the following criteria:  (i) pre-tax or after-tax earnings, profit or net income, (ii) revenue or revenue growth, (iii) earnings per share, (iv) return on assets, capital or shareholder equity, (v) total shareholder return, (vi) gross or net profit margin, (vii) cash flow, (viii) approved rate increases, (ix) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation, (x) increases in customer base, (xi) operating income, net operating income or net operating income after recorded tax expense; (xii) operating profit, net operating profit or net operating profit after recorded tax expense, (xiii) operating margin, (xiv) cost reductions or other expense control objectives, (xv) market price of the Corporation’s common stock, whether measured in absolute terms or in relationship to earnings or operating income, (xvi) compliance with applicable environmental requirements or applicable regulatory requirements, (xvii) budget objectives, (xviii) working capital, (xix) mergers, acquisitions or divestitures, (xx) attainment of water industry objectives measured in terms of water quality, service, reliability and efficiency or (xxi) measures of customer satisfaction.  Each performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any parent or subsidiary.  Each applicable performance goal may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned.  Each applicable performance goal may be structured at the time of the award to provide for appropriate adjustment for one or more of the following items:  (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Corporation’s annual report to shareholders for the applicable year; (F) the operations of any business acquired by the Corporation or any parent or subsidiary or of any joint venture in which the Corporation or any parent or subsidiary participates; (G) the divestiture of one or more business operations or the assets thereof; or (H) the costs incurred in connection with such acquisitions or divestitures.

Outstanding awards under the stock issuance program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained.  The plan administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained.  However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in connection with a change in control, as described under the heading “General Provisions - Vesting Acceleration.”

Incentive Bonus Program.  Performance unit awards and dividend equivalent rights may be awarded under the incentive bonus program.  Performance unit awards will be subject to the following parameters:

(1)
A performance unit will represent a participating interest in a special bonus pool tied to the attainment of pre-established performance objectives.  The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each performance unit which becomes due and payable upon the attained level of performance will be determined by dividing the amount of the resulting bonus pool (if any) by the total number of performance units issued and outstanding at the completion of the applicable performance period.

(2)
Performance units may also be structured to include a service-vesting requirement which the participant must satisfy following the completion of the performance period in order to vest in the performance units awarded with respect to that performance period.

(3)
Performance units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable service-vesting requirement may be paid in cash or shares of the Corporation’s common stock valued at fair market value on the payment date.

The plan administrator will have complete discretion under the program to determine which eligible individuals are to receive awards under the program, the time or times when those awards are to be made, the form of each such award, the performance objectives for each such award, the amount payable at one or more designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such award and the method by which the award is to be settled (cash or shares of the Corporation’s common stock).

In order to assure that the compensation attributable to one or more awards under the incentive bonus program will qualify as performance-based compensation which will not be subject to the $1 million limitation on the income tax deductibility of the compensation paid per executive officer which is imposed under Section 162(m), the plan administrator will also have the discretionary authority to structure one or more awards so that cash or shares of common stock subject to those awards will vest only upon the achievement of certain pre-established performance goals based on one or more of the performance goals described above in the summary of the stock issuance program.

The plan administrator will have the discretionary authority at any time to accelerate the vesting of any and all awards outstanding under the incentive bonus program.  However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards which were intended at the time of issuance to qualify as performance-based compensation under Section 162(m), except in connection with a change in control as described under the heading “General Provisions - Vesting Acceleration.”

Dividend equivalent rights may also be issued under the incentive bonus program, either as stand-alone awards or in tandem with other awards made under the LTIP. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of the Corporation’s common stock) which is made per issued and outstanding share of the Corporation’s common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of common stock or may be deferred to a later date.  Payment may be made in cash or shares of common stock.

Stock Awards - LTIP

No stock option grants were made under the LTIP from January 1, 2007 through January 31, 2008.

The following table sets forth, as to the Corporation’s Chief Executive Officer, Chief Financial Officer, the two other most highly compensated executive officers of the Corporation and the other individuals and groups indicated, the number of shares of the Corporation’s common stock subject to restricted stock, deferred restricted stock or restricted stock unit awards made under the LTIP from January 1, 2007 through January 31, 2008.  The reported stock awards also include shares of common stock attributable to dividend equivalent rights on existing stock awards, whether or not those latter awards were made during the indicated period.

Name and Position	Number of Shares Subject to Stock Award (#)
W. Richard Roth, President and Chief Executive Officer	49,500
George J. Belhumeur, Senior Vice President of Operations	1,704
Angela Yip, Chief Financial Officer and Treasurer	1,702
R. Scott Yoo, Chief Operating Officer	3,287

All current executive officers as a group (4 persons)	56,193

Non-Employee Directors :
Mark L. Cali	759
J. Philip DiNapoli	2,244
Drew Gibson (1)	2,065
Douglas R. King	1,905
George E. Moss	957
Charles J. Toeniskoetter	759
Frederick R. Ulrich, Jr.	0
Robert A. Van Valer	2,102

All non-employee directors as a group (8 persons)	10,791

All employees, including current officers who are not executive officers, as a group (6 persons)	2,818

(1)	Mr. Drew Gibson served on the Board of Directors until April 26, 2007.

New Plan Benefits

As of January 31, 2008, only one award had been made that was subject to shareholder approval of the amended and restated LTIP that is the subject of this Proposal.  On January 30, 2008, the Corporation’s Chief Executive Officer received a restricted stock unit award (the “RSU Award”) covering 7,000 shares of the Corporation’s common stock.  The RSU Award is subject to both performance vesting and service vesting components.  The performance vesting requirement is tied to the Corporation’s attainment of a total shareholder return  of at least eight percent per annum, compounded annually, over the three-year period beginning January 1, 2008 and ending December 31, 2010 and is designed to allow the RSU Award to qualify as performance-based compensation under Section 162(m) that will not be subject to the $1 million  limitation on income tax deductibility, unless the vesting is accelerated in connection with a change in control or upon Mr. Roth’s termination of employment under certain specified circumstances.  However, the RSU Award will in no event qualify as such performance-based compensation unless the shareholders approve the amended and restated LTIP, including the list of performance criteria summarized above.  Accordingly, the RSU Award is by its terms subject to shareholder approval of the amended and restated LTIP that is the subject of this Proposal and will terminate and become null and void if such shareholder approval is not obtained.  On January 30, 2008, the Corporation’s Chief Executive Officer also received an RSU Award covering an additional 14,000 shares of the Corporation’s common stock.  That award is subject to service vesting in successive equal annual installments over a three-year period, subject to accelerated vesting upon a change in control of the Corporation or termination of employment under certain circumstances.  Such award is not subject to shareholder approval of this Proposal.  On January 30, 2008, an officer of a subsidiary of the Corporation also received an RSU Award covering 1,041 shares of the Corporation’s common stock.  That award is subject to service vesting in successive equal annual installments over a four-year period and is not subject to shareholder approval of this Proposal.

General Provisions

Vesting Acceleration.  In the event the Corporation should experience a change in control, the following special vesting acceleration provisions will be in effect for all outstanding awards under the discretionary grant, stock issuance and incentive bonus programs:

(1)
Each outstanding award will automatically accelerate, in full, upon a change in control, if that award is not assumed or otherwise continued in effect by the successor corporation or replaced with a cash incentive program which preserves the intrinsic value of the award and provides for the subsequent vesting and payout of that value in accordance with the same vesting schedule in effect for that award.

(2)
The plan administrator will have complete discretion to grant one or more awards that will vest in the event the individual’s service with the Corporation or the successor entity terminates within a designated period following a change in control transaction in which those awards are assumed or otherwise continued in effect.

(3)
The plan administrator will have the discretion to structure one or more awards so that those awards will immediately vest upon a change in control, whether or not they are to be assumed or otherwise continued in effect.

(4)
Unless the plan administrator establishes a different definition for one or more awards, a change in control will be deemed to occur for purposes of the LTIP in the event (a) the Corporation is acquired by merger or asset sale, (b) there occurs any transaction or series of related transactions pursuant to which any person or group of related persons becomes directly or indirectly the beneficial owner of securities possessing (or convertible into or exercisable for securities possessing) 30 percent or more of the total combined voting power of the Corporation’s outstanding securities or (c) there is a change in the majority of the Board of Directors over a period of 36 months or less occasioned by one or more contested elections of Board members.

The plan administrator’s authority to accelerate vesting in connection with a change in control extends to any awards intended to qualify as performance-based compensation under Section 162(m), even though the accelerated vesting of those awards may result in their loss of performance-based status under Section 162(m).

Changes in Capitalization.  In the event any change is made to the outstanding shares of the Corporation’s common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change in corporate structure effected without the Corporation’s receipt of consideration or should the value of the outstanding shares of the Corporation’s common stock be substantially reduced by reason of a spin-off transaction or extraordinary dividend or distribution, equitable adjustments will be made to:  (i) the maximum number and/or class of securities issuable under the LTIP; (ii) the maximum number and/or class of securities for which any one person may be granted common stock-denominated awards under the LTIP  per calendar year; (iii) the number and/or class of securities and the exercise price or base price per share in effect for outstanding awards under the discretionary grant program, (iv) the number and/or class of securities subject to each outstanding award under the stock issuance program and the cash consideration (if any) payable per share, (v) the maximum number and/or class of securities for which any one non-employee Board member may be granted common stock-denominated awards under the LTIP per calendar year, and (vi) the number and/or class of securities subject to each outstanding award under the incentive bonus program denominated in shares of the Corporation’s common stock.  Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the LTIP or the outstanding awards thereunder.

Valuation. The fair market value per share of the Corporation’s common stock on any relevant date under the LTIP will be deemed to be equal to the closing selling price per share on that date on the New York Stock Exchange (or any other national securities exchange on which the common stock is at the time primarily traded). On January 31, 2008, the fair market value per share of the Corporation’s common stock determined on such basis was $30.23.

Shareholder Rights and Transferability.  No optionee will have any shareholder rights with respect to the option shares until such optionee has exercised the option and paid the exercise price for the purchased shares.  The holder of a stock appreciation right will not have any shareholder rights with respect to the shares subject to that right unless and until such person exercises the right and becomes the holder of record of any shares of the common stock distributed upon such exercise.  Options are not assignable or transferable other than by will or the laws of inheritance following optionee’s death, and during the optionee’s lifetime, the option may only be exercised by the optionee.  However, the plan administrator may structure one or more non-statutory options under the LTIP so that those options will be assignable during the optionee’s lifetime, by gift or pursuant to a domestic relations order, to one or more members of the optionee’s family or to a trust established for the optionee and/or one or more such family members or to the optionee’s former spouse.  Stand alone stock appreciation rights will be subject to the same transferability restrictions applicable to non-statutory options.

A participant will have full shareholder rights with respect to any shares of common stock issued to him or her under the LTIP, whether or not his or her interest in those shares is vested.  A participant will not have any shareholder rights with respect to the shares of common stock subject to a restricted stock unit or performance share award until that award vests and the shares of common stock are actually issued thereunder.  However, dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or performance shares, subject to such terms and conditions as the plan administrator may deem appropriate.

Special Tax Election.  The plan administrator may provide one or more holders of awards under the LTIP with the right to have the Corporation withhold a portion of the shares otherwise issuable to such individuals in satisfaction of the withholding taxes to which they become subject in connection with the exercise, vesting or settlement of those awards.  Alternatively, the plan administrator may allow such individuals to deliver previously acquired shares of the Corporation’s common stock in payment of such withholding tax liability.

Amendment and Termination. The Board of Directors may amend or modify the LTIP at any time; provided however, that shareholder approval will be required for any amendment which materially increases the number of shares of common stock authorized for issuance under the LTIP (other than in connection with certain changes to the Corporation’s capital structure as explained above), materially expands the class of individuals eligible to participate in the LTIP, expands the types of awards which may be made under the LTIP or extends the term of the LTIP  or to the extent such shareholder approval may otherwise be required under applicable law or regulation or pursuant to the listing standards of the stock exchange on which the Corporation’s common stock is at the time traded.  Unless sooner terminated by the Corporation’s Board of Directors, the LTIP will terminate on the earliest of (i) April 29, 2018, (ii) the date on which all shares available for issuance under the LTIP have been issued as fully-vested shares or (iii) the termination of all outstanding awards in connection with certain changes in control or ownership.

Summary of Federal Income Tax Consequences

The following is a summary of the Federal income taxation treatment applicable to the Corporation and the participants who receive awards under the LTIP.

Option Grants.  Options granted under the discretionary grant program may be either incentive stock options which satisfy the requirements of Section 422 of the Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Options.  No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes.  The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions.  For Federal tax purposes, dispositions are divided into two categories:  (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition is granted and more than one year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount  realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee.  Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then the Corporation will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition.  The Corporation will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Non-Statutory Options.  No taxable income is recognized by an optionee upon the grant of a non-statutory option.  The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.  The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option.  The deduction will in general be allowed for the Corporation’s taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right.  The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income.  The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the stock appreciation right.  The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Restricted Stock Awards.  The recipient of unvested shares of common stock issued under the LTIP will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares.  The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares.  If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest.  The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the unvested shares.  The deduction will in general be allowed for the Corporation’s taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units.  No taxable income is recognized upon receipt of restricted stock units.  The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder.  The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income.  The Corporation will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance Shares/Performance Units.  No taxable income is recognized upon receipt of such an award.  The holder will recognize ordinary income in the year in which the performance shares or performance units are settled.  The amount of that income will be equal to the fair market value of the shares of common stock or cash received in settlement of the award, and the holder will be required to satisfy the tax withholding requirements applicable to such income.  The Corporation will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the performance shares or the performance units at the time the award is settled.  That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights.  No taxable income is recognized upon receipt of a dividend equivalent right award.  The holder will recognize ordinary income in the year in which the payment in settlement of the accrued dividend equivalents is made to the holder, whether in cash, securities or other property.  The amount of that income will be equal to the cash or fair market value of any securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income.  The Corporation will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the settlement payment is made to such holder.  That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Deductibility of Executive Compensation.  It is anticipated that any compensation deemed paid by the Corporation in connection with the exercise of options or stock appreciation rights will qualify as performance-based compensation for purposes of Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of the Corporation’s executive officers.  Accordingly, the compensation deemed paid with respect to options and stock appreciation rights granted under the LTIP should remain deductible by the Corporation without limitation under Section 162(m).  However, any compensation deemed paid by the Corporation in connection with shares issued under the stock issuance program or shares or cash issued under the incentive bonus program will be subject to the $1 million limitation, unless the issuance of the shares or cash is tied to one or more of the performance criteria described above.

Accounting Treatment.  The accounting principles applicable to awards made under the LTIP may be summarized in general terms as follows:

-      Pursuant to the accounting standards established by Statement of Financial Accounting Standards No. 123R, Share-Based Payment, or SFAS 123R, the Corporation will be required to expense all share-based payments, including grants of stock options, stock appreciation rights, restricted stock, restricted stock units and all other stock-based awards under the LTIP.  Accordingly, stock options and stock appreciation rights which are granted to employees and non-employee Board members and payable in shares of the Corporation’s common stock must be valued at fair value as of the grant date under an appropriate valuation formula, and that value will then be charged as a direct compensation expense against the Corporation’s reported earnings over the designated vesting period of the award.  Stock appreciation rights that are to be settled in cash will be subject to variable accounting under SFAS 123R until the actual settlement date.  For shares issuable upon the vesting of restricted stock units or performance shares awarded under the LTIP, the Corporation will be required to amortize over the vesting period a compensation cost equal to the fair market value of the underlying shares on the date of the award.  If any other shares are unvested at the time of their direct issuance, then the fair market value of those shares at that time (less any cash consideration paid for those shares) will be charged to the Corporation’s  reported earnings ratably over the vesting period.  Such accounting treatment for restricted stock units, performance shares and direct stock issuances will be applicable whether vesting is tied to service periods or performance goals.  The issuance of a fully-vested stock bonus will result in an immediate charge to the Corporation’s earnings equal to the fair market value of the bonus shares on the issuance date.

For performance units awarded under the LTIP and payable in stock, the Corporation will be required to amortize, over the applicable performance period and any subsequent service vesting period, a compensation cost equal to the fair market value of the underlying shares on the date of the award, adjusted by the effect of any market conditions imposed on the vesting of those shares.  For performance units awarded under the LTIP and payable in a fixed cash amount, the Corporation will amortize the potential cash expense over the applicable performance period and any subsequent service vesting period.

Required Vote

Approval of the Amended and Restated Long-Term Incentive Plan requires that the holders of more than 50 percent of the Corporation’s outstanding common stock cast a vote with respect to Proposal 3 (whether voting for or against such proposal or abstaining) and that a majority of the votes so cast must be in favor of the Amended and Restated Long-Term Incentive Plan.

Should such approval not be obtained, then the term of the LTIP will not be extended until April 29, 2018, and the RSU Award for 7,000 shares made to Mr. Roth on January 30, 2008 that is subject to performance vesting will terminate and become null and void.  In addition, all other awards made under the LTIP since April 26, 2007 (the date of the 2007 annual stockholders meeting) and all future awards under the LTIP, other than stock options and stock appreciation rights granted under the discretionary grant program, will not qualify as performance-based compensation under Section 162(m), and the income tax deductibility of those awards will accordingly be subject to the $1 million limitation per covered executive officer.  However, the other remaining provisions and features of the LTIP will continue in full force and effect, and awards may continue to be made until April 17, 2012 or until the available share reserve under such plan has been issued.

Recommendation of the Board of Directors

The Board of Directors believes that Proposal No. 3 is in the best interests of the Corporation and in the best interests of the shareholders and unanimously recommends a vote FOR the approval of the amended and restated LTIP.  Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR this Proposal.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed KPMG LLP as the Corporation’s independent registered public accounting firm (the “independent accountants”) for fiscal year 2008.  At the annual meeting, shareholders are being asked to ratify the appointment of KPMG LLP as the Corporation’s independent accountants for fiscal year 2008.  In the event the shareholders fail to ratify the appointment of KPMG LLP, the Audit Committee will reconsider its selection.

Representatives of KPMG LLP are expected to be present at the annual meeting.  They have been offered the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Principal Independent Accountants’ Fees and Services

The following table sets forth the approximate aggregate fees billed to the Corporation during or for fiscal years 2006 and 2007:

	2007	2006
Audit Fees (1)	$641,850	$618,000
Audit-Related Fees (2)	$0	$3,300
Tax Fees (3)	$7,900	$5,000
All Other Fees (4)	$0	$0
Total Fees	$649,750	$626,300

(1)
Audit Fees:  This category consists of the fees billed for those fiscal years for the audit of annual financial statements, review of the financial statements included in quarterly reports on Form 10-Q and services that are normally provided by the independent accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)
Audit-Related Fees:  This category consists of fees billed in those fiscal years with respect to assurance and related services by the independent accountants that are reasonably related to the performance of the audit and review of financial statements and are not reported under “Audit Fees.” All audit-related fees were pre-approved by the Audit Committee. The services for the fees billed in 2006 and disclosed under this category include the review of an SEC letter.

(3)
Tax Fees:  This category consists of fees billed in those fiscal years with respect to professional services rendered by the independent accountants for tax compliance, tax advice and tax planning.  All tax fees were pre-approved by the Audit Committee.  The services for the fees disclosed under this category include tax return review billed during 2006, and state tax credit analysis, and tax return review billed during 2007.

(4)	All Other Fees: This category consists of fees not covered by “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

The Audit Committee has considered and concluded that the provision of services described above is compatible with maintaining the independence of KPMG LLP.

The Audit Committee has adopted a pre-approval policy regarding the rendering of audit and non-audit services by KPMG LLP.  In general, audit fees are reviewed and approved by the Audit Committee annually.  Non-audit services are pre-approved by the Audit Committee when necessary.  The Audit Committee has delegated authority to its Chairman to pre-approve specific services to be rendered by KPMG LLP subject to disclosure to and affirmation by the Audit Committee of such pre-approvals when the Audit Committee next convenes a meeting.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the adoption of the proposal to ratify the appointment of KPMG LLP as SJW Corp.’s independent accountants for fiscal year 2008.  Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR this Proposal.

OWNERSHIP OF SECURITIES

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the executive officers and directors of the Corporation, and persons who own more than 10 percent of a registered class of the Corporation’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange.  These persons are required to furnish SJW Corp. with copies of all Section 16(a) forms they file.  Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons that no other reports were required during 2007, SJW Corp. believes that all Section 16(a) reporting obligations were met during 2007.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of January 31, 2008, certain information concerning ownership of shares of SJW Corp. common stock by each director of the Corporation, nominee for director and the Corporation’s Chief Executive Officer, Chief Financial Officer and each of the Corporation’s two other most highly compensated executive officers named in the Summary Compensation Table below (the “named executive officers”), and all directors, nominees and executive officers of SJW Corp. as a group and beneficial owners of five percent or more of the common stock of SJW Corp.  Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that spouses share authority under applicable law.  Except for shares of common stock held in brokerage accounts, which may, from time to time together with other securities in the account, serve as collateral for margin loans made in such accounts, none of the shares reported as beneficially owned have been pledged as security for any loan or indebtedness.

Name	Shares Beneficially Owned	Percent of Class
Directors and Nominees for Directors:

Mark L. Cali (1)	34,908	*
J. Philip DiNapoli (2)	3,600	*
Douglas R. King (3)	4,500	*
George E. Moss (4)(5)	3,024,930	16.5%
Norman Y. Mineta	0	*
W. Richard Roth, President and Chief Executive Officer (6)	109,579	*
Charles J. Toeniskoetter (7)	1,800	*
Frederick R. Ulrich, Jr. (8)	2,836	*
Robert A. Van Valer (9)	10,000	*

Officers not listed above:

Angela Yip, Chief Financial Officer and Treasurer (10)	8,322	*
George J. Belhumeur, Senior Vice President of Operations (11)	7,790	*
R. Scott Yoo, Chief Operating Officer (12)	12,512	*
All directors, nominees and executive officers as a group (12 individuals) (13)	3,220,777	17.4%

Beneficial owners of five percent or more not listed above:

Nancy O. Moss (5) (14)	3,024,930	16.5%

Roscoe Moss, Jr. (15)	2,137,868	11.6%
4360 Worth Street Los Angeles, California 90063 USA
PowerShares Capital Management LLC (16)	1,089,061	5.9%
1360 Peachtree Street NE Atlanta, Georgia 30309 USA

*	Represents less than one percent of the outstanding shares of SJW Corp.’s common stock.

(1)
Includes (i) 11,658 shares of Common Stock held by the Mark Cali Revocable Trust, (ii) 21,000 shares of Common Stock held by Nina Negranti, Mr. Cali’s spouse, as trustee of the Nina Negranti Revocable Trust, (iii) 1,200 shares of Common Stock held by Nina Negranti’s IRA, and (iv) an aggregate of 1,050 shares of Common Stock held by Mr. Cali’s children.

(2)	Includes (i) 3,000 shares of Common Stock under a Keogh Plan and (ii) 600 shares of Common Stock held by a revocable trust of which Mr. DiNapoli and his spouse are trustees and beneficiaries.

(3)	Includes 4,500 shares of Common Stock held by the King Family Trust dated June 6, 2005 of which Mr. King and Melinda King are trustees.

(4)
Includes (i) 1,102,226 shares of Common Stock held by the George Edward Moss Trust, (ii) 794,834 shares of Common Stock held by the John Kimberly Moss Trust for which George Moss disclaims beneficial ownership, and (iii) 1,127,870 shares of Common Stock held by the Nancy O. Moss Trust for which George Moss disclaims beneficial ownership.

(5)	The address for George E. Moss and Nancy O. Moss is 4360 Worth Street, Los Angeles, California 90063.

(6)
Includes (i) 76,730 shares of Common Stock subject to options which were exercisable as of January 31, 2008 or which will become exercisable within 60 days thereafter, (ii) 14,549 shares of Common Stock and (iii) 18,300 shares of Common Stock held by a trust for which Mr. Roth is trustee.

(7)
Includes (i) 600 shares of Common Stock held by a Family Trust and (ii) 1,200 shares of Common Stock held by a Profit Sharing Plan.  Mr. Toeniskoetter has shared voting and investment powers with respect to such 1,200 shares.

(8)	Includes 2,836 shares of Common Stock held by the Ulrich Family Trust dated July 6, 2000. Mr. Ulrich is a trustee of the Ulrich Family Trust.

(9)	Includes 10,000 shares of Common Stock.

(10)
Includes (i) 4,311 shares of Common Stock and (ii) 4,011 shares of Common Stock subject to options which were exercisable as of January 31, 2008 or which will become exercisable within 60 days thereafter.

(11)
Includes (i) 1,122 shares of Common Stock, (ii) 5,508 shares of Common Stock held under an IRA account, and (iii) 1,160 shares of Common Stock subject to options which were exercisable as of January 31, 2008 or which will become exercisable within 60 days thereafter.

(12)
Includes (i) 1,501 shares of Common Stock and (ii) 11,011 shares of Common Stock subject to options which were exercisable as of January 31, 2008 or which will become exercisable within 60 days thereafter.

(13)	Includes 92,912 shares of Common Stock subject to options which were exercisable as of January 31, 2008 or which will become exercisable within 60 days thereafter.

(14)
Includes (i) 1,127,870 shares of Common Stock held by the Nancy O. Moss Trust, (ii) 794,834 shares of Common Stock held by the John Kimberly Moss Trust for which Nancy O. Moss disclaims beneficial ownership, and (iii) 1,102,226 shares of Common Stock held by the George Edward Moss Trust for which Nancy O. Moss disclaims beneficial ownership.

(15)
Pursuant to Amendment No. 3 to Schedule 13D filed with the SEC on May 10, 2005, by Roscoe Moss Jr.  According to this Schedule 13D, Roscoe Moss Jr., as trustee of the Roscoe Moss Jr. Revocable Trust UA March 24, 1982, has sole power to vote and dispose of the shares.

(16)
Pursuant to Schedule 13G filed with the SEC on February 14, 2008, by Invesco LTD on behalf of PowerShares Capital Management LLC.  According to this Schedule 13G, PowerShares Capital Management LLC had sole voting power and sole dispositive power over 1,089,061 shares of Common Stock.

In addition to the ownership of the shares and options reported in the above table, as of January 31, 2008, the following directors, nominees to the Board and named executive officers held deferred stock awards covering shares of the Corporation’s common stock as follows:

Name	Number of Shares
Directors and Nominees for Directors:

Mark L. Cali	20,945(1)
J. Philip DiNapoli	27,730(1)
Drew Gibson	15,695(1)
Douglas R. King	7,205(1)
George E. Moss	26,443(1)
Norman Y. Mineta	0
W. Richard Roth, President and Chief Executive Officer	141,296(2)
Charles J. Toeniskoetter	20,945(1)
Frederick R. Ulrich, Jr.	0
Robert A. Van Valer	2,102(1)

Officers not listed above:

Angela Yip, Chief Financial Officer and Treasurer	2,796(3)
George J. Belhumeur, Senior Vice President of Operations	2,017(3)
R. Scott Yoo, Chief Operating Officer	4,918(3)

(1)
The shares of the Corporation’s Common Stock underlying these deferred stock awards will be issued in one or more installments following the individual’s cessation of such Board service or any earlier date as designated by the non-employee Board member pursuant to the special payment election provided to him in 2007.

(2)
Includes 127,296 shares of the Corporation’s Common Stock issuable pursuant to deferred and restricted stock awards which are subject to vesting schedules described below in Footnote 3 to this table.  Also includes performance-based restricted stock units covering 7,000 shares of Common Stock granted to Mr. Roth under the Corporation’s Long-Term Incentive Plan on January 25, 2007.  Each unit will entitle Mr. Roth to receive one share of the Corporation’s Common Stock when that unit vests.  If the performance objective measured over the three-year period beginning January 1, 2007 is attained and Mr. Roth continues in the Corporation’s employ through the completion of that period, then the 7,000 underlying shares of Common Stock will be issued to Mr. Roth in January 2010.  Such units will be automatically converted into service-vesting units upon certain changes in control prior to the completion of the performance period.  In addition, the units will vest in full on an accelerated basis upon Mr. Roth’s termination of employment with the Corporation under certain prescribed circumstances.  Also includes an additional performance-vesting restricted unit award covering 7,000 shares of Common Stock issued to Mr. Roth in January 2008.  The award is subject to shareholder approval of Proposal 3 at the annual meeting.  Provided such shareholder approval is obtained, the underlying shares will be issued in January 2011 if the performance objective measured over the three-year period beginning January 1, 2008 is attained and Mr. Roth continues in the Corporation’s service through the completion of that period.  The service-vesting component of the award may, however, become inapplicable in the event Mr. Roth’s service terminates under certain circumstances.  In addition, the units will automatically be converted into service-vesting units upon certain changes in control prior to the completion of the performance period.

(3)
The shares of the Corporation’s Common Stock issuable pursuant to these deferred stock awards are subject to vesting schedules tied to the individual’s continued service with the Corporation or its affiliated companies.  The shares which vest under each such award will be distributed either incrementally as they vest or in a lump sum or installment distribution following the individual’s termination of service or the completion of any other designated deferral period.

For further information concerning the deferred stock awards, please see the following sections of this proxy statement: “Compensation of Directors” and “Executive Compensation and Related Information - Summary Compensation Table and Grants of Plan-Based Awards.”

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying the Corporation’s compensation policies and decisions and the principal elements of the compensation paid to its executive officers during the 2007 fiscal year.  The Corporation’s  Chief Executive Officer (the “CEO”), Chief Financial Officer and the other executive officers included in the Summary Compensation Table below will be referred to as the “named executive officers” for purposes of this discussion.

Compensation Objectives and Philosophy

The Executive Compensation Committee (the “Committee”) of the Board of Directors is responsible for reviewing and approving the compensation payable to the Corporation’s executive officers and other key employees.  The Committee seeks to accomplish the following objectives with respect to the Corporation’s executive compensation programs:

•	Motivate, recruit and retain executives capable of meeting the Corporation’s strategic objectives;

•	Provide incentives to achieve superior executive performance and successful financial results for the Corporation; and
•	Align the interests of executives with the long-term interests of shareholders.

The Committee seeks to achieve these objectives by:

•	Establishing a compensation structure that is both market competitive and internally fair;
•	Linking a substantial portion of compensation to the Corporation’s financial performance and the individual’s contribution to that performance;
•	Providing risk for underachievement and upward leverage for exceptional performance; and
•	Providing long-term equity-based incentives and encouraging direct share ownership by executives.

The Executive Compensation Committee is not authorized to delegate any of its authority with respect to executive officer compensation.  However, it is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis and implementation of compensation programs for the Corporation’s executive officers and other key employees.

Setting Executive Compensation for 2007

Major compensation decisions, such as base salary adjustments and the value of long-term incentive grants, are generally made by the Committee prior to or at the beginning of the year.  The Committee considers a variety of factors when setting the compensation for the named executive officers, including:

•	Competitive benchmarking;
•	Management’s recommendations;
•	Comparison of the Corporation’s performance against certain operational and qualitative goals identified in the Corporation’s strategic plan;
•	Individual performance as assessed by the CEO and the Committee;
•	The cost of living in the San Francisco Bay Area; and
•	Tenure and internal pay equity.

Role of Management:  During 2007, management provided the Committee with support in coordinating its regular activities and conducting its duties and responsibilities.  Management also provided the Committee with recommendations regarding compensation actions for 2007, such as adjustments in base salary and bonus payouts.  Finally, the CEO provided the Committee with his assessments of the individual performance of each of his direct reports.

Role of External Advisors:  The Committee has engaged Frederic W. Cook & Co., Inc. (“FWC”), a national executive compensation consulting firm, to serve as the Committee’s independent compensation consultant (“consultant”).  In December 2006, the consultant prepared an executive compensation benchmarking study at the request of the Committee.  The consultant also attended the majority of Committee meetings during the 2007 fiscal year and provided general advice regarding compensation issues throughout the year.  The consultant did not perform any services on behalf of management and did not have any potential business conflicts with its role as an independent advisor.  Management did not engage a separate consultant.

Benchmarking:  The Committee relied extensively on the executive compensation benchmarking report prepared by the consultant in December 2006 when setting the 2007 compensation program.  This study benchmarked the compensation paid by comparable publicly-traded water, electricity and natural gas utility companies.  It is the Committee’s objective to target the total annual compensation (base salary, target bonus and equity awards) of each executive officer at a level between the 50th and 75th percentiles for comparable positions at the peer group companies.

The peer companies were selected by the consultant on the basis of objective industry classifications and financial size criteria (revenue and market capitalization).  The peers were divided into two groups, a primary group consisting of seven water utilities, and a secondary group of 13 additional electricity and natural gas utilities.  The secondary group was used in order to provide additional perspective with respect to executive compensation levels at companies in other regulated industries.  The Committee believes that all of the peer companies represent primary competitors for executive labor and investment capital.

Primary Peers (Water Utilities)
American States Water	Aqua America	Artesian Resources
California Water Service	Connecticut Water Service	Middlesex Water
Southwest Water

Secondary Peers (Electricity and Natural Gas Utilities)
Cascade Natural Gas	Central Vermont Public Service	CH Energy Group
Chesapeake Utilities	Empire District Electric	EnergySouth
Green Mountain Energy	Northwest Natural Gas	MGE Energy
Otter Tail Corp	SEMCO Energy	South Jersey Industries
Unitil

Components of Compensation

For the 2007 fiscal year, the Corporation’s executive compensation program included the following components:

•	Base salary
•	Annual short-term cash incentives
•	Long-term equity incentive awards
•	Retirement benefits
•	Special benefits and perquisites and
•	Change in control and other severance agreements

There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components, nor are there pre-established ratios between the CEO and other executive officers.  Instead, the Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual’s performance and contribution to the Corporation’s financial performance.

Base Salary

It is the Committee’s objective to set a competitive annual base salary for each executive officer.  The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk.

The Committee believes that the 2007 base salaries for the named executives were at approximately the 75th percentile of the competitive base salary amounts paid by the peer group companies.  The Committee considers this positioning appropriate given each executive’s tenure and responsibilities with the company, as well as the high cost of living in the San Francisco Bay Area.

For the 2007 fiscal year, each named executive officer’s salary was increased by approximately 3.5 percent from 2006 rates to cover cost-of-living increases based on the Bay Area consumer price index.  No other adjustments were made.

Name	Title	2006 Salary	2007 Salary	% Increase
W. Richard Roth	President and Chief Executive Officer	$425,000	$440,000	3.5%
R. Scott Yoo	Chief Operating Officer	$280,000	$290,000	3.6%
Angela Yip	Senior Vice President and Chief Financial Officer	$270,000	$280,000	3.7%
George J. Belhumeur	Senior Vice President of Operations	$270,000	$280,000	3.7%

For the 2008 fiscal year, the Committee has approved market-based and cost-of-living adjustments of approximately 3.5 percent for each named executive as follows:

Name	Title	2007 Salary	2008 Salary	% Increase
W. Richard Roth	President and Chief Executive Officer	$440,000	$455,000	3.4%
R. Scott Yoo	Chief Operating Officer	$290,000	$300,000	3.4%
Angela Yip	Senior Vice President and Chief Financial Officer	$280,000	$290,000	3.6%
George J. Belhumeur	Senior Vice President of Operations	$280,000	$290,000	3.6%

Annual Bonus

As part of their compensation package, the Corporation’s executive officers have the opportunity to earn annual cash bonuses.  Cash awards are designed to reward superior executive performance while reinforcing the Corporation’s short-term strategic operating goals.  Each year, the Committee establishes a target award for each named executive officer based on either a percentage of base salary or a specific dollar amount.  Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance.  It is the Committee’s intention to target annual bonus award opportunities at the median of similar opportunities offered by the peer group companies.  For the 2007 fiscal year awards, target awards ranged from 14 percent to 25 percent of base salary for the named executive officers, with the potential payout ranging from 0 percent to 150 percent of target for the CEO, and from 0 percent to 200 percent of target for the other named executive officers based on the Committee’s assessment of both the Corporation’s and the officer’s performance for such year.

The 2007 fiscal year bonus awards were based on the Committee’s assessment of both the Corporation’s financial performance for that year and the executive officer’s individual performance.  The performance metrics which the Committee took into account in its review included return on equity (ROE), environmental and regulatory compliance, approval of specified rate increases, implementation of strategic organizational changes and the attainment of certain water industry objectives.  However, the bonus potential established for each executive officer was not pre-allocated to those various metrics, and the attainment of one or more of those metrics did not guarantee that a named executive officer would be awarded any specific bonus amount.

As stated above, the actual bonus amount for each named executive officer for the 2007 fiscal year was determined by the Committee based on its overall assessment of the Corporation’s performance for the year, evaluated in terms of the foregoing financial and non-financial metrics, and the officer’s contribution to that performance.  The Committee in making its overall assessment of the Corporation’s 2007 fiscal year performance and each named executive officer’s contribution to that performance took into account a number of factors, including the following primary factors:

•	Achievement of 10.13 percent authorized ROE for San Jose Water Company;
•	Structural changes to compensation and benefit plans resulting in projected long-term cost savings;
•	Implementation of succession planning and key organizational enhancements in the following areas: Engineering, Regulatory Affairs, Corporate Communications, and Business Development;
•	Development and implementation of “Green” company environmental programs, including advanced energy management programs, applications of solar power and hybrid energy technology; and
•	Successful evaluation and analysis of other initiatives identified in the Corporation’s Strategic Plan.

However, none of the foregoing factors were pre-established as a requisite condition to the 2007 bonus award, and the actual bonuses awarded for such year were determined in the Committee’s discretion based on its year-end evaluation of corporate and individual performance.

In December 2007, the Committee awarded annual bonuses at 80 percent of target for the named executive officers.  In January 2008, the Committee approved an additional $13,000 bonus award for Ms. Yip in recognition of her leadership in achieving effective cost control measures in 2007.  The table below details fiscal year 2007 annual bonus targets and actual payouts for each of the named executive officers.

Name	Title	2007 Target Bonus ($)	2007 Target Bonus (% Salary)	2007 Actual Bonus ($)	2007 Actual Bonus (% Target)
W. Richard Roth	President and Chief Executive Officer	$110,000	25%	$88,000	80%
R. Scott Yoo	Chief Operating Officer	$50,000	17%	$40,000	80%
Angela Yip	Senior Vice President and Chief Financial Officer	$40,000	14%	$45,000	112.5%
George J. Belhumeur	Senior Vice President of Operations	$40,000	14%	$32,000	80%

Change for Fiscal Year 2008:  In January 2008, the Committee set the bonus potential for the Chief Executive Officer for the 2008 fiscal year.  Unlike the subjective bonus amounts for prior years, the dollar amount of the 2008 fiscal year bonus will be tied to the level at which the Corporation attains the performance goals established by the Committee for that year.  At threshold level attainment, the Chief Executive Officer’s bonus potential has been set at $56,875 (12.5 percent of base salary); for target level attainment, the bonus potential is  $113,750 (25 percent of base salary); and at above-target level attainment, the applicable bonus potential is $170,625 (37.5 percent of base salary).  The actual bonus amount will accordingly vary from 0 percent to 150 percent of the target bonus amount based on the level at which the various performance goals are attained.   The Corporation’s performance goals for the 2008 fiscal year, together with the target bonus allocated to each goal, are as follows:

Performance Criteria	Goals and Minimum and Maximum Thresholds	Allocation of Target Amount ($) (1)
San Jose Water Company ROE for 2008 Fiscal Year	Target Goal: 10.13% Minimum Threshold: At least 9.13% Maximum Goal: At least 11.13%	$75,835

Compliance (Environmental)	Maximum Goal: Zero water quality or other environmental violations (Goal and Minimum Threshold are not applicable).	$18,960

San Jose Water Company Operational Goal (2)	Target Goal: Achieve 80% of identified key water industry objectives measured primarily in terms of service, reliability and efficiency. Minimum Threshold: Achieve 70% of identified water industry objectives. Maximum Goal: Achieve 90% of identified key water industry objectives.	$18,955

(1)
The target 2008 annual cash bonus amount is equal to $113,750, which is 25% of Mr. Roth’s base salary per his employment agreement.  The actual bonus may range from 0% to 150% of the target amount based on the Committee determination of the achievement of the performance goals.

•	If the goal is attained, 100% of the allocated amount will be paid.
•	If only the minimum threshold is attained, then 50% of the allocated amount will be paid.
•	If the maximum goal is attained, then 150% of the allocated amount will be paid; and
•	Should the actual level of attainment of any such performance goal be between two of the designated levels, then the bonus potential will be interpolated on a straight-line basis.

(2)	The key water industry objectives will be established by March 31, 2008.

On December 6, 2007, the Committee approved the following 2008 performance-based target bonus amounts for the other named executive officers: (i) $40,000 for each of Angela Yip and George J. Belhumeur and (ii) $50,000 for R. Scott Yoo.  The target bonus for each such individual is in the same dollar amount as his or her target bonus for the 2007 fiscal year.  The actual bonus amount which any such named executive officer may earn for the 2008 fiscal year may range from 0 to 200 percent of his or her target bonus and will be based 75 percent on company performance and 25 percent on individual performance.  Company performance will be measured in terms of return on equity, environmental compliance and the attainment of certain water industry objectives, utilizing the same goals and the same proportions as in effect for the CEO’s bonus as summarized in the table above.  Individual performance will be measured against the achievement of specific operational goals or completion of specific projects or initiatives as determined by the CEO and the Committee.  Such specific goals and projects have not yet been determined.  It is expected that they will established by March 31, 2008.

Long-Term Incentive Equity Awards

A significant portion of each senior executive’s compensation is provided in the form of long-term incentive equity awards under the Corporation’s Long-Term Incentive Plan (“LTIP”).   Long-term incentive awards are typically made to senior executives in the form of restricted stock units (“RSUs”).  It is the Committee’s belief that RSUs are essential to the retention of the executive officers and will help to advance the share ownership guidelines the Committee has established for the executive officers.  The RSUs have vesting schedules which provide a meaningful incentive for the executive officer to remain in the Corporation’s service.  These equity awards also serve as an important vehicle to achieve the Committee’s objective of aligning management and shareholder interests.  In addition, RSUs are less dilutive to shareholders than traditional option grants and provide a more direct correlation between the compensation cost the Corporation must record for financial accounting purposes and the value delivered to the executive officers.

Beginning with the 2006 fiscal year awards made in December 2006, the Committee has followed a grant practice of tying equity awards to its annual year-end review of individual performance and its assessment of the Corporation’s performance.  Accordingly, it is expected that any equity awards to the executive officers will be made on an annual basis during the last month of each fiscal year or the first month of the succeeding fiscal year.  The Committee does not have any policy or practice of timing such awards to the release of the Corporation’s financial results.

The values reported in the Summary Compensation Table under the Stock Awards and Option Awards columns reflected SJW’s stock-based compensation expense as calculated under SFAS 123R for the 2007 fiscal year.  Those values take into account compensation expense attributable to all outstanding equity awards, whether granted during the 2007 fiscal year or earlier fiscal years, and do not represent the value of awards determined and granted by the Committee during 2007.

Fiscal Year 2007 Awards: On January 25, 2007, the Committee granted the CEO a RSU award (the “Service RSUs”) covering 14,000 shares of common stock.  The Service RSUs vests in three successive equal annual installments upon the CEO’s completion of each year of service with the Corporation over the three-year period measured from the date of grant.  Half of the shares subject to the Service RSUs are issued as they vest.  The remaining vested shares will be deferred until the earlier of the CEO’s termination of employment or a change in control, subject to any required holdback under applicable law.  Those RSUs include certain dividend equivalent rights.

The CEO also received an RSU award for an additional 7,000 shares on January 25, 2007.  The additional RSU award was performance-based (“Performance RSU”) and will vest if the Corporation achieves an annualized total shareholder return of eight percent over the three-year period from January 1, 2007 until December 31, 2009, provided the CEO remains in employment through such date.  However, the award is subject to accelerated vesting in the event the CEO’s employment is terminated under certain circumstances and will convert into a service-only vesting award should a change in control of the Corporation occur during the three-year performance period.  That Performance RSU award does not include dividend equivalent rights.

No other named executive officers received a grant during fiscal year 2007.  However, grants for fiscal year 2007 performance were made at the beginning of fiscal year 2008 (see below).

Fiscal Year 2008 Awards: Equity grants made to the named executive officers in 2008 (with the exception of the CEO) were solely in the form of service-vesting RSUs.  The RSUs do not include dividend equivalent rights.  Each  RSU  award  will vest, and the underlying shares of the Corporation’s common stock will be issued, in four successive equal annual installments over  the four-year period of service measured from the award date, subject to accelerated vesting upon a change in control of the Corporation or termination of employment under certain circumstances.  Each of the named executive officers (with the exception of the CEO) received his or her RSU award on January 2, 2008.  The chart below indicates the number of shares of the Corporation’s common stock underlying those RSU awards:

Name	Title	Number of Underlying Shares
R. Scott Yoo	Chief Operating Officer	2,519
Angela Yip	Senior Vice President and Chief Financial Officer	1,481
George J. Belhumeur	Senior Vice President of Operations	1,481

On January 30, 2008, the Committee granted the CEO a Service RSU award covering 14,000 shares of common stock.  The Service RSUs will vest, and the underlying shares of common stock will be issued, in three successive equal annual installments upon the CEO’s completion of each of year of service with the Corporation over the three-year period measured from the date of grant, subject to accelerated vesting upon a change in control of the Corporation or termination of employment under certain circumstances.  The Service RSU does not include dividend equivalent rights.

The CEO also received a Performance RSU award for an additional 7,000 shares on January 30, 2008. This RSU award will vest if the Corporation achieves an annualized total shareholder return of eight percent over the three-year period from January 1, 2008 until December 31, 2010, provided the CEO remains in employment through such date. However, the service-vesting component of the award may become inapplicable should the CEO’s employment terminate under certain circumstances.  In addition the Performance RSU will convert into a service-only vesting award should a change in control of the Corporation occur during the three-year performance period.   The Performance RSU award does not include dividend equivalent rights and is subject to shareholder approval of Proposal 3 at the annual meeting.

The CEO and the other named executive officers also have outstanding dividend equivalent rights with respect to stock option grants made to them in prior fiscal years.  Under those agreements, the executive officers are entitled to dividend equivalent credits with respect to the underlying option shares for up to a four-year period measured from the grant date of each applicable option. The CEO also has similar dividend equivalent rights with respect to deferred stock units originally awarded to him in 2003 as part of his employment agreement. Each of these various dividend equivalent rights has a compounding effect in that the dividend equivalents credited to the executive officer are subsequently converted into deferred shares of common stock at the end of each fiscal year, and dividend equivalents are in turn paid on those additional deferred shares.

Executive Benefits and Perquisites

The executive officers are provided with certain market competitive benefits and perquisites.  It is the Committee’s belief that such benefits are necessary for the Corporation to remain competitive and to attract and retain top caliber executive officers, since such benefits are typical of those provided by companies in the utility industry and by other companies with which the Corporation competes for executive talent.

Retirement Benefits: Executive officers are eligible to receive retirement benefits under the Retirement Plan of San Jose Water Company, a tax-qualified defined benefit plan covering a broad spectrum of the Corporation’s employees, and the Executive Supplemental Retirement Plan (“SERP”), an unfunded non-qualified plan in which only senior officers and other designated members of management may participate.  A description of these plans and the benefits payable to each named executive officer upon retirement are set forth below in the “Pension Benefits” table and the accompanying narrative.  The pension benefits payable to the executive officers increase in correlation with increases in salary and years of service.  The present value of the accrued pension benefit will reflect such increases but will also fluctuate from year to year based on the interest used to discount anticipated future payments so that when interest rates increase for example, the present value associated with the underlying benefit may decrease.

Executive officers are also eligible to participate in the Salary Deferral Plan of San Jose Water Company, a tax-qualified 401(k) defined contribution plan.  The Corporation matches up to four percent of each participant’s contributions, within statutory IRS limits.  Executive officers also participate in the Corporation’s Employee Stock Purchase Plan, pursuant to which they can purchase shares of the Corporation’s common stock at a discount periodically through their accumulated payroll deductions.  Both plans are open to all employees and officers upon the same terms and conditions.

The executive officers and certain other highly compensated employees may also participate in San Jose Water Company’s Special Deferral Election Plan pursuant to which eligible participants may defer receipt of salary and bonus payments.  The deferred amounts are currently credited with a fixed rate of interest equal to the lesser of the current 30-year long-term cost of borrowing funds to San Jose Water Company, as measured at the start of each fiscal year, or 120 percent of the long-term Applicable Federal Rate (“AFR”) determined at the start of the fiscal year and based on semi-annual compounding.  A description of the plan and the amounts deferred thereunder are set forth in the “Non-Qualified Deferred Compensation” table and the accompanying narrative.

Other Benefits and Perquisites: All administrative employees, including executive officers, are eligible to receive standard health, disability, life and travel insurance, and professional development benefits.  In addition, the Corporation provides certain executives with (i) vehicles for business use and personal commutes and (ii) club memberships.  The Corporation also holds season tickets to sporting and cultural events in the CEO’s name and under its name, which the CEO, executive officers and other personnel of the Corporation may use for non-business purposes on occasions.  In 2007, the Corporation also paid for air travel costs for the spouses of the CEO and other named executive officers to accompany them on business related trips.  The Corporation does not provide tax gross-ups for any imputed income in connection with providing these benefits and perquisites.

Executive Severance Plan and CEO Employment Agreement

Executive Severance Plan: The Corporation has implemented the Executive Severance Plan under which the CEO and the other named executive officers will become entitled to certain severance benefits in the event their employment terminates under certain defined circumstances in connection with a change in control of the Corporation. Such benefits will be triggered in connection with a change in control only if the employment of such officers is terminated by the Corporation other than for cause or they resign in connection with a material reduction in their duties or responsibilities, a decrease in their compensation, or a relocation of their principal place of employment.

The principal features of the Executive Severance Plan are summarized below in the section of the proxy statement entitled “Employment Agreements, Termination of Employment, and Change in Control Arrangements.”  It is the Committee’s belief that the severance benefits provided under such plan, including any tax gross-up payment to cover parachute payment taxes under Code Section 4999, have been set at a fair and reasonable level based on the years of service the named executive officers have rendered the Corporation and the dedication and commitment to the Corporation each of them has shown over those years.  Mr. Roth has been with the Corporation for 18 years, and the length of service of each of the other named executive officers is in excess of 20 years.

It is the Committee’s understanding that the benefits provided under the Executive Severance Plan are representative of the severance benefits payable to long-tenured executive officers in the utilities industry and reflect the fact that the Corporation’s named executive officers do not have a significant equity interest in the Corporation which would provide them with a substantial return upon a change in control transaction. The Executive Severance Plan has been designed to provide a level of financial security to the executive officers which will assure their continued attention and commitment to the strategic business objectives of the Corporation, even in change in control situations where their continued employment may be at risk. It is the Committee’s belief that such financial protection for the executive officers is necessary in connection with a change in control transaction in order to eliminate any potential financial conflicts the executive officers may have while evaluating the merits of a potential transaction.

CEO Employment Agreement: The Corporation has an existing employment agreement with the CEO with an initial three-year term measured from the January 1, 2003 effective date and with an automatic renewal feature each year so that there will always be a continuing two-year term, unless the Corporation provides timely notice of non-renewal. The principal terms of the employment agreement are also summarized in the section of the proxy statement entitled “Employment Agreements, Termination of Employment and Change in Control Arrangements”. Pursuant to this agreement, Mr. Roth will become entitled to severance benefits comparable to those payable under the Executive Severance Plan, should his employment terminate under certain defined circumstances in the absence of a change in control.  The Committee believes that such protections for CEOs are typical for the industry and competitive with the market.

Executive Share Ownership Guidelines

In 2006, the Committee established a policy requiring executive officers to achieve specific share ownership guidelines within five years of the adoption of the policy.  The Committee believes that such a policy is consistent with its philosophy of encouraging executive stock ownership and will serve to further align the interests of the executive officers with those of shareholders.  Pursuant to the policy, executive officers will be required to own shares having value equal to two times annual base salary for the CEO and one time annual base salary for the other senior executive officers (including the named executive officers).  Shares owned outright, shares underlying unvested restricted stock units, and shares underlying deferred stock units resulting from voluntary deferrals of cash compensation all count towards the guideline.  Until the guideline is met, each executive is required to hold any shares issued upon the vesting of restricted stock units (net of any shares withheld or sold to cover taxes).  As of December 31, 2007, W. Richard Roth had complied with the policy, and the other executive officers have until June 2011 in which to comply.

IRC Section 162(m) Compliance

As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as the Corporation are not allowed a federal income tax deduction for compensation, paid to the CEO and the four other highest paid executive officers, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation.  The Corporation’s Long-Term Incentive Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of stock options should qualify as performance-based compensation that is not subject to the $1 million limitation.  Other awards made under such plan may or may not so qualify.  In establishing the cash and equity incentive compensation programs for the executive officers, it is the Committee’s view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor.  For that reason the Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to the Corporation’s financial performance and restricted stock units awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code.  It is the Committee’s belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Corporation’s financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation.  However, for the 2007 fiscal year, the total amount of compensation paid by the Corporation (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.  In future years, it is possible that the total amount of compensation paid by the Corporation will not be entirely deductible.  However, if the shareholders approve the new Executive Officer Short-Incentive Plan and the Amended and Restated Long-Term Incentive Plan at the annual meeting, the Committee will have the authority to make awards under both plans in the future that qualify as performance-based compensation for Section 162(m) purposes.

Summary Compensation Table

The following table provides certain summary information concerning the compensation  earned for services rendered in all capacities to the Corporation and its subsidiaries for the years ended December 31, 2006 and December 31, 2007 by the Corporation’s Chief Executive Officer, Chief Financial Officer and each of the Corporation’s two other most highly compensated executive officers whose total compensation for the 2007 fiscal year (exclusive of the amounts reported in column (h) of such table) was in excess of $100,000 and who were serving as executive officers at the end of the 2007 fiscal year.  No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2007 fiscal year (exclusive of any amounts that would have been reportable in column (h) of such table) have been excluded by reason of their termination of employment or change in executive status during that year.  The listed individuals shall be hereinafter referred to as the “named executive officers.”

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(1)		Stock Awards ($) (2)(3)		Option Awards ($) (2)(4)		Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)		All Other Compen-sation ($)(7)		Total ($)
(a)	(b)	(c)		(d)		(e)		(f)		(g)	(h)		(i)		(j)
W. Richard Roth, President and Chief Executive Officer of SJW Corp.	2007 2006	$ $	440,000 425,000	$ $	88,000 159,375	$ $	284,696 81,139	$ $	69,620 89,660	- -	$ $	205,771 (5) 532,883 (6)	$ $	24,286 23,000	$ $	1,112,373 1,311,057

George J. Belhumeur, Senior Vice President of Operations of San Jose Water Company	2007 2006	$ $	280,000 270,000	$ $	32,000 40,000		$4,736 -	$ $	4,146 5,152	- -	$ $	13,326 (5) 294,369 (6)	$ $	18,307 17,219	$ $	352,515 626,740

Angela Yip, Chief Financial Officer and Treasurer of SJW Corp.	2007 2006	$ $	280,000 270,000	$ $	45,000 40,000		$14,208 -	$ $	4,146 5,152	- -	$ $	65,961 (5) 110,043 (6)	$ $	15,012 16,187	$ $	424,327 441,382

R. Scott Yoo, Chief Operating Officer of San Jose Water Company	2007 2006	$ $	290,000 280,000	$ $	40,000 50,000		$18,944 -	$ $	22,789 23,736	- -	$ $	135,779 (5) 216,957 (6)	$ $	20,917 18,434	$ $	528,429 589,127

(1)
Includes amounts deferred under the Corporation’s Special Deferral Election Plan, a non-qualified deferred compensation plan for the Corporation’s officers and other select management personnel, and San Jose Water Company’s Salary Deferral Plan, a qualified deferred compensation plan under section 401(k) of the Internal Revenue Code.

(2)
Represents the compensation costs recognized for financial statement reporting purposes for the 2006 and 2007 fiscal years in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004) “Share-Based Payment,” which will be referred to in this proxy statement as SFAS 123(R).

(3)
For the 2007 fiscal year, represents the SFAS 123(R) costs for such year attributable to deferred stock awarded to the named executive officers, whether during the 2007 fiscal year or prior fiscal years. The compensation costs are based on  the grant date fair value of each deferred stock award and do not take into account any estimated forfeitures related to service-vesting conditions.  Such grant date fair value has been calculated on the basis of the fair market value of the Corporation’s common stock on the respective date of each deferred stock award.

(4)
For the 2007 fiscal year, represents the SFAS 123(R) costs for such year attributable to stock options granted to the named executive officers, whether during the 2007 fiscal year or prior fiscal years.  The compensation costs are based on  the grant date fair value of each option grant and do not take into account any estimated forfeitures related to service-vesting conditions.  Assumptions used in the calculation of the SFAS 123(R) grant date fair value of each option are set forth in Note 12 to the Corporation’s consolidated financial statements included in its annual reports on Form 10-K for the 2007, 2006 and 2005 fiscal years.

(5)	Consists of the increase in the actuarial present value of each named executive officer’s accumulated retirement benefits recorded for the 2007 fiscal year.

Description	W. Richard Roth	George J. Belhumeur	Angela Yip	R. Scott Yoo
Increase in Actuarial Present Value of Pension	$205,771	$13,326	$65,961	$135,779

(6)
Consists of the following amounts for each of the named executive officers:  (i) above market earnings on deferred compensation under the non-qualified Special Deferral Election Plan to the extent the fixed interest rate of 5.85% for the 2006 fiscal year exceeded the applicable federal rate of 5.62% for 2006 and (ii) the increase in the actuarial present value of the named executive officer’s accumulated retirement benefits recorded for the 2006 fiscal year:

Description	W. Richard Roth	George J. Belhumeur	Angela Yip	R. Scott Yoo
Above Market Earnings (i)	$948	$97	$186	$134
Increase in Actuarial Present Value of Pension (ii)	$531,935	$294,272	$109,857	$216,823
Total	$532,883	$294,369	$110,043	$216,957

(7)
Consists of the following amounts for each of the named executive officers: (i) spousal travel expenses, (ii) personal use of tickets to sporting events, (iii) club memberships, (iv) personal use of company car, and (v) 401(k) employer match:

For the Year Ended December 31, 2007

Description	W. Richard Roth	George J. Belhumeur	Angela Yip	R. Scott Yoo
Spousal Travel Expenses	$904	$835	$560	$1,517
Personal Use of Tickets To Sporting Events	-	-	-	-
Club Memberships	$7,303	$1,060	$847	$1,145
Personal Use of Company Vehicle	$7,079	$7,412	$5,540	$9,255
401(k) Employer Match	$9,000	$9,000	$8,065	$9,000
Total	$24,286	$18,307	$15,012	$20,917

For the Year Ended December 31, 2006

Description	W. Richard Roth	George J. Belhumeur	Angela Yip	R. Scott Yoo
Spousal Travel Expenses	$2,192	-	-	-
Personal Use of Tickets To Sporting Events	$337	-	-	-
Club Memberships	$5,504	$1,158	$924	$1,140
Personal Use of Company Vehicle	$8,121	$7,789	$6,678	$8,694
401(k) Employer Match	$6,846	$8,272	$8,585	$8,600
Total	$23,000	$17,219	$16,187	$18,434

Grants of Plan-Based Awards

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2007 fiscal year under a compensation plan.  During the 2007 fiscal year, there were no non-equity incentive plan awards made to the named executive officers.

			Estimate Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number	All Other Option Awards: Number of
Name	Grant Date	Authori- zation	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#)	Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Value (3)
(a)	(b)	(b1)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
W. Richard Roth	1-25-2007 1-25-2007	1-25-2007 1-25-2007	- -	7,000 (1) -	7,000 (1) -	- 14,000 (2)	- -	- -	$ $	119,420 522,620
George J. Belhumeur	-	-	-	-	-	-	-	-		-
Angela Yip	-	-	-	-	-	-	-	-		-
R. Scott Yoo	-	-	-	-	-	-	-	-		-

(1)
On January 25, 2007, Mr. Roth was awarded restricted stock units under the Long-Term Incentive Plan covering 7,000 shares of common stock. The  restricted stock units are performance-based and will vest if the Corporation achieves an annualized total shareholder return of eight percent over the three-year period from January 1, 2007 until December 31, 2009, provided Mr. Roth remains in the Corporation’s employ through such date. However, the units will vest in full, and the underlying shares will become immediately issuable, on an accelerated basis if Mr. Roth ceases service by reason of death or disability, resignation for good reason or an involuntary termination other than for good cause.  The units will convert into a service-only vesting award should a change in control of the Corporation occur during the three-year performance period, and those units will vest on an accelerated basis, and the underlying shares of common stock will become immediately issuable, should Mr. Roth’s service cease by reason of death or disability, resignation for good reason or an involuntary termination other than for good cause. The performance-based restricted stock units do not include dividend equivalent rights.  A portion of the vested shares which become issuable under such award will be withheld by the Corporation to cover the applicable withholding taxes.

(2)
On January 25, 2007, Mr. Roth was also awarded restricted stock units under the Corporation’s Long-Term Incentive Plan covering an additional 14,000 shares of the Corporation’s common stock. The restricted stock units will vest in three successive equal annual installments upon Mr. Roth’s completion of each of year of service with the Corporation over the three-year period measured from the date of grant. Half of the shares of common stock underlying the restricted stock units will be issued as those units vest. The remaining vested shares will not be issued until the earlier of Mr. Roth’s termination of employment or a change in control. However, all of the units will vest, and the underlying shares of common stock will become immediately issuable, on an accelerated basis if Mr. Roth ceases service by reason of death or disability, resignation for good reason or an involuntary termination other than for good cause.  Immediate vesting will also occur in the event there is a change in control of the Corporation in which the units are not assumed or otherwise continued in effect or replaced with an equivalent cash retention program. The restricted stock units have dividend equivalent rights pursuant to which Mr. Roth will be credited each year with the cash dividends which would have been paid on the unvested shares underlying those restricted stock units had the shares been actually outstanding.  The dividends credited each year will be paid in cash at the end of that year. As the vested shares become issuable from time to time under such award, a portion of those shares will be withheld by the Corporation to cover the applicable withholding taxes.

(3)
Represents the SFAS 123(R) grant date value of the award. Such grant date value was determined on the basis of the closing selling price per share of the Corporation’s common stock on the applicable grant date.

On January 2, 2008, Messrs. Belhumeur and Yoo and Ms. Yip were awarded restricted stock units under the Corporation’s Long-Term Incentive Plan.  Each restricted unit will entitle the officer-recipient to receive one share of the Corporation’s common stock on the applicable vesting date of that unit.  The restricted stock units will vest in a series of four successive equal annual installments upon the officer’s completion of each year of service with the Corporation over the four-year period measured from the award date (January 2, 2008).  The units will vest in full, and the underlying shares will become immediately issuable, upon an accelerated basis if  (i) the officer’s service terminates by reason of death or disability or (ii) the officer is involuntarily terminated other than for cause, or resigns for good reason, within 24 months after a change in control.  The restricted stock units do not provide the officer with dividend equivalent rights.  A portion of the vested shares which become issuable under the units will be withheld by the Corporation to cover the applicable withholding taxes.  The chart below indicates the number of shares of the Corporation’s common stock underlying those restricted stock unit awards:

Name	Number of Underlying Shares
R. Scott Yoo	2,519
Angela Yip	1,481
George J. Belhumeur	1,481

On January 30, 2008, Mr. Roth was awarded restricted stock units under the Long-Term Incentive Plan covering 14,000 shares of the Corporation’s common stock.  The restricted stock units will vest, and the underlying shares of common stock will be issued, in three successive equal annual installments upon his completion of each year of service with the Corporation over the three-year period measured from the date of grant, subject to accelerated vesting upon a change in control of the Corporation or termination of employment under certain circumstances.  The restricted stock units do not include dividend equivalent rights.

On January 30, 2008, Mr. Roth was also awarded performance-vesting restricted stock units under the Long-Term Incentive Plan covering an additional 7,000 shares of the Corporation’s common stock.  The restricted stock units will vest, and the underlying shares will be issued, if the Corporation achieves an annualized total shareholder return of eight percent over the three-year period from January 1, 2008 until December 31, 2010, provided Mr. Roth remains in the Corporation’s employ through such date. However, the service-vesting component of the award may become inapplicable should his employment terminate under certain circumstances.  In addition the restricted stock units will convert into a service-only vesting award should a change in control of the Corporation occur during the three-year performance period.  The restricted stock units do not include dividend equivalent rights and are subject to shareholder approval of Proposal 3 at the annual meeting.

Outstanding Equity Awards at Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2007.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexer- cisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units of Other Rights That Have Not Vested ($)
(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)		(i)		(j)
W. Richard Roth	9,071	(1)	-		-	$14.00	4/28/2013	10,500	(5)	$364,035	(5)	7,000	(9)	$242,690	(9)
	31,927	(2)	10,643	(2)	-	$14.85	1/1/2014	2,019	(6)	$70,000	(6)	-		-
	16,726	(3)	16,726	(3)	-	$17.63	1/2/2015	14,000	(8)	$485,380	(8)	-		-

George J.	-	(1)	-		-	$14.00	4/28/2013	123	(6)	$4,264	(6)	-		-
Belhumeur	-		533	(2)	-	$14.85	1/1/2014	387	(7)	$13,417	(7)	-		-
	-		1,254	(3)	-	$17.63	1/2/2015

Angela Yip	-	(1)	-		-	$14.00	4/28/2013	129	(6)	$4,472	(6)	-		-
	1,597	(2)	533	(2)	-	$14.85	1/1/2014	1,161	(7)	$40,252	(7)	-		-
	1,254	(3)	1,254	(3)	-	$17.63	1/2/2015

R. Scott Yoo	-	(1)	-		-	$14.00	4/28/2013	476	(6)	$16,503	(6)	-		-
	1,597	(2)	533	(2)	-	$14.85	1/1/2014	1,548	(7)	$53,669	(7)	-		-
	1,254	(3)	1,254	(3)	-	$17.63	1/2/2015
	7,000	(4)	7,000	(4)	-	$27.69	7/27/2015

(1)
Represent Stock Options granted on April 29, 2003 which vested in four successive equal annual installments over the four-year period of service measured from the date of grant.  As of December 31, 2007, the shares were fully vested and exercisable.

(2)
Represent Stock Options granted on January 2, 2004 which vest in four successive equal annual installments over the four-year period of service measured from the date of grant. As of December 31, 2007, 25% of the shares remained unvested and unexercisable.  Those shares vested on January 2, 2008.

(3)
Represent Stock Options granted on January 3, 2005 which vest in four successive equal annual installments over the four-year period of service measured from the date of grant.   As of December 31, 2007, 50% of the shares remained unvested and unexercisable.  Those shares will vest in two equal increments on January 3, 2008 and January 3, 2009, respectively, provided the optionee continues in service through each applicable vesting date.

(4)
Represent Stock Options granted on July 28, 2005 which vest in four successive equal annual installments over the four-year period of service measured from the date of grant.  As of December 31, 2007, 50% of the shares remained unvested and unexercisable.  Those shares will vest in two equal increments on  July 28, 2008 and July 28, 2009, respectively, provided the optionee continues in service through each applicable vesting date.

(5)
Represents Restricted Stock Units granted on January 30, 2006. The underlying shares will vest and become issuable in four successive equal annual installments over the four-year period of service measured from the date of grant.  As of December 31, 2007, 75% of the units were unvested. The reported market value of the shares underlying those unvested units is based on the $34.67 closing selling price of the common stock on December 31, 2007.

(6)
Represents the unvested portion of the deferred shares of the Corporation’s common stock credited to the named executive officer’s account as of December 31, 2007 by reason of dividend equivalent rights under the above-referenced stock option and restricted stock unit awards.  The phantom cash dividends which accumulated during the 2007 fiscal year on the shares of the Corporation’s common stock underlying those stock options and restricted stock awards were converted on January 2, 2008 into additional deferred shares based on the average of the per share market prices of the common stock on each date actual dividends were paid on such common stock during the 2007 fiscal year. The reported market value of those additional deferred shares is based on the $34.67 closing selling price of the common stock on December 31, 2007.  The additional deferred shares will vest concurrently with the vesting of the underlying stock options and restricted stock unit awards to which they relate, as those vesting schedules are set forth in Footnotes 1 through 5 above.

(7)
Represents Restricted Stock Units granted on December 29, 2006.  The underlying shares will vest and become issuable in four successive equal annual installments over the four-year period of service measured from the date of grant.  As of December 31, 2007, 75% of the units were unvested.  The reported market value of the shares underlying those unvested units is based on the $34.67 closing selling price of the common stock on December 31, 2007.

(8)
Represents service-vesting Restricted Stock Units granted on January 25, 2007.  The underlying shares will vest in three successive equal annual installments measured from the January 25, 2007 award date, provided Mr. Roth continues in the Corporation’s service through each annual installment date. Half of the shares subject to such restricted stock unit will be issued as they vest and the remaining vested shares will be deferred until the earlier of Mr. Roth’s termination of service or a change in control, subject to any required holdback under applicable law.  The reported market value of the shares underlying those unvested units is based on the $34.67 closing selling price of the common stock on December 31, 2007.

(9)
Represents performance-vesting Restricted Stock Units granted on January 25, 2007.  The underlying shares  will vest if the Corporation achieves an annualized total shareholder return of 8% over the three-year period from January 1, 2007 until December 31, 2009, provided Mr. Roth remains in the Corporation’s employ through such date.  The reported market value of the shares underlying those unvested units is based on the $34.67 closing selling price of the common stock on December 31, 2007.

Option Exercises and Stock Vested

The following table sets forth for each of the named executive officers, the number of shares of the Corporation’s common stock acquired and the value realized on each exercise of stock options during the year ended December 31, 2007, and the number and value of shares of the Corporation’s common stock subject to each restricted stock, deferred stock or restricted stock unit award that vested during the year ended December 31, 2007.  No stock appreciation rights were exercised by the named executive officers during the 2007 fiscal year, and none of those officers held any stock appreciation rights as of December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($)(3)
(a)	(b)	(c)	(d)	(e)
W. Richard Roth	800	$20,036	3,500	$139,755
	10,100	$252,670	2,694	$72,376
	10,618	$265,758
	15,035	$362,105

George J. Belhumeur	1,700	$36,550	129	$4,205
	2,500	$53,211	141	$3,830
	781	$13,566

Angela Yip	200	$3,660	387	$12,616
	1,398	$33,552	134	$3,648

R. Scott Yoo	2,130	$42,421	516	$16,822
			318	$8,747

(1)
The value realized is determined by multiplying (i) the amount by which the market price of the common stock on the date of exercise exceeded the exercise price by (ii) the number of shares for which the options were exercised.

(2)
Represents the portion of the deferred shares of the Corporation’s common stock credited to the named executive officer’s account by reason of dividend equivalent rights under existing stock option and restricted stock unit awards that vested on one or more occasions during the 2007 fiscal year. The phantom cash dividends which accumulated during the 2007 fiscal year on the shares of the Corporation’s common stock underlying those stock options and restricted stock awards were converted, in most instances, on January 2, 2008 into additional deferred shares based on the average of the per share market prices of the common stock on each date actual dividends were paid on such common stock during the 2007 fiscal year. However, certain other phantom cash dividends accumulated for the first quarter of the  2007 fiscal year were converted into deferred shares on April 2, 2007 based on the per share  market  price  of the common stock on the date of that first quarter dividend, yielding a total of 233 shares allocated among the named executive officers. The reported dollar value of the additional deferred shares credited to each named executive officer is based on the closing selling prices of the common stock on the applicable vesting dates for those shares.

(3)	The value realized is determined by multiplying (i) the market price of the common stock on the applicable vesting date by (ii) the number of shares which vested on such date.

Pension Benefits

The following table sets forth for each plan that provides for payments or other benefits in connection with the retirement of each of the named executive officers, the number of years of service credited to the named executive officer under the plan, the actuarial present value of the named executive officer’s accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to the named executive officer during the Corporation’s last completed fiscal year.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
W. Richard Roth	San Jose Water Company Retirement Plan	18	$465,450	-
	San Jose Water Company Executive Supplemental Retirement Plan	18	$1,773,561	-

George J. Belhumeur	San Jose Water Company Retirement Plan	37	$1,094,802	-
	San Jose Water Company Executive Supplemental Retirement Plan	37	$682,359	-

Angela Yip	San Jose Water Company Retirement Plan	21	$561,655	-
	San Jose Water Company Executive Supplemental Retirement Plan	21	$326,688	-

R. Scott Yoo	San Jose Water Company Retirement Plan	22	$665,536	-
	San Jose Water Company Executive Supplemental Retirement Plan	22	$487,561	-

The actuarial and economic assumptions used above to value the pension plan include the RP2000 Mortality Table, a 6.50 percent discount rate (6.0 percent for 2006), salary increases at 4 percent per year, Social Security wage increases at 3.5 percent, and CPI at 3 percent.  Assumptions are made for pre-retirement withdrawal and early retirement.  Similar assumptions are made in valuing the Executive Supplemental Retirement Plan except that, as is customary for such plans, there is no assumption for pre-retirement mortality or withdrawal, and retirement is assumed to occur at the earliest age at which each named executive officer can receive the pension benefits without actuarial reductions.  For further information concerning such actuarial assumptions, please see Note 11 to the Corporation’s consolidated financial statements included in its annual report on Form 10-K for the 2007 fiscal year.

The Corporation maintains two defined benefit plans, the San Jose Water Company Retirement Plan, a tax-qualified pension plan (the “Retirement Plan”), and the Executive Supplemental Retirement Plan (the “SERP”) pursuant to which the retirement benefits payable to each named executive officer are determined primarily based on average annual compensation and years of service.  Under the Retirement Plan, all employees other than (1) leased employees and (2) non-resident employees receiving no earned income within the United States are eligible for participation in such plan on the date of their employment.  The Retirement Plan is designed to provide employees with a fixed monthly pension for life following their attainment of the applicable age and service requirements. Under the SERP, any officer of the Corporation becomes eligible for participation on the first day of the month coincident with the day he or she first becomes an officer. The SERP is designed to supplement the retirement income of a designated select group of management and/or highly compensated executives of the Corporation by providing them with an additional monthly pension in excess of their pension benefit under the Retirement Plan.

SERP Benefit. The dollar amount of the monthly retirement benefit payable to each named executive officer under the SERP will be determined on the basis of the following normal retirement benefit payable as a single-life annuity commencing at age 65:  (A) 2.2 percent of his or her final average monthly compensation  multiplied by his or her years of service (not to exceed 20 years) plus (B) 1.6 percent of such final average monthly compensation  multiplied by his or her years of service in excess of 20 years (not to exceed an additional 10 years), up to a total monthly retirement benefit not to exceed 60 percent of the named executive officer’s final average monthly compensation, less (C) the monthly retirement benefit payable to such individual under the Retirement Plan.  For purposes of such calculation, the named executive officer’s final average monthly compensation will be his or her average monthly compensation for the consecutive 36-month period within his or her last 10 years of service with the Corporation for which such average monthly compensation is the highest.  An officer’s average monthly compensation is calculated on the basis of his or her salary and annual cash bonus. The SERP benefit will commence upon the later of (i) the participant’s separation from service with the Corporation or (ii) his or her attainment of age 55, unless the participant makes a timely election of a later attained age.  Angela Yip and George J. Belhumeur elected to defer the commencement of their SERP benefit to the later of separation from service or attainment of a specified age later than age 55.  SERP benefits which commence prior to the participant’s attainment of age 65 will be subject to actuarial reduction for the early commencement date, except to the extent the participant is entitled to a full or partial subsidy to cover such early commencement. SERP participants may, for purposes of their benefit calculations, receive special age and service credits under the Executive Severance Plan should their employment terminate under certain circumstances following a change of control.  See the discussion of the Executive Severance Plan in the section below entitled “Employment Agreements, Termination of Employment and Change in Control Arrangements” for further information.

Mr. Roth’s retirement benefit will not be reduced for commencement prior to age 65, provided he attains age 55 (or is otherwise deemed to attain such age by reason of the additional years credited to him pursuant to the Executive Severance Plan described below in the section below entitled “Employment Agreement, Termination of Employment and Change in Control Arrangements”) prior to his retirement, but no benefits will actually be paid to him prior to his actual attainment of age 55.  In computing Mr. Roth’s final average compensation, his annual bonus for each year beginning on or after January 1, 2003 will be equal to the greater of his actual bonus or his target bonus for such year.

Retirement Plan Benefit. The monthly retirement benefit payable to a named executive officer under the Retirement Plan at age 65, the plan’s normal retirement age, will be equal to 1.6 percent of his or her average monthly compensation for each year of service completed after January 1, 1978.  The Retirement Plan provides a minimum benefit equal to 50 percent of a participant’s average monthly compensation for the 36 consecutive month period prior to attainment of age 65 (or earlier retirement or termination date) for which such compensation is the highest, less 50 percent of his or her monthly old-age insurance benefit under Section 202 of the Social Security Act (reduced for service of less than 30 years).  For purposes of such benefit calculation, a participant’s average monthly compensation is comprised of his or her regular pay, including shift differential, overtime payments, notice pay, bonuses and payment for sick leave, vacation, jury duty, bereavement leave, and other approved time off.  However, the Retirement Plan contains a special benefit calculation for each participant whose age and service equals or exceeds 75.  The special benefit for such a participant is equal to 60 percent of his or her average monthly compensation for the consecutive 36-month period prior to attainment of age 65 for which such compensation is the highest, less 50 percent of his or her employee's monthly old-age insurance benefit under Section 202 of the Social Security Act (reduced for service of less than 30 years).

All of the named executive officers, except for Angela Yip, are currently eligible to receive early retirement benefits under the Retirement Plan in the event they retire.  Angela Yip has not yet reached the minimum age requirement to receive early retirement benefits under the Retirement Plan.  No lump sum payment of accumulated retirement benefits is provided under either plan.

Additional years of credited service may be granted to an executive officer at the time of retirement, on a case-by-case basis pending approval by the Board of Directors.  In addition, the executive officers may become entitled to years of service and age credits under the Corporation’s Executive Severance Plan should their employment terminate under certain circumstances.  For further information concerning such credits, see the discussion of the Executive Severance Plan in the section below entitled “Employment Agreements, Termination of Employment and Change in Control Arrangements.”

Non-Qualified Deferred Compensation

The first of the following tables shows the deferred compensation activity for the each named executive officer during the 2007 fiscal year attributable to his or her participation in the San Jose Water Company Special Deferral Election Plan (the “Deferral Plan”):

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
(a)	(b)	(c)	(d)	(e)	(f)
W. Richard Roth	$88,000	-	$31,336	-	$667,381	(2)
George J. Belhumeur	$20,400	-	$3,340	-	$75,265	(3)
Angela Yip	$115,000	-	$9,739	-	$265,960	(4)
R. Scott Yoo	$40,000	-	$5,997	-	$156,870	(5)

(1)	Represents the portion of salary and bonus earned for the 2007 fiscal year and deferred under the Deferral Plan.

(2)
Includes (i) $88,000 of salary and/or bonus earned for the 2007 fiscal year and deferred under the Deferral  Plan and (ii) $212,500 of salary and/or bonus earned for the 2006 fiscal year and deferred under the Deferral Plan plus an additional $948 of above-market-earnings reported with respect to such plan for the 2006 fiscal year.

(3)
Includes (i) $20,400 of salary and/or bonus earned for the 2007 fiscal year and deferred under the Deferral  Plan and (ii) $13,500 of salary and/or bonus earned for the 2006 fiscal year and deferred  under the Deferral Plan plus an additional $97 of above-market-earnings reported with respect to such plan for the 2006 fiscal year.

(4)
Includes (i) $115,000 of salary and/or bonus earned for the 2007 fiscal year and deferred under the Deferral Plan and (ii) $67,000 of salary and/or bonus earned for the 2006 fiscal year and deferred  under the Deferral Plan plus an additional $186 of above-market-earnings reported with respect to such plan for the 2006 fiscal year.

(5)
Includes (i) $40,000 of salary and/or bonus earned for the 2007 fiscal year and deferred under the Deferral  Plan and (ii) $50,000 of salary and/or bonus earned for the 2006 fiscal year and deferred  under the Deferral Plan plus an additional $134 of above-market-earnings reported with respect to such plan for the 2006 fiscal year.

The following table shows the deferred compensation activity for each named executive officer for the 2007 fiscal year attributable to the deferred shares of the Corporation’s common stock awarded or credited to him or her during such year:

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)		Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (3)
(a)	(b)	(c)		(d)	(e)	(f)
W. Richard Roth	-	$642,040	(1)	$111,259	-	$4,404,130
George J. Belhumeur	-	-		$2,901	-	$22,570
Angela Yip	-	-		$3,204	-	$49,405
R. Scott Yoo	-	-		$12,059	-	$78,146

(1)
Represents the fair market value (adjusted by the effect of any market conditions imposed on the vesting of those shares) on the award date of the 21,000 shares of the Corporation’s common stock underlying the restricted stock units awarded to Mr. Roth on January 25, 2007.

(2)
Represents the fair market value of the deferred shares of the Corporation’s common stock credited to the named executive officer for the 2007 fiscal year as a result of the dividend equivalent rights under his or her existing stock options and restricted stock units. There were no additional earnings credited to the named executive officer for the 2007 fiscal year because the value of the deferred shares credited to him or her as of January 1, 2007 was higher than the value of those shares on December 31, 2007.

(3)
The reported aggregate balance is based on the $34.67 closing selling price of the common stock on December 31, 2007.  As of December 31, 2007, the portion of the balance in which each named executive officer was vested and the portion of the balance in which each named executive officer was unvested were as follows:

	Vested Portion	Unvested Portion	Total
W. Richard Roth	$3,242,026	$1,162,104	$4,404,130
George J. Belhumeur	$4,888	$17,682	$22,570
Angela Yip	$4,680	$44,725	$49,405
R. Scott Yoo	$7,974	$70,172	$78,146

The Special Deferral Election Plan may be summarized as follows:

Special Deferral Election Plan.  In December 2004, San Jose Water Company implemented the Special Deferral Election Plan (the “Deferral Plan”) to provide certain key employees, including each of the named executive officers, with the opportunity to accumulate an additional source of retirement income through the deferral of up to 50 percent of their base salary each year and up to 100 percent of their bonus or other incentive compensation each year, beginning with the bonus payable for the 2004 fiscal year.  For the compensation deferred each year, the individual may designate a separate distribution event and form of payment (lump sum or annual installments over a five or ten-year period).  Distribution events include termination of employment, the expiration of a designated deferral period of at least five years or the occurrence of a change in control, and withdrawals are also permitted in the event of a financial hardship. Commencing with the 2007 calendar year, each deferred account balance will be credited with a rate of interest each year, compounded semi-annually, equal to the lower of (i) the 30-year long-term borrowing cost of funds to San Jose Water Company, as such rate is measured as of the start of each calendar year, or (ii) 120 percent of the applicable federal long-term rate, measured as of the start of each calendar year.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2007 with respect to the shares of the Corporation’s common stock that may be issued under the Corporation’s existing equity compensation plans.

	A	B	C
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column A)

Equity Compensation Plans Approved by Shareholders (1)	367,404 (2)	$5.48 (3)	1,583,544 (4)(5)
Equity Compensation Plans Not Approved by Shareholders (6)	N/A	N/A	N/A
Total	367,404 (2)	$5.48 (3)	1,583,544 (4)(5)

(1)	Consists of the Corporation’s Long-Term Incentive Plan and Employee Stock Purchase Plan.

(2)
Includes 251,056 shares of common stock underlying deferred stock awards and restricted stock units that will entitle each holder to the issuance of one share of common stock for each deferred share or unit that vests following the applicable performance-vesting or service-vesting requirements.  Excludes outstanding purchase rights under the Employee Stock Purchase Plan.

(3)
Calculated without taking into account the 251,056 shares of common stock subject to outstanding deferred stock awards or restricted stock units that will become issuable at or following the vesting of those awards or units, without any cash consideration or other payment required for such shares.

(4)
Consists of 1,344,896 shares of common stock available for issuance under the Long-Term Incentive Plan and  238,648 shares of common stock available for issuance under the Employee Stock Purchase Plan.

(5)
The shares under the Long-Term Incentive Plan may be issued pursuant to stock option grants, stock appreciation rights, restricted stock or restricted stock unit awards, performance shares, dividend equivalent rights, and stock bonuses.

(6)	The Corporation does not have any outstanding equity compensation plans which are not approved by shareholders.

Employment Agreements, Termination of Employment and Change in Control Arrangements

Executive Severance Plan. Officers of SJW Corp. or its subsidiaries who are serving in such capacity at the time of a change in control of the Corporation may become entitled to severance benefits under the Corporation’s Executive Severance Plan if their employment terminates under certain circumstances in connection with such change in control.  Accordingly, upon the termination of such officer’s employment by the employer for any reason other than good cause (as defined in the Executive Severance Plan) within the 24-month period following the effective date of the change in  control or upon such officer’s resignation  for good reason (as defined in such plan) within the 24-month period following the effective date of the change in  control, (i) such officer will be entitled to a severance benefit consisting of three years of annual base salary and target bonus, payable in three successive equal annual installments, (ii) his or her outstanding stock options and other equity awards will immediately vest, (iii) he or she will, together with his or her eligible dependents, be provided continued health care coverage at the Corporation’s expense for up to three years, and (iv) he or she will be deemed to be three years older and be given three additional years of service for purposes of calculating his or her retirement benefit under the SERP (the “Enhanced Retirement Benefit”).  In addition, if Mr. Roth becomes entitled to a severance benefit under the Severance Plan by reason of a qualifying termination of employment after a change of control, he will be credited with such additional years of service and years of age as are necessary to qualify him for the retirement benefits to which he would otherwise be entitled had he terminated employment after qualifying for early retirement (i.e., the attainment of age 55 and the completion of at least 10 years of service), provided that no retirement benefits will actually be payable to him before age 55.

In addition, the equity compensation awards made to Mr. Roth prior to January 1, 2008 contain vesting acceleration provisions pursuant to which those awards will vest in full should his employment be terminated without good cause, or should he resign for good reason, whether or not in connection with a change in control of the Corporation.  Service-vesting equity awards made to Mr. Roth after December 31, 2007 contain similar vesting acceleration provisions.  However, certain performance-based equity awards made to him after December 31, 2007 may provide for such accelerated vesting only if such termination or resignation occurs in connection with a change in control.

If any payment made in connection with a change in control or the subsequent termination of the named executive officer’s employment would be subject to an excise tax under Section 4999 of the Code (the “Excise Tax”), then such payment or benefit will be grossed up to ensure that such officer  does not incur any out-of-pocket cost with respect to such Excise Tax, and  such  officer will  accordingly receive the same net after-tax benefit he or she would have received had no Excise Tax been imposed.

The benefits payable under the Executive Severance Plan are conditioned upon the named executive officer’s execution of a general release of all employment-related claims against the Corporation and a non-solicitation covenant pursuant to which such officer may not induce any representative, agent or employee to terminate his or her employment or service relationship with the Corporation.

In addition to the benefits provided under the Executive Severance Plan, the named executive officer would also be entitled to (i) retirement benefits under the SERP and the Retirement Plan and (ii) their deferred compensation under the Corporation’s non-qualified deferred compensation plan and their vested-to-date deferred stock awards. The present value of the accumulated retirement benefit under the two retirement plans as of the close of the 2007 fiscal year is set forth in the table above in the section entitled “Pension Benefit.”  The value of their accumulated deferred compensation as of December 31, 2007 is set forth in the two tables in the section above entitled “Non-Qualified Deferred Compensation.”

For purposes of the various payments and benefits which may be triggered under the Executive Severance Plan in connection with a change in control, the following transactions will be deemed to constitute a change in control event:

-
A merger, consolidation or other reorganization, unless more than 50 percent of the outstanding voting power of the successor entity is owned, in substantially the same proportions, by the persons who were the Corporation’s stockholders immediately prior to the transaction,

-
A sale of all or substantially all of the Corporation’s assets, unless more than 50 percent of the outstanding voting power of the acquiring entity or parent thereof is owned, in substantially the same proportions, by the persons who were the Corporation’s stockholders immediately prior to the transaction,

-	Certain changes in the composition of the Corporation’s Board of Directors, or

-
The acquisition of the Corporation’s outstanding securities by any person so as to make that person the beneficial owner of securities representing 30 percent or more of the total combined voting power of the Corporation’s outstanding securities.

The chart below indicates the potential payments that each named executive officer would receive based upon the following assumptions:

(i)	His or her employment terminated on December 31, 2007 under circumstances entitling him or her to full severance benefits under the Executive Severance Plan;

(ii)
As to any benefits tied to a change in control, the change in control is assumed to have occurred on December 31, 2007 and at a price per share payable to the holders of the Corporation’s common stock in an amount equal to the $34.67 per share, the closing selling price of such common stock on December 31, 2007; and

(iii)	The restricted stock units awarded to the named executive officers on January 2, 2008 were deemed to have been granted and outstanding on December 31, 2007.

Name	Cash Severance Payment ($)		Present Value of Enhanced Retirement Benefit ($) (3)	Value of Continued Health Care Coverage ($)	Value of Option Awards (4)	Value of Accelerated Restricted Stock Awards (4)	Excise Tax Gross-Up ($) (5)
W. Richard Roth	$1,650,000	(1)	$440,548	$27,043	$495,955	$1,162,105	$1,250,904
George J. Belhumeur	$960,000	(2)	$-	$27,043	$31,932	$69,027	$444,385
Angela Yip	$960,000	(2)	$320,572	$27,043	$31,932	$96,070	$642,365
R. Scott Yoo	$1,020,000	(2)	$422,846	$38,266	$80,792	$157,506	$760,903

(1)	Represents three times Mr. Roth’s annual salary of $440,000 plus three times his target bonus of $110,000.

(2)
Represents three times Ms. Yip’s and Mr. Belhumeur’s annual salary of $280,000 plus three times their target bonus of $40,000 and represents three times Mr. Yoo’s annual salary of $290,000 plus three times his target bonus of $50,000.

(3)
The actuarial and economic assumptions used to value the pension plan include the RP2000 Mortality Table, a 6.50% discount rate (6.00% for 2006), salary increases at 4% per year, Social Security wage increases at 3.5%, and CPI at 3%.  Assumptions are made for pre-retirement withdrawal and early retirement.  Similar assumptions are made in valuing the SERP, except that, as is customary for such plans, there is no assumption for pre-retirement mortality or withdrawal, and retirement is assumed to occur at the earliest age at which each named executive officer can receive the pension benefits without actuarial reductions.

(4)
To the extent outstanding at the time of a change in control, the unvested options and restricted stock units and all other unvested deferred stock attributable to dividend equivalent rights  will automatically vest on an accelerated basis at that time.  The reported dollar values of these unvested options, units and other deferred shares are based on aggregate intrinsic value of the underlying shares of common stock on December 31, 2007.

(5)
Calculated based on taxable income of five years (2002 through 2006), using the assumptions of change in control as of December 31, 2007, with a price per share of $34.67, the closing price on December 31, 2007, an effective tax rate of 65.75% (federal, 35%; state, 9.3%; Medicare, 1.45%; and excise tax, 20%) and  with all outstanding, unvested stock options, restricted shares, deferred stock units vesting on the change in control date, except that deferred  shares credited pursuant to DERs will be paid out at the same time they otherwise would have been payable.  The parachute value attributable to unvested stock options is calculated using a Black-Scholes model with inputs: actual exercise price of each option, fair value of $34.67 per share, volatility and expected term calculated as of December 31, 2007, the expected dividend yield of 1.56% as of December 31, 2007, and the risk free rate of 4.7% as of December 31, 2007.

The Corporation has also entered into an agreement with Mr. Roth in connection with his employment as President and Chief Executive Officer of the Corporation.  The agreement had  an initial three-year term measured from January 1, 2003 but was automatically extended for a series of additional one-year terms, beginning at the end of the second year of the original term.  Additional one-year extensions will continue in the future, provided the Corporation does not give notice of non-renewal before November 30 of the then-current year.  During the term of the agreement, Mr. Roth will be provided with the following compensation:  an initial annual base salary of $400,000 per year, paid health care coverage for himself and his dependents, certain perquisites and an annual bonus of up to 37.5 percent of his annual base salary, payable based upon the Executive Compensation Committee’s assessment of the Corporation’s financial performance and his contribution to that performance.  The perquisites to which Mr. Roth is entitled include a Corporation-provided motor vehicle (replaceable at three or four-year intervals) and a Corporation-paid club membership.

Pursuant to the agreement, Mr. Roth received the following equity awards under the LTIP on April 29, 2003: (i) an option to purchase 45,624 shares of common stock with an exercise price per share equal to the fair market value of the Corporation’s common stock on date of grant and (ii) a deferred restricted stock award covering 83,340 shares (collectively, the “Awards”).  The Awards include dividend equivalent rights and are subject to vesting schedules tied to Mr. Roth’s continued service with the Corporation.  The option component of the Awards  vested and became exercisable in four successive equal annual installments over the four-year period measured from the grant date, and the deferred restricted stock component vested in a series of 36 successive equal monthly installments over the three-year period measured from January 1, 2003.  The phantom cash dividends which accumulate each year pursuant to Mr. Roth’s dividend equivalent rights are converted on the first business day of January in each succeeding year into additional deferred shares based on the average of the per share market prices of the Corporation’s common stock on each date actual dividends were paid on such common stock during the year.  Mr. Roth’s annual base salary was increased to (i) $425,000 effective January 1, 2006, (ii) $440,000 effective January 1, 2007 and (iii) $455,000 effective January 1, 2008.

If Mr. Roth’s employment is involuntarily terminated for any reason other than death, disability or good cause (as defined in Mr. Roth’s employment agreement) or his employment is voluntarily terminated for good reason (as defined in such agreement) and such termination does not occur under circumstances entitling him to benefits under the Executive Severance Plan, he will be instead entitled to the following benefits: (i) lump sum cash severance equal to three times the sum of his base salary at the time of termination (or such higher rate as was in effect at any time during the previous twelve months) and his annual bonus for the year of termination (or if higher, the average of his actual annual bonuses for the previous three years), (ii) a prorated annual target bonus for the year of termination, and (iii) continued health care coverage at the Corporation’s expense for up to three years following termination. Such benefits are conditioned, however, upon Mr. Roth’s execution of a general release of all employment-related claims against the Corporation.

If Mr. Roth’s employment had been involuntarily terminated for any reason other than death, disability or good cause (as defined in Mr. Roth’s employment agreement) or his employment had been voluntarily terminated for good reason (as defined in such agreement) on December 31, 2007, and such termination had not occurred under circumstances entitling him to benefits under the Executive Severance Plan, he would have been entitled to the following payments and benefits:

Cash Severance	Value of 36 Months of Continued Health Care Coverage
$1,827,374 (1)(3)	$27,043 (2)(3)

(1)
Represents the sum of (i) three times the annual rate of base salary of $440,000 in effect for Mr. Roth on December 31, 2007, (ii) three times the average of Mr. Roth’s actual annual bonuses for 2005, 2006 and 2007 of $132,458 and (iii) a prorated annual target bonus of $110,000 in effect for Mr. Roth on December 31, 2007.

(2)	Represents 36 months of health benefit coverage at an average monthly rate of $758.33.

(3)
Pursuant to his employment agreement, Mr. Roth may not, during the one-year period following his termination of employment, solicit any individuals who were in the Corporation’s employ at the time of such termination or within the preceding six months to work for him or any other entity with which he is affiliated.

As of December 31, 2007, Mr. Roth had been awarded restricted stock units covering 35,000 shares of the Corporation’s common stock.  Restricted stock units covering 28,000 of those shares will vest in successive equal annual installments upon his completion of each year of service with the Corporation over either a four-year period or three-year period measured from the applicable award date.  The restricted stock units for the remaining 7,000 shares will vest upon the attainment of a performance goal tied to total shareholder return over the three-year period ending December 31, 2009.  However, if on December 31, 2007, Mr. Roth’s employment had terminated by reason of death or disability or had been involuntarily terminated other than for good cause (as defined in Mr. Roth’s employment agreement) or his employment had been voluntarily terminated for good reason (as defined in such agreement), then his restricted units covering 31,500 unvested shares of common stock would have vested on at that time an accelerated basis for a total value of $1,092,905.  Such accelerated value was based on the $34.67 per share closing selling price of the common stock on December 31, 2007.  As described in the Grants of Plan-Based Awards section above, Mr. Roth was also granted restricted stock units on January 30, 2008 covering an additional 21,000 shares of common stock in the aggregate.

In addition, Mr. Roth would be entitled to accumulated retirement benefit with a present value of $2,239,011 as of December 31, 2007 and vested deferred compensation in the amount of $3,909,407 as of that date and unvested deferred compensation in the approximate amount of $1.2 million which would vest upon his termination of employment under certain prescribed circumstances.

The outstanding stock options granted to Mr. Roth contain a provision pursuant to which those options may remain outstanding for up to four years if he terminates employment after attainment of age 55 and completion of 10 or more years of service and will continue to vest during that post-employment exercise period.

Compensation Committee Interlocks and Insider Participation

No member of the Executive Compensation Committee was at any time during the 2007 fiscal year or at any other time an officer or employee of the Corporation or any of its subsidiaries.  No executive officer of the Corporation serves as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving as a member of the Corporation’s Executive Compensation Committee.  Messrs. Cali, Gibson, King, Moss and Ulrich were the non-employee directors who served on the Executive Compensation Committee at a time during fiscal year 2007.  Messrs. Gibson and Moss served on such committee until April 26, 2007.  Mr. Moss has a relationship requiring disclosure under Item 404 of Regulation S-K.  For information regarding this relationship please see the discussion below in the section entitled "Certain Relationships and Related Transactions."

COMMITTEE REPORTS

The following reports of the Audit Committee and the Executive Compensation Committee shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, nor are such reports to be incorporated by reference into any future filings.

Annual Report of the Audit Committee

In connection with the audited financial statements for the period ending December 31, 2007, the Audit Committee (1) reviewed and discussed the audited financial statements with management, (2) discussed with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended by SAS 114, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, and (3) received and discussed with the independent accountants the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and discussed the independent accountants’ independence from the Corporation and its subsidiaries. Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ending December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee
Douglas R. King, Chairperson
J. Philip DiNapoli
Frederick R. Ulrich, Jr.

Annual Report of the Executive Compensation Committee

The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management, and based on such review and such discussions, the Executive Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis, as contained herein, be included in this proxy statement.

Executive Compensation Committee
Mark L. Cali
Douglas R. King
Frederick R. Ulrich, Jr.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2006, San Jose Water Company began a budgeted water well replacement program.  Two new wells are scheduled for construction in each year 2006, 2007 and 2008.  In the fall of 2006, the company solicited bids from four contractors to construct four wells, two wells in 2006 and two wells in 2007.  San Jose Water Company received two bids and it selected the contractor with the lowest bid, which had a total project cost of $1,575,172 to drill, develop and install the casing and screen for the four wells.  Roscoe Moss Manufacturing Company supplied well casing and screen to the general contractor for this well project valued at $397,873 for 2006 and $265,865 for 2007.  In November 2007 San Jose Water Company solicited bids from three contractors to construct two wells. San Jose Water Company received three bids and it selected the contractors with the lowest bid, which had a total project cost of $1,076,261 to drill, develop and install the casing and screen for the two wells.  Roscoe Moss Manufacturing Company has supplied well casing and screen to general contractors for this well project and through January 28, 2008 billed the contractors an aggregate of approximately $221,948 for such well casing and screen.  Additionally, Roscoe Moss Manufacturing Company sold water well casing and Rossum Sand Testers to San Jose Water Company for an aggregate price of approximately $5,333 in 2006 and $4,139 in 2007.  Mr. George E. Moss, a member of the Board of Directors of SJW Corp. and beneficial owner of approximately 16.5 percent of SJW Corp.’s outstanding shares, is the Vice Chairman of the Board of Roscoe Moss Manufacturing Company.  Messrs. George E. Moss and Roscoe Moss Jr., beneficial owner of approximately 11.6 percent of SJW Corp.’s outstanding shares, along with other members of the Moss family own greater than majority interest in Roscoe Moss Manufacturing Company.  Mr. Van Valer, a member of the Board of Directors of SJW Corp., is the President and the beneficial owner of approximately 8.33 percent of the outstanding stock of Roscoe Moss Manufacturing Company.

The Audit Committee reviews and approves related party transactions as such term is defined under Item 404(a) of Regulation S-K pursuant to the Corporation’s Audit Committee Charter.  In addition, SJW Corp.’s written Related Party Transactions Policy provides that any request for approval submitted to the Audit Committee must describe the material terms of the proposed transaction and the related party’s interest.  Such policy further provides that when approval for a related party transaction is required between regular Audit Committee Meetings, the Audit Committee may provide approval at a special telephonic committee meeting or by written consent (including by email).

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at next year’s annual meeting of shareholders must comply with all applicable requirements of SEC Rule 14a-8 and be received by the Corporation by November 25, 2008 for inclusion in the Corporation’s proxy materials relating to that meeting.  In addition, the proxy solicited by the Board of Directors for the 2009 annual meeting of shareholders will confer discretionary authority to vote on any proposal presented to the shareholders at the meeting for which the Corporation did not have notice on or prior to February 8, 2009.

FORM 10-K

SJW CORP. WILL MAIL, WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF SJW CORP.’S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007, INCLUDING THE CONSOLIDATED FINANCIAL STATEMENTS, SCHEDULES, AND LIST OF EXHIBITS, AND ANY PARTICULAR EXHIBIT SPECIFICALLY REQUESTED.  REQUESTS SHOULD BE SENT TO:  SJW CORP., 374 WEST SANTA CLARA STREET, SAN JOSE, CALIFORNIA 95113, ATTENTION: CORPORATE SECRETARY.  THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE AT THE CORPORATION’S WEBSITE AT WWW.SJWATER.COM.

OTHER MATTERS

The Board of Directors is not aware of any matters to be presented for shareholder action at the annual meeting other than as set forth herein.  If any other matters are properly brought before the annual meeting or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.  Whether or not you intend to be present at the meeting, you are urged to complete, sign and return your proxy card promptly.

BY ORDER OF THE BOARD OF DIRECTORS

Suzy Papazian
Corporate Secretary/Attorney

San Jose, California
March 10, 2008

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, APRIL 30, 2008

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Shareholders to be held on April 30, 2008, and the accompanying proxy statement, and appoints Charles J. Toeniskoetter and R. Scott Yoo, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SJW Corp. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Shareholders of SJW Corp. to be held on April 30, 2008, at 10:00 AM Pacific Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could have if personally present thereat.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED.  IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED IN FAVOR OF ELECTING THE EIGHT NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND FOR PROPOSALS 2, 3 AND 4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

PROXY VOTING INSTRUCTIONS

COMPANY NUMBER:     ___________________                    ACCOUNT NUMBER: ________________

(b)           MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

•	OR -

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions.  Have your proxy card available when you call.

•	OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

(continued and to be dated and signed on the reverse side)

II.	SEE REVERSE SIDE

A-1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3 AND 4.  PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.  PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒.

1. Election of Directors					FOR	AGAINST	ABSTAIN

			2.	Approve the Executive Officer Short-Term Incentive Plan	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	O M.L. Cali	3.	Approve the Amended and Restated Long-Term Incentive Plan	☐	☐	☐
	WITHHOLD AUTHORITY	O J.P. DiNapoli
		O D.R. King	4.	Ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Corporation for fiscal year 2008;	☐	☐	☐
☐	FOR ALL NOMINEES	O N.Y. Mineta
O W.R. Roth
☐	FOR ALL EXCEPT	O C.J. Toeniskoetter	5.	Act upon such other business as may properly come before the annual meeting or any adjournment of postponement thereof.	☐	☐	☐
	(See instructions below)	O F.R. Ulrich, Jr.
O R.A. Van Valer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.  THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE.  IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR" ELECTION OF THE DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. ☐

Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder				Signature of Shareholder
		Date		Date
Note:    Please sign exactly as your name or names appear on this Proxy.  When shares are held jointly each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  If signer is a partnership, please sign in partnership name by authorized person.

A-2

APPENDIX A

SJW CORP.

EXECUTIVE OFFICER SHORT-TERM INCENTIVE PLAN

I.              PURPOSE OF THE PLAN

The SJW Corp. Executive Officer Short-Term Incentive Plan (the “Plan”) is intended to promote the interests of SJW Corp. (the “Company”) and its shareholders by establishing a compensation program to provide the Company’s executive officers with the opportunity to earn incentive awards that are tied to the achievement of specific performance objectives and that should accordingly qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).

II.             PLAN STRUCTURE

A.           Bonuses shall be earned under the Plan on the basis of the Company’s performance measured in terms of one or more pre-established performance objectives to be attained over a designated performance period (the “Performance Period”).  Each applicable Performance Period under the Plan shall be established by the Plan Administrator and may range in duration from a minimum period of twelve (12) months to a maximum period of thirty-six (36) months. The initial Performance Period shall be the twelve (12)-month period coincident with the Company’s 2009 fiscal year beginning January 1, 2009 and ending December 31, 2009.

B.           No bonus shall be earned with respect to a particular performance goal unless that performance goal is attained at the minimum threshold level. The Participant may earn a bonus at a dollar amount in excess of the target bonus set for the Participant for a particular Performance Period if the applicable performance goals for that Performance Period are attained at an above-target level.

C.           The Plan Administrator shall have the discretionary authority to reduce the actual bonus amount payable to any Participant below the amount that would otherwise be payable to that individual based solely on the attained level of the performance goals for the applicable Performance Period. In no event, however, may the Plan Administrator increase the bonus amount payable to a Participant beyond the maximum bonus amount set for the attained level of performance.

III.           PLAN ADMINISTRATION

A.           The Plan shall be administered by a committee of two or more non-employee members of the Company’s Board of Directors, each of whom shall qualify as an “outside director” under Code Section 162(m) and Section 1.162-27(e) of the Treasury Regulations thereunder.  Such committee in its capacity as administrator of the Plan (the “Plan Administrator”) shall have full power and authority (subject to the express provisions of the Plan)  to:

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a.           establish the duration of each Performance Period;

b.           select the eligible individuals who are to participate in the Plan for such Performance Period;

c.           determine the specific performance objectives for each Performance Period at one or more designated levels of attainment and set the bonus potential for each participant at each corresponding level of attainment;

d.           certify the attained level of the applicable performance goals for the Performance Period and determine, on the basis of that certification, the actual bonus for each participant in an amount not to exceed his or her maximum bonus potential for the certified level of attainment; and

e.           exercise discretionary authority, when appropriate, to reduce the actual bonus payable to any participant below his or her bonus potential for the attained level of performance for the Performance Period.

B.           The Plan Administrator shall also have full power and authority to interpret and construe the provisions of the Plan and adopt rules and regulations for the administration of the Plan.

C.           Decisions of the Plan Administrator shall be final and binding upon all parties who may have an interest in the Plan or any bonus amount payable under the Plan.

IV.           ELIGIBILITY AND PARTICIPATION

A.           The individuals eligible to participate in the Plan shall be limited to the executive officers of the Company subject to the short-swing profit liability provisions of Section 16 of the Securities Exchange Act of 1934, as amended.  The Plan Administrator shall have complete discretion in selecting the eligible individuals who are to participate in the Plan for one or more Performance Periods.

B.           An individual selected for participation in the Plan for a Performance Period shall cease to be a participant and shall not be entitled to any bonus payment for that Performance Period if such individual ceases Employee status for any reason prior to the date that Performance Period ends (the “Completion Date”); provided, however, that the following participants shall receive a portion of the actual bonus to which they would otherwise have been entitled pursuant to Articles V and VI,  on the basis of the attained level of performance for that Performance Period, had they continued in Employee status through the Completion Date:

(i)           any participant who ceases Employee status prior to the Completion Date by reason of death or Disability;

(ii)           any participant whose Employee status terminates under circumstances entitling that individual to a full or pro-rata bonus pursuant to the express terms of any agreement or arrangement to which that individual and the Company are parties; and

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(iii)           any participant whose Employee status terminates under special circumstances that warrant, in the Plan Administrator’s sole discretion, a pro-rated bonus award for that Performance Period.

C.           In no event shall the bonus paid to any participant pursuant to Paragraph IV.B exceed the dollar amount determined by dividing (a) the actual bonus to which that participant would have become entitled pursuant to Articles V and VI, on the basis of the attained level of performance for the Performance Period, had he or she continued in Employee status through the Completion Date by (b) a fraction the numerator of which is the number of days such individual remained in active Employee status during that Performance Period and the denominator of which is the total number of days in such Performance Period; provided, however, that a participant covered under subparagraph (ii) of Paragraph IV.B may become entitled, pursuant to the terms of his or her agreement or arrangement with the Company, to the full amount of the bonus earned for the Performance Period on the basis of the attained level of performance.

D.           For purposes of this Article IV, the following definitions shall be in effect:

(i)           A participant shall be deemed to continue in “Employee” status for so long as that individual remains in the employ of the Company or any parent or subsidiary of the Company.

(ii)           A participant shall be deemed to have ceased Employee status by reason of a “Disability” if such cessation of Employee status occurs by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

(iii)           Each corporation (other than the Company) in an unbroken chain of corporations ending with the Company shall be considered to be a “parent” of the Company, provided that each such corporation (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of al classes of stock in one of the other corporations in such chain.

(iv)           Each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company shall be considered to be a “subsidiary” of the Company, provided that each such corporation (other than the last corporation in the unbroken chain) owns, at the time of determination, stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock in one of the other corporations in such chain.

E.           A participant who is absent from active Employee status for a portion of a Performance Period by reason of an authorized leave of absence shall not be deemed to have ceased Employee status during the period of that leave.  However, any bonus to which such participant may otherwise become entitled under the Plan for that Performance Period based on the attained level of performance for such Performance Period shall be pro-rated based on the portion of that Performance Period during which that individual is in active working status andnot on such leave of absence, unless the Plan Administrator otherwise deems it appropriate under the circumstances to provide that individual with the full bonus that he or she would have earned for that Performance Period, on the basis of the attained level of performance, had there been no leave of absence.

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V.           DETERMINATION OF PERFORMANCE GOALS AND POTENTIAL BONUS AMOUNTS

A.           Participants shall be eligible to earn a cash bonus under the Plan for each Performance Period for which one or more performance objectives established by the Plan Administrator for that Performance Period are attained.  The Plan Administrator shall, within the first ninety (90) days of each Performance Period, establish the specific performance objectives for that Performance Period. In no event may a performance objective be established at a time when there exists no substantial uncertainty as to its attainment.

B.           For each Performance Period, the performance objectives may be based on one or more of the following criteria:  (i) pre-tax or after-tax earnings, profit or net income, (ii) revenue or revenue growth, (iii) earnings per share, (iv) return on assets, capital or shareholder equity, (v) total shareholder return, (vi) gross or net profit margin, (vii) cash flow, (viii) approved rate increases, (ix) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation, (x) increases in customer base, (xi) operating income, net operating income or net operating income after recorded tax expense, (xii) operating profit, net operating profit or net operating profit after recorded tax expense, (xiii) operating margin, (xiv) cost reductions or other expense control objectives, (xv) market price of the Company’s common stock, whether measured in absolute terms or in relationship to earnings or operating income, (xvi) compliance with applicable environmental requirements or applicable regulatory requirements, (xvii) budget objectives, (xviii) working capital, (xix) mergers, acquisitions or divestitures, (xx) attainment of water industry objectives measured in terms of water quality, service, reliability and efficiency or (xxi) measures of customer satisfaction.  In addition, such performance criteria may be based upon the attainment of specified levels of the Company’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Company’s business units or divisions or any parent or subsidiary.  Each applicable performance criteria may be structured at the time of establishment to provide for appropriate adjustment for one or more of the following items: (i) asset impairments or write-downs, (ii) litigation judgments or claim settlements, (iii) the effect of changes in tax law, accounting principles or other laws, regulations or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (vi) the operations of any business acquired by the Company or any parent or subsidiary or of any joint venture in which the Company or any parent or subsidiary participates, (vii) the divestiture of one or more business operations or the assets thereof or (viii) the costs incurred in connection with such acquisitions or divestitures.

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C.           For each performance objective, the Plan Administrator may establish up to three (3) designated levels of attainment: threshold, target and above-target levels of attainment.  At the time the performance objectives for a particular Performance Period are established, the Plan Administrator shall also set the bonus potential for each participant at each of the designated performance levels.  Alternatively, the Plan Administrator may establish a linear formula for determining the bonus potential at various points of performance goal attainment. Under no circumstance, however, shall the aggregate bonus potential for any participant for any Performance Period exceed the applicable Maximum Bonus Amount set forth in Paragraph VI.B.

D.           The actual bonuses to be paid for each Performance Period shall be determined by the Plan Administrator on the basis of the level at which each of the performance objectives applicable to that Performance Period is actually attained. Accordingly, each performance objective shall be measured separately in terms of actual level of attainment and shall be weighted, equally or in such other proportion as the Plan Administrator shall determine at the time such performance objectives are established, in determining the actual bonus payable to each participant for the Performance Period.  For example, if four (4) performance objectives are established for the Performance Period and weighted equally, then each of those objectives attained at target level will contribute an amount equal to twenty-five percent (25%) of the total bonus payable to the participant at target level performance, and each objective attained at above-target level will contribute an amount equal to twenty-five percent (25%) of the total bonus payable to the participant at above-target level performance.  However, no bonus amount shall be payable with respect any performance objective, unless the specified threshold level for that objective is attained.

E.           The Plan Administrator shall certify in writing the actual level of attainment of each performance objective for the Performance Period before any bonuses are paid for that Performance Period.

F.           The Plan Administrator shall not waive any performance objective applicable to a participant’s bonus potential for a particular Performance Period, except under such circumstances as the Plan Administrator deems appropriate in the event a Change in Control should occur prior to the Completion Date of that Performance Period.  For purposes of the Plan, a Change in Control shall have the same definition as set forth in the Company’s Amended and Restated Long-Term Incentive Plan.

VI.           INDIVIDUAL BONUS AWARDS

A.           The actual bonus to be paid to each participant for a particular Performance Period will be determined on the basis of the bonus potential established for that individual at the various levels of attainment designated for each of the performance goals applicable to that Performance Period.  Should the actual level of attainment of any such performance goal be between two of the designated levels, then the participant’s bonus potential will be interpolated on a straight-line basis.  In no event shall any participant be awarded a total bonus in excess of the amount determined on the basis of the bonus potential (as so interpolated) established for the particular level at which each of the applicable performance goals for the Performance Period is attained. However, the Plan Administrator shall have the discretion to reduce or eliminate the bonus that would otherwise be payable with respect to one or more performance goals on the basis of the certified level of attained performance of those goals.

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B.           The maximum bonus payment under the Plan (the “Maximum Bonus Amount”) that any one participant may receive shall be limited to One Million Dollars ($1,000,000) per each twelve (12)-month period included within the applicable Performance Period, up to a maximum award of Three Million Dollars ($3,000,000) for any Performance Period with a maximum duration of thirty-six (36) months.

C.           Except as otherwise provided in Paragraphs IV.B and C, no participant shall accrue any right to receive a bonus award under the Plan unless that participant remains in Employee status through the Completion Date of the Performance Period.  Accordingly, no bonus payment shall be made to any participant who ceases Employee status prior to the Completion Date, provided, however, that the provisions of Paragraphs IV.B and C shall govern the bonus entitlement of participants whose Employee status terminates under the various circumstances set forth in those provisions.

D.           The actual bonus which a participant earns for a particular Performance Period shall be paid pursuant to the following procedures:

(i)           As soon as administratively practicable following the Company’s release of the financial results for the fiscal period or periods coincident with the Performance Period, the Plan Administrator shall meet to certify the actual levels at which the performance goals for such period or periods have been attained and determine, on the basis of such certified levels, the actual bonus amount to be paid to each participant for that Performance Period.

(ii)           Within fifteen (15) business days following the completion of such certification and determination process, the actual bonus amount determined for each participant shall be paid, subject to the Company’s collection of all applicable federal, state and local income and employment withholding taxes.

(iii)           The scheduled payment date for the bonuses earned for each Performance Period shall be the first business day of March of the calendar year (the “Post-Performance Year”) immediately following the calendar year in which the Completion Date for that Performance Period occurs. In no event will the bonuses be paid earlier than the first day of the Post-Performance Year or later than the last day of the Post-Performance Year, unless an earlier payment date for those bonuses would not otherwise result in adverse tax consequences under Section 409A of the Code.  A participant may, however, defer the receipt of his or her bonus payment until separation from service or other designated date through a timely election made under the Company’s Special Deferral Election Plan

E.           All bonus payments shall be made in cash.

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VII.          GENERAL PROVISIONS

A.           The Plan shall be subject to approval by the Company’s shareholders at the 2008 Annual Meeting and shall become effective upon such shareholder approval, with the initial Performance Period to commence under the Plan on January 1, 2009 and end on December 31, 2009. Should such shareholder approval not be obtained, then the Plan shall not be implemented, and no bonus payments shall be made under the Plan.

B.           The Plan and all rights hereunder shall be construed, administered and governed in all respects in accordance with the laws of the State of California without resort to its conflict-of-laws provisions.  If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue in full force and effect.

C.           The Plan Administrator may at any time amend, suspend or terminate the Plan, provided such action does not adversely affect the rights and interests of participants accrued to date under the Plan or otherwise impair their ability to earn a bonus award based upon the performance objectives established by the Plan Administrator for the then-current Performance Period.

D.           Any amendment or modification of the Plan shall be subject to shareholder approval to the extent required under Code Section 162(m) or other applicable law or regulation.

E.           Neither the action of the Company in establishing or maintaining the Plan, nor any action taken under the Plan by the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in Employee status for any period of specific duration, and each participant shall at all times remain an Employee at-will and may accordingly be discharged at any time, with or without cause and with or without advance notice of such discharge.

F.           No participant shall have the right to transfer, alienate, pledge or encumber his or her interest in the Plan, and such interest shall not (to the maximum permitted by law) be subject to the claims of the participant’s creditors or to attachment, execution or other process of law.  However, should a participant die before payment is made of the actual bonus to which he or she has become entitled under the Plan, then that bonus shall be paid to the executor or other legal representative of his or her estate.

G.           The terms and conditions of the Plan, together with the obligations and liabilities of the Company that accrue hereunder, shall be binding upon any successor to the Company, whether by way of merger, consolidation, reorganization or other change in ownership or control of the Company.

H.           No amounts accrued or earned under the Plan shall actually be funded, set aside or to otherwise segregated prior to actual payment.  The obligation to pay the bonuses that actually become due and payable under the Plan shall at all times be an unfunded and unsecured obligation of the Company.  Participants shall have the status of general creditors and shall look solely and exclusively to the general assets of the Company for payment.

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APPENDIX B
SJW CORP.
LONG-TERM INCENTIVE PLAN

AS AMENDED AND RESTATED JANUARY 30, 2008

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This Amended and Restated Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of SJW Corp., a California corporation, by providing eligible persons in the Corporation’s service with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Corporation.

The Plan was initially adopted by the Board on March 6, 2002 and approved by the Corporation’s shareholders on April 18, 2002.  The Plan has been subsequently amended from time to time, and this new Amended and Restated Plan was adopted by the Board on January 30, 2008, subject to the approval of the Corporation’s shareholders at the 2008 Annual Meeting. Accordingly, the Amended and Restated Plan shall become effective upon such shareholder approval.  All Awards outstanding under the Plan at that time shall continue to be governed by the existing terms and provisions of the applicable agreements evidencing those Awards, and nothing in this Amended and Restated Plan shall be deemed to affect or modify the existing terms and conditions of those Awards.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A.           The Amended and Restated Plan is hereby divided into a series of separate incentive compensation programs as follows:

-           the Discretionary Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock or stock appreciation rights tied to the value of such Common Stock,

-           the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units, performance shares or other stock-based awards which vest upon the completion of a designated service period or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

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-           the Incentive Bonus Program under which eligible persons may, at the discretion of the Plan Administrator, be provided with incentive bonus opportunities through performance unit awards tied to the attainment of pre-established performance milestones or through dividend equivalent rights issued separately or in conjunction with other Awards made under the Plan.

B.           The special incentive compensation programs previously established for the non-employee Board members under the Plan, namely, the Deferral Election Program and the Deferred Restricted Stock Program, each as amended as of December 6, 2007, shall continue in effect under the January 30, 2008 amendment and restatement of the Plan.

C.           The provisions of Articles One and Five shall apply to all incentive compensation programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A.           The Executive Compensation Committee shall have sole and exclusive authority to administer the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to Section 16 Insiders.  Administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Executive Compensation Committee or a Secondary Board Committee, or the Board may retain the power to administer those programs with respect to such persons.

B.           The Executive Compensation Committee may make Awards to any and all non-employee Board members, including members of the Executive Compensation Committee, upon such terms and conditions as the Executive Compensation Committee deems appropriate in its sole discretion or pursuant to one or more formulaic programs which provide for the automatic grant of such Awards in such amounts, at such times and subject to such terms as the Executive Compensation Committee may designate in advance, in each instance subject to the express provisions of the Plan and the limitations of Section V.C of this Article One. The terms and conditions of the Awards may vary among the non-employee Board members on an individual by individual basis or may differ from the terms and conditions in effect for prior Awards made to the non-employee Board members. The Executive Compensation Committee may also implement one or more programs which provide the non-employee Board members with the opportunity to elect on an advance basis to receive specific types of Awards, either on a current or deferred basis, in lieu of retainer or meeting fees otherwise payable to them in cash for their service as non-employee Board members and/or as members of one or more Board committees (or for their service as members of the board of directors of any Parent or Subsidiary or any committee of such board).  All discretionary Awards to non-employee Board members authorized by the Executive Compensation Committee and all formulaic programs implemented by the Executive Compensation Committee for such Board members shall be subject to approval and ratification by a majority of the Board.

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C.           Members of the Executive Compensation Committee or any Secondary Board Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time.  The Board may also at any time terminate the functions of any Secondary Board Committee and reassume all powers and authority previously delegated to such committee.

D.           Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Grant, Stock Issuance and Incentive Bonus Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding Awards thereunder as it may deem necessary or advisable.  Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Grant, Stock Issuance and Incentive Bonus Programs under its jurisdiction or any Award thereunder.

E.           Service as a Plan Administrator by the members of the Executive Compensation Committee or the Secondary Board Committee shall constitute service as Board members, and the members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee.  No member of the Executive Compensation Committee or the Secondary Board Committee shall be liable for any act or omission made in good faith with respect to the Plan or any Award thereunder.

IV.	ELIGIBILITY

A.           The persons eligible to participate in the Plan are as follows:

(i)           Employees,

(ii)          non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii)         consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.           The Plan Administrator shall have full authority to determine, (i) with respect to Awards made under the Discretionary Grant Program, which eligible persons are to receive such Awards, the time or times when those Awards are to be made, the number of shares to be covered by each such Award, the time or times when the Award is to become exercisable, the vesting schedule (if any) applicable to the Award, the maximum term for which such Award is to remain outstanding and the status of a granted option as either an Incentive Option or a Non-Statutory Option; (ii) with respect to Awards under the Stock Issuance Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the number of shares subject to each such Award, the vesting and issuance schedules applicable to the shares which are the subject of such Award, the cash consideration (if any) payable for those shares and the form (cash or shares of Common Stock) in which the Award is to be settled; and (iii) with respect to Awards under the Incentive Bonus Program, which eligible persons are to receive such Awards, the time or times when the Awards are to be made, the performance objectives for each such Award, the amounts payable at designated levels of attained performance, any applicable service vesting requirements, the payout schedule for each such Award and the form (cash or shares of Common Stock) in which the Award is to be settled.

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C.           The Plan Administrator shall have the absolute discretion to grant options or stock appreciation rights in accordance with the Discretionary Grant Program, to effect stock issuances and other stock-based awards in accordance with the Stock Issuance Program and to grant incentive bonus awards in accordance with the Incentive Bonus Program.

V.	STOCK SUBJECT TO THE PLAN

A.           The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market.  The total number of shares of Common Stock reserved for issuance over the term of the Plan shall not exceed One Million Eight Hundred Thousand  (1,800,000) shares1.

B.           Each person participating in the Plan shall be subject to the following limitations:

-           For Awards denominated in shares of Common Stock (whether payable in Common Stock, cash or a combination of both), the maximum number of shares of Common Stock for which such Awards may be made to such person in any calendar year shall not exceed Six Hundred Thousand (600,000) shares of Common Stock in the aggregate, and

-           For Awards denominated in cash (whether payable in cash, Common Stock or a combination of both), the maximum dollar amount for which such Awards may be made in the aggregate to such person shall not exceed one million dollars ($1,000,000.00) per calendar year within the applicable service or performance measurement period (not to exceed three calendar years).

C.           The maximum number of shares of Common Stock for which Awards may be made to any one non-employee Board member shall not exceed in the aggregate four thousand (4,000) shares per calendar year, except that such limit shall be increased to ten thousand (10,000) shares for the year in which the non-employee Board member is first appointed or elected to the Board.

D.           Shares of Common Stock subject to outstanding Awards made under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those Awards.  Unvested shares issued under the Plan and subsequently forfeited or repurchased by the Corporation, at a price per share not greater than the original issue price paid per share, pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance.  Should the exercise price of an option under the Plan be paid with shares of Common Stock, then the authorized reserve of Common Stock under the Plan shall be reduced by the gross number of shares for which that option is exercised, and not by the net number of shares issued under the exercised stock option.  Upon the exercise of any stock appreciation right under the Plan, the share reserve shall be reduced by the gross number of shares as to which such right is exercised, and not by the net number of shares actually issued by the Corporation upon such exercise. If shares of Common Stock otherwise issuable under the Plan are withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise, vesting or settlement of an Award, then the number of shares of Common Stock available for issuance under the Plan shall be reduced on the basis of the gross number of shares issuable under such Award at the time of exercise, vesting or settlement, calculated in each instance prior to any such share withholding.

__________________________
1  As of January 31, 2008, 381,752 shares of Common Stock were subject to outstanding Awards, 101,429 shares had been issued in settlement of Awards made under the Plan and 1,316,819 shares were available for future Awards.

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E.           Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, spin-off transaction or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, or should the value of outstanding shares of Company Stock be substantially reduced as a result of a spin-off transaction or an extraordinary dividend or distribution, or should there occur any merger, consolidation or other reorganization, then equitable adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (iii) the maximum number and/or class of securities for which a non-employee Board member may be granted Common Stock-denominated Awards under the Plan in any one calendar year, (iv) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (v) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vi) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (vii) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share.  The adjustments shall be made in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of benefits under the Plan and the outstanding Awards thereunder, and such adjustments shall be final, binding and conclusive. In the event of a Change in Control, however, the adjustments (if any) shall be made solely in accordance with the applicable provisions of the Plan governing Change in Control transactions.

F.           Outstanding Awards granted pursuant to the Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

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ARTICLE TWO

DISCRETIONARY GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.  Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A.           Exercise Price.

1.           The exercise price per share shall be fixed by the Plan Administrator; provided, however, that such exercise price shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the grant date.

2.           The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of the documents evidencing the option, be payable in one or more of the forms specified below:

(i)           cash or check made payable to the Corporation,

(ii)           shares of Common Stock (whether delivered in the form of actual stock certificates or through attestation of ownership) held for the requisite period (if any) necessary to avoid any resulting charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii)           to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide instructions to (a) a brokerage firm (reasonably satisfactory to the Corporation for purposes of administering such procedure in compliance with the Corporation’s pre-clearance/pre-notification policies) to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

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B.             Exercise and Term of Options.   Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option.  However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C.             Effect of Termination of Service.

1.           The following provisions shall govern the exercise of any options granted pursuant to the Discretionary Grant Program that are outstanding at the time of the Optionee’s cessation of Service or death:

(i)           Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii)           Any option held by the Optionee at the time of the Optionee’s death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii)           Should the Optionee’s Service be terminated for Cause or should the Optionee otherwise engage in conduct constituting grounds for a termination for Cause while holding one or more outstanding options granted under this Article Two, then all of those options shall terminate immediately and cease to be outstanding.

(iv)           During the applicable post-Service exercise period, the option may not be exercised for more than the number of vested shares for which the option is at the time exercisable; provided, however, that one or more options under the Discretionary Grant Program may be structured so that those options continue to vest in whole or part during the applicable post-Service exercise period. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2.           The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i)           extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term,

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(ii)           include an automatic extension provision whereby the specified post-Service exercise period in effect for any option granted under this Article Two shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-Service exercise period during which the exercise of that option or the immediate sale of the shares acquired under such option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such option beyond the expiration date of the term of that option, and/or

(iii)           permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D.             Shareholder Rights.  The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E.             Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock.  Should the Optionee cease Service while such shares are unvested, the Corporation shall have the right to repurchase any or all of those unvested shares at a price per share equal to the lower of (i) the exercise price paid per share or (ii) the Fair Market Value per share of Common Stock at the time of repurchase.  The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F.             Transferability of Options. The transferability of options granted under the Plan shall be governed by the following provisions:

(i)           Incentive Options.  During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death.

(ii)           Non-Statutory Options.  Non-Statutory Options shall be subject to the same limitation on transfer as Incentive Options, except that the Plan Administrator may structure one or more Non-Statutory Options so that the option may be assigned in whole or in part during the Optionee’s lifetime through a gratuitous transfer or domestic relations order to one or more Family Members of the Optionee or to a trust established exclusively for the Optionee and/or such Family Members.  The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment.  The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

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(iii)           Beneficiary Designations.  Notwithstanding the foregoing, the Optionee may designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options.  Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options.  Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options.  Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A.            Eligibility.  Incentive Options may only be granted to Employees.

B.            Dollar Limitation.  The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000).

To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitations on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

C.            10% Shareholder.  If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	STOCK APPRECIATION RIGHTS

A.           Authority.  The Plan Administrator shall have full power and authority, exercisable in its sole discretion, to grant stock appreciation rights in accordance with this Section III to selected Optionees or other individuals eligible to receive option grants under the Discretionary Grant Program.

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B.           Types.  Two types of stock appreciation rights shall be authorized for issuance under this Section III: (i) tandem stock appreciation rights (“Tandem Rights”) and (ii) stand-alone stock appreciation rights (“Stand-alone Rights”).

C.           Tandem Rights.  The following terms and conditions shall govern the grant and exercise of Tandem Rights.

1.           One or more Optionees may be granted a Tandem Right, exercisable upon such terms and conditions as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock or the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate exercise price payable for such vested shares.

2.           Any distribution to which the Optionee becomes entitled upon the exercise of a Tandem Right may be made in (i) shares of Common Stock valued at Fair Market Value on the option surrender date, (ii)  cash or (iii) a combination of cash and shares of  Common Stock, as specified in the applicable Award agreement.

D.           Stand-Alone Rights.  The following terms and conditions shall govern the grant and exercise of Stand-alone Rights:

1.           One or more individuals eligible to participate in the Discretionary Grant Program may be granted a Stand-alone Right not tied to any underlying option under this Discretionary Grant Program.  The Stand-alone Right shall relate to a specified number of shares of Common Stock and shall be exercisable upon such terms and conditions as the Plan Administrator may establish.  In no event, however, may the Stand-alone Right have a maximum term in excess of ten (10) years measured from the grant date.  The provisions and limitations of Paragraphs B.2 and B.3 of Section I of this Article Two shall also be applicable to any Stand-alone Right awarded under the Plan.

2.           Upon exercise of the Stand-alone Right, the holder shall be entitled to receive a distribution from the Corporation in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the shares of Common Stock underlying the exercised right over (ii) the aggregate base price in effect for those shares.

3.           The number of shares of Common Stock underlying each Stand-alone Right and the base price in effect for those shares shall be determined by the Plan Administrator in its sole discretion at the time the Stand-alone Right is granted.  In no event, however, may the base price per share be less than the Fair Market Value per underlying share of Common Stock on the grant date.

4.           Stand-alone Rights shall be subject to the same transferability restrictions applicable to Non-Statutory Options and may not be transferred during the holder’s lifetime, except for an assignment in the form of a gratuitous transfer or pursuant to domestic relations order to one or more Family Members of the holder or to a trust established for the holder and/or one or more such Family Members.  In addition, one or more beneficiaries may be designated for an outstanding Stand-alone Right in accordance with substantially the same terms and provisions as set forth in Section I.F of this Article Two.

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5.           The distribution with respect to an exercised Stand-alone Right may be made in (i) shares of Common Stock valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and shares of Common Stock, as specified in the applicable Award agreement.

6.           The holder of a Stand-alone Right shall have no shareholder rights with respect to the shares subject to the Stand-alone Right unless and until such person shall have exercised the Stand-alone Right and become a holder of record of the shares of Common Stock issued upon the exercise of such Stand-alone Right.

E.           Post-Service Exercise.  The provisions governing the exercise of Tandem and Stand-alone Rights following the cessation of the recipient’s Service shall be substantially the same as those set forth in Section I.C of this Article Two for the options granted under the Discretionary Grant Program, and the Plan Administrator’s discretionary authority under Section I.C.2 of this Article Two shall also extend to any outstanding Tandem or Stand-alone Appreciation Rights.

IV.	CHANGE IN CONTROL

A.           In the event of an actual Change in Control transaction, each outstanding Award made under the Discretionary Grant Program of this Amended and Restated Plan shall automatically accelerate and become exercisable, immediately prior to the effective date of that Change in Control, as to all the shares of Common Stock at the time subject to such Award, unless (i) such Award is to be assumed by the successor corporation (or parent thereof) or is otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such Award is to be replaced with a cash retention program of the successor corporation which preserves the spread existing at the time of the Change in Control on any shares as to which the Award is not otherwise at that time exercisable and provides for subsequent payout of that spread in accordance with the same (or more favorable) exercise/vesting schedule in effect for that Award or (iii) the acceleration of such Award is subject to other limitations imposed by the Plan Administrator.

B.           All outstanding repurchase rights under the Discretionary Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

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C.           Immediately following the consummation of the Change in Control, all outstanding Awards made under the Discretionary Grant Program of this Amended and Restated Plan shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or are otherwise continued in full force and effect pursuant to the terms of the Change in Control transaction.

D.           Each Award which is assumed in connection with a Change in Control or otherwise continued in effect shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities into which the shares of Common Stock subject to that Award would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time.  Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise or base  price per share in effect under each outstanding Award, provided the aggregate exercise or base price in effect for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan (iii) the maximum number and/or class of securities for which any one person may be granted Common Stock-denominated Awards under the Plan per calendar year, (iv) the maximum number and/or class of securities for which a non-employee Board member may be granted Common Stock-denominated Awards under the Plan in any one calendar year, (v) the number and/or class of securities and the exercise or base price per share in effect under each outstanding Award under the Discretionary Grant Program, (vi) the number and/or class of securities subject to each outstanding Award under the Stock Issuance Program and the cash consideration (if any) payable per share, (vii) the number and/or class of securities subject to each outstanding Award under the Incentive Bonus Program denominated in shares of Common Stock and (viii) the number and/or class of securities subject to the Corporation’s outstanding repurchase rights under the Plan and the repurchase price payable per share. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards under the Discretionary Grant Program and with the Plan Administrator’s approval, substitute, for the securities underlying those assumed rights, one or more shares of its own Common Stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

E.           The Plan Administrator shall have the discretionary authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall, immediately prior to the effective date of an actual Change in Control transaction, become exercisable as to all the shares of Common Stock at the time subject to those Awards and may be exercised as to any or all of those shares as fully vested shares of Common Stock, whether or not those Awards are to be assumed or replaced in the Change in Control transaction or otherwise continued in effect.  In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Grant Program so that those rights shall terminate immediately prior to the effective date of an actual Change in Control transaction, and the shares subject to those terminated rights shall thereupon vest in full.

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F.           The Plan Administrator shall have full power and authority to structure one or more outstanding Awards under the Discretionary Grant Program so that those Awards shall become exercisable as to all the shares of Common Stock at the time subject to those Awards in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period following the effective date of any Change in Control transaction in which those Awards do not otherwise fully accelerate.  In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of such Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G.           The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded.  To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-statutory Option under the Federal tax laws.

V.	PROHIBITION ON REPRICING PROGRAMS

The Plan Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding options or stock appreciation rights under the Plan are cancelled and new options or stock appreciation rights are granted in replacement with a lower exercise price per share, (ii) cancel outstanding options or stock appreciation rights under the Plan with exercise prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Corporation or (iii) otherwise directly reduce the exercise price in effect for outstanding options or stock appreciation rights under the Plan, without in each such instance obtaining shareholder approval.

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ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program pursuant to restricted stock awards that vest in one or more increments over a designated period of Service. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards.  Each Award under the Stock Issuance Program shall be evidenced by an Award Agreement which complies with the terms specified below.

A.           Issue Price/Consideration.

1.           Shares may be issued for a cash consideration per share fixed by the Plan Administrator at the time of the Award, but in no event shall such cash consideration be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the Award date.

2.           Shares of Common Stock may also be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)           past services rendered to the Corporation (or any Parent or Subsidiary); or

(ii)           any other valid consideration under the State in which the Corporation is at the time incorporated.

B.           Vesting Provisions.

1.           Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance as a bonus for Service rendered or may vest in one or more installments over the Participant’s period of Service or upon the attainment of specified performance objectives.  The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement.  Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to performance shares or restricted stock units which entitle the recipients to receive the shares underlying those Awards upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements or upon the expiration of a designated time period following the vesting of those Awards, including (without limitation) a deferred distribution date following the termination of the Participant’s Service. Notwithstanding the foregoing, the following limitations shall apply with respect to the vesting schedules established for the Awards made under the Stock Issuance Program, subject to the acceleration provisions in Paragraphs B.6 and B.7 below and Section II of this Article Three:

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(i)           for any such Award which is to vest on the basis of Service, the minimum vesting period shall be three (3) years, with the rate of vesting over that period to be determined by  the Plan Administrator; and

(ii)            for any such Award which is to vest on the basis of performance objectives, the performance period shall have a duration of at least one year.

2.           The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall vest (or vest and become issuable) upon the achievement of pre-established performance objectives based on one or more Performance Goals and measured over the performance period specified by the Plan Administrator at the time of the Award.

3.           Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off transaction, extraordinary dividend or distribution or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator may deem appropriate.  Equitable adjustments to reflect each such transaction shall also be made by the Plan Administrator to the repurchase price payable per share by the Corporation for any unvested securities subject to its existing repurchase rights under the Plan; provided the aggregate repurchase price shall in each instance remain the same.

4.           The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested.  Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such shares, subject to any applicable vesting requirements.  The Participant shall not have any shareholder rights with respect to the shares of Common Stock subject to a performance share or restricted stock unit award until that award vests and the shares of Common Stock are actually issued thereunder.  However, dividend-equivalent units may be paid or credited on outstanding performance share or restricted stock unit awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

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5.           Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares.  To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Corporation shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered shares or (ii) the Fair Market Value of those shares at the time of cancellation.

6.           The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares.  Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies.  Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives.  However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares which were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II of this Article Three.

7.           Outstanding performance shares or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those Awards, if the performance goals or Service requirements established for those Awards are not attained or satisfied.  The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding Awards of performance shares or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied.  However, no vesting requirements tied to the attainment of performance goals may be waived with respect to Awards which were intended, at the time those Awards were made, to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II of this Article Three.

8.           The following additional requirements shall be in effect for any performance shares awarded under this Article Three:

(i)           At the end of the performance period, the Plan Administrator shall determine the actual level of attainment for each performance objective and the extent to which the performance shares awarded for that period are to vest and become payable based on the attained performance levels.

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(ii)           The performance shares that so vest shall be paid as soon as practicable following the end of the performance period, unless such payment is to be deferred for the period specified by the Plan Administrator at the time the performance shares are initially awarded the period designated by the Participant pursuant to a timely-filed deferral election made in accordance with the applicable requirements of Code Section 409A.

(iii)           Performance shares that vest may be paid in (i) cash, (ii) shares of Common Stock or (iii) any combination of cash and shares of Common Stock, as determined by the Plan Administrator in its sole discretion.

(iv)           Performance shares may also be structured so that the shares are convertible into shares of Common Stock, but the rate at which each performance share is to so convert shall be based on the attained level of performance for each applicable performance objective.

II.	CHANGE IN CONTROL

A.           Each outstanding Award made under the Stock Issuance Program of this Amended and Restated Plan may be assumed in connection with a Change in Control or otherwise continued in effect.  Each Award so assumed or continued in effect shall be adjusted immediately after the consummation of that Change in Control so as to apply to the number and class of securities into which the shares of Common Stock subject to that Award immediately prior to the Change in Control would have been converted in consummation of such Change in Control had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per share thereunder, provided the aggregate amount of such consideration shall remain the same.  To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Change in Control, the successor corporation may, in connection with the assumption or continuation of the outstanding Awards and subject to the Plan Administrator’s approval, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Change in Control transaction, provided such common stock is readily traded on an established U.S. securities exchange or market.

B.           If an Award made under the Stock Issuance Program of this Amended and Restated Plan is not assumed or otherwise continued in effect or replaced with a cash retention program of the successor corporation which preserves the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same (or more favorable) vesting schedule in effect for those shares at the time of such Change in Control, then such Award shall vest, and the shares of Common Stock subject to that Award shall be issued as fully-vested shares, immediately prior to the effective date of the Change in Control or at such other time as set forth in the applicable Award Agreement.

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C.           The Plan Administrator shall have the discretionary authority to structure one or more unvested Awards under the Stock Issuance Program so that the shares of Common Stock subject to those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of that Change in Control transaction.

D.           The Plan Administrator’s authority under Paragraph C of this Section II shall also extend to any Awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to Paragraph D or E of this Section II may result in their loss of performance-based status under Code Section 162(m).

E.           All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall vest in full, immediately prior to the effective date of an actual Change in Control transaction, except to the extent (i) the Awards to which those repurchase rights are to be assumed by the successor corporation (or parent thereof) or are otherwise to continue in full force and effect pursuant to the terms of the Change in Control transaction, (ii)  those Awards are to be replaced with a cash retention program of the successor corporation which preserves, for each such Award, the Fair Market Value of the underlying shares of Common Stock at the time of the Change in Control and provides for the subsequent payout of that value in accordance with the same (or more favorable) vesting schedule in effect for those shares at the time of such Change in Control or (iii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

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ARTICLE FOUR

INCENTIVE BONUS PROGRAM

I.	INCENTIVE BONUS TERMS

The Plan Administrator shall have full power and authority to implement one or more of the following incentive bonus programs under the Plan:

 (i)           performance unit awards (“Performance Unit Awards”), and

(ii)           dividend equivalent rights (“DER Awards”)

A.           Performance Unit Awards.  The Plan Administrator shall have the discretionary authority to make Performance Unit Awards in accordance with the terms of this Article Four.  Each such Performance Unit Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.           A Performance Unit shall represent a participating interest in a special bonus pool tied to the attainment of pre-established performance objectives based on one or more Performance Goals. The amount of the bonus pool may vary with the level at which the applicable performance objectives are attained, and the value of each Performance Unit which becomes due and payable upon the attained level of performance shall be determined by dividing the amount of the resulting bonus pool (if any) by the total number of Performance Units issued and outstanding at the completion of the applicable performance period.

2.           Performance Units may also be structured to include a Service requirement which the Participant must satisfy following the completion of the performance period in order to vest in the Performance Units awarded with respect to that performance period.

3.           Performance Units which become due and payable following the attainment of the applicable performance objectives and the satisfaction of any applicable Service requirement may be paid in (i) cash, (ii) shares of Common Stock valued at Fair Market Value on the payment date or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine.

B.           DER Awards.  The Plan Administrator shall have the discretionary authority to make DER Awards in accordance with the terms of this Article Four.  Each such DER Award shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided however, that each such document shall comply with the terms specified below.

1.           The DER Awards may be made as stand-alone awards or in tandem with other Awards made under the Plan.  The term of each such DER Award shall be established by the Plan Administrator at the time of grant, but no DER Award shall have a term in excess of ten (10) years.

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2.           Each DER shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of Common Stock), which is made per issued and outstanding share of Common Stock during the term the DER remains outstanding. A special account on the books of the Corporation shall be maintained for each Participant to whom a DER Award is made, and that account shall be credited per DER with each such dividend or distribution made per issued and outstanding share of Common Stock during the term of that DER remains outstanding.

3.           Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding share of Common Stock or may be deferred for a period specified by the Plan Administrator at the time the DER Award is initially made or designated by the Participant pursuant to a timely-filed deferral election made in accordance with the requirements of Code Section 409A.

4.           Payment may be paid in (i) cash, (ii) shares of Common Stock or (iii) a combination of cash and shares of Common Stock as the Plan Administrator shall determine.  If payment is to be made in the form of Common Stock, the number of shares of Common Stock into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per share of Common Stock on the date of conversion, a prior date or an average of the Fair Market Value per share of Common Stock over a designated period, as the Plan Administrator shall determine in its sole discretion.

5.           The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more DER Awards so that those Awards shall vest only after the achievement of pre-established performance objectives based upon one or more Performance Goals.

II.	CHANGE IN CONTROL

A.           The Plan Administrator shall have the discretionary authority to structure one or more Awards under this Article Four so that those Awards shall automatically vest in whole or in part immediately prior to the effective date of an actual Change in Control transaction or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period following the effective date of such Change in Control.

B.           The Plan Administrator’s authority under Paragraph A of this Section II shall also extend to any Awards under this Article Four that are intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those Awards pursuant to such Paragraph A may result in their loss of performance-based status under Code Section 162(m).

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ARTICLE FIVE

MISCELLANEOUS

I.	DEFERRED COMPENSATION

A.           The Plan Administrator may, in its sole discretion,  structure one or more Awards under the Stock Issuance or Incentive Bonus Programs so that the Participants may be provided with an election to defer the compensation associated with those Awards for federal income tax purposes.  Any such deferral opportunity shall comply with all applicable requirements of Code Section 409A.

B.           To the extent the Corporation maintains one or more separate non-qualified deferred compensation arrangements which allow the participants the opportunity to make notional investments of  their deferred account balances in shares of Common Stock, the Plan Administrator may authorize the share reserve under the Plan to serve as the source of  any  shares of Common Stock that become payable under those deferred compensation arrangements.  In such event, the share reserve under the Plan shall be reduced on a share-for-one share basis for each share of Common Stock issued under the Plan in settlement of the deferred compensation owed under those separate arrangements.

II.	TAX WITHHOLDING

A.           The Corporation’s obligation to deliver shares of Common Stock upon the exercise, issuance or vesting of an Award under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

B.           The Plan Administrator may, in its discretion, provide Optionees and Participants to whom Awards are made under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise, vesting or settlement of those Awards. Such right may be provided to any such holder in either or both of the following formats:

1.           Stock Withholding:  The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise, vesting or settlement of such Award, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by such individual.  The shares of Common Stock so withheld shall reduce the number of shares of Common Stock authorized for issuance under the Plan.

2.           Stock Delivery:  The election to deliver to the Corporation, at the time of the exercise, vesting or settlement of such Award, one or more shares of Common Stock previously acquired by such individual with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes (not to exceed one hundred percent (100%)) designated by the individual.  The shares of Common Stock so delivered shall neither reduce the number of shares of Common Stock authorized for issuance under the Plan nor be added to the number of shares of Common Stock authorized for issuance under the Plan.

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III.	SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

IV.	TERM OF THE PLAN AND EFFECT OF RESTATEMENT

A.            The Plan shall terminate upon the earliest to occur of (i) April 29, 2018,2 (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding Awards in connection with a Change in Control.  Should the Plan terminate on April 29, 2018, then all Awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing those Awards.

B.             The  Amended and Restated Plan will, upon the approval of the Corporation’s shareholders at the Annual Meeting, effect the following modifications to the provisions of the Plan in effect immediately prior to such amendment and restatement:

(i)            expand and re-confirm the list of financial and non-financial targets that may serve as the performance criteria for the vesting of Awards so that those Awards may qualify as performance-based compensation not subject to the $1 million limitation on income tax deductibility per executive officer imposed under Code Section 162(m);

(ii)            clarify the gross counting provisions in effect under the Plan to assure that the share reserve is reduced by the gross number of shares that vest and become issuable under each Award, and not by the net number actually issued in settlement of the Award and the applicable withholding taxes;

(iii)           specifically authorize the issuance of restricted stock unit awards;

(iv)           expand the Change in Control provisions to effect the following principal changes (A) define the applicable change in control events in accordance with the definitions in effect under the Corporation’s Executive Severance Plan, (B) provide discretionary authority to the Plan Administrator to structure one or more Awards so that they will vest in whole or in part upon a Change in Control event or the subsequent termination of the Optionee’s or Participant’s Service and (C) clarify the procedures for effecting the assumption of outstanding Awards in Change in Control transactions;

(v)            expand the capital adjustment provisions to allow for equitable adjustments to outstanding Awards to reflect spin-off transactions and extraordinary dividends;

______________________________
2   If this January 2008 Amendment and Restatement is not approved by the Corporation’s shareholders at the 2008 Annual Meeting, then the expiration date of the Plan will remain  April 17, 2012.

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(vi)           effect the necessary revisions to comply with the applicable requirements of Code Section 409A, including more specific definitions of the members of the controlled group and an express requirement that all deferral opportunities be structured so as to comply with such Code provision;

(vii)          prohibit the repricing of outstanding stock options and stock appreciation rights;

(viii)        extend the term of the Plan until April 29, 2018; and

(ix)           expand the class of persons eligible to receive Awards under the Plan so as to include all Employees, the non-employee members of the board of directors of any Parent or Subsidiary and consultants in the service of the Corporation or any Parent or Subsidiary.

C.           Should the Corporation’s shareholders not approve the Amended and Restated Plan at the Annual Meeting, then the modification to the terms of the Plan described in subparagraphs (i), (viii) and (ix) of Section IV.B.3 of this Article Five shall not be implemented.

V.	AMENDMENT OF THE PLAN

A.           The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that shareholder approval shall be required for any amendment to the Plan which materially increases the number of shares of Common Stock authorized for issuance under the Plan (other than pursuant to Section V.D of Article One), materially expands the class of individuals eligible to participate in the Plan, expands the types of awards which may be made under the Plan or extends the term of the Plan or to the extent such shareholder approval may otherwise be required under applicable law or regulation or pursuant to the listing standards of the Stock Exchange on which the Common Stock is at the time primarily traded. However, no such amendment or modification shall adversely affect the rights and obligations with respect to Awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

B.             Awards may be made under the Plan that involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those Awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by shareholder approval of an amendment of the Plan authorizing such increase.  If such shareholder approval is not obtained within twelve (12) months after the date the first excess Award is made, then all Awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

VI.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

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VII.	REGULATORY APPROVALS

A.           The implementation of the Plan, the granting of any Award under the Plan and the issuance of any shares of Common Stock in connection with the issuance, exercise or vesting of any Award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards made under the Plan and the shares of Common Stock issuable pursuant to those Awards.

B.           No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any Stock Exchange  on which Common Stock is then listed for trading.

VIII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

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APPENDIX

The following definitions shall be in effect under the Plan:

A.           Annual Meeting shall mean the 2008 annual meeting of the Corporation’s shareholders.

B.           Award shall mean any of the following awards authorized for issuance or grant under the Plan: stock options, stock appreciation rights, direct stock issuances, restricted stock or restricted stock unit awards, performance shares, performance units, dividend-equivalent rights and cash incentive awards.

C.           Award Agreement shall mean the agreement(s) between the Corporation and the Optionee or Participant evidencing a particular Award made to that individual under the Plan, as such agreement(s) may be in effect from time to time

D.           Board shall mean the Corporation’s Board of Directors.

E.           Cause shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

-          Cause shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

-          In the absence of any other Cause definition in the Award Agreement for a particular Award (or in any other agreement incorporated by reference into the Award Agreement), an individual’s termination of Service shall be deemed to be for Cause if such termination occurs by reason his or her commission of any act of fraud, embezzlement or dishonesty, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner.

F.           Change in Control shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

-           Change in Control shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

-           In the absence of any other Change in Control definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i)           the acquisition, directly or indirectly, by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the 1934 Act), other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under control, with the Corporation or an employee benefit plan maintained by the Corporation or such person, of beneficial ownership (as defined in Rule 13d-3 of the 1934 Act) of securities of the Corporation that results in such person or related group of persons beneficially owning securities representing thirty percent (30%) or more of the combined voting power of the Corporation’s then-outstanding securities;

(ii)           a merger, recapitalization, consolidation, or other similar transaction to which the Corporation is a party, unless securities representing at least fifty percent (50%) of the combined voting power of the then-outstanding securities of the surviving entity or a parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;

(iii)           a sale, transfer or disposition of all or substantially all of the Corporation’s assets, unless securities representing at least fifty percent (50%) of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or parent thereof are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation’s outstanding voting securities immediately before the transaction;

(iv)           a merger, recapitalization, consolidation, or other transaction to which the Corporation is a party or the sale, transfer or other disposition of all or substantially all of the Corporation’s assets if, in either case, the members of the Board immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in the composition of the Board that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction); or

(v)           a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members who were described in clause (a) or who were previously so elected or approved and who were still in office at the time the Board approved such election or nomination;

provided, however, that no Change in Control shall be deemed to occur for purposes of this Plan if the result of the transaction is to give more ownership or control of the Corporation to any person or related group of persons who held securities representing more than thirty percent (30%) of the combined voting power of the Corporation's outstanding securities as of March 3, 2003.

G.             Code shall mean the Internal Revenue Code of 1986, as amended.

H.            Common Stock shall mean the Corporation’s common stock.

I.              Corporation shall mean SJW Corp., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of SJW Corp. which has by appropriate action assumed the Plan and the outstanding Awards thereunder.

J.              Discretionary Grant Program shall mean the discretionary grant program in effect under Article Two of the Plan pursuant to which stock options and stock appreciation rights may be granted to one or more eligible individuals.

K.            Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

L.             Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

M.           Executive Compensation Committee shall mean the Executive Compensation Committee of the Board comprised of two (2) or more non-employee Board members.

N.            Fair Market Value per share of Common Stock on any relevant date shall be the closing selling price per share of Common Stock at the close of regular hours trading on the New York Stock Exchange (or any other national securities exchange or market on which the Common Stock is at the time primarily traded) on the date in question.  If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the selling price at the close of regular hours trading on the last preceding date for which such quotation exists.

O.            Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

P.             Good Reason shall, with respect to each Award made under the Plan, be defined in accordance with the following provisions:

-             Good Reason shall have the meaning assigned to such term in the Award Agreement for the particular Award or in any other agreement incorporated by reference into the Award Agreement for purposes of defining such term.

-             In the absence of any other Good Reason definition in the Award Agreement (or in any other agreement incorporated by reference into the Award Agreement), Good Reason shall mean an individual’s voluntary resignation following (A) a change in his or her position with the Corporation (or any Parent or Subsidiary) which materially reduces his or her duties,  responsibilities or authority, (B) a material diminution in the duties, responsibilities or authority of the person to whom such individual reports, (C) a material reduction in such individual’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs), with a reduction of more than fifteen percent (15%) to be deemed material for such purpose, or (D) a material relocation of such individual’s place of employment, with a relocation of more than fifty (50) miles to be deemed material for such purpose, provided, however, that a resignation for Good Reason may be effected only after (i) the individual  provides written notice to the Corporation of the event or transaction constituting grounds for such resignation within sixty (60) days after the occurrence of that event or transaction and (ii) the Corporation fails to take the requisite remedial action with respect to such event or transaction within thirty (30) days after receipt of such notice.

Q.           Incentive Bonus Program shall mean the incentive bonus program in effect under Article Four of the Plan.

R.           Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

S.           Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i)           such individual’s involuntary dismissal or discharge by the Corporation (or any Parent or Subsidiary) for reasons other than for Cause, or

(ii)           such individual’s voluntary resignation for Good Reason.

T.           1934 Act shall mean the Securities Exchange Act of 1934, as amended.

U.           Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

V.           Optionee shall mean any person to whom an option is granted under the Discretionary Grant or Automatic Grant Program.

W.           Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

X.           Participant shall mean any person who is issued an Award under either the Stock Issuance Program or the Incentive Bonus Program.

Y.           Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of Awards made to the non-employee Board members, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

Z.           Performance Goals shall mean any of the following performance criteria upon which the vesting of one or more Awards under the Plan may be based: (i) pre-tax or after-tax earnings, profit or net income, (ii) revenue or revenue growth, (iii) earnings per share, (iv) return on assets, capital or shareholder equity, (v) total shareholder return, (vi) gross or net profit margin, (vii) cash flow, (viii) approved rate increases, (ix) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation, (x) increases in customer base, (xi) operating income, net operating income or net operating income after recorded tax expense; (xii) operating profit, net operating profit or net operating profit after recorded tax expense, (xiii) operating margin, (xiv) cost reductions or other expense control objectives, (xv) market price of the Common Stock, whether measured in absolute terms or in relationship to earnings or operating income, (xvi) compliance with applicable environmental requirements or applicable regulatory requirements, (xvii) budget objectives, (xviii) working capital, (xix) mergers, acquisitions or divestitures, (xx) attainment of water industry objectives measured in terms of water quality, service, reliability and efficiency or (xxi) measures of customer satisfaction. Each performance criteria may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business units or divisions or any Parent or Subsidiary.  Each applicable Performance Goal may include a minimum threshold level of performance below which no Award will be earned, levels of performance at which specified portions of an Award will be earned and a maximum level of performance at which an Award will be fully earned. Each applicable Performance Goal may be structured at the time of the Award to provide for appropriate adjustment for one or more of the following items: (A) asset impairments or write-downs; (B) litigation judgments or claim settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; (E) any extraordinary nonrecurring items as describedin Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Corporation's annual report to shareholders for the applicable year; (F) the operations of any business acquired by the Corporation or any Parent or Subsidiary or of any joint venture in which the Corporation or any Parent or Subsidiary participates; (G) the divestiture of one or more business operations or the assets thereof; or (H) the costs incurred in connection with such acquisitions or divestitures.

AA.           Plan shall mean the Corporation’s Long-Term Incentive  Plan, as amended and restated as set forth in this document.

BB.           Plan Administrator shall mean the particular entity, whether the Executive Compensation Committee, the Board or the Secondary Board Committee, which is authorized to administer the Discretionary Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

CC.           Secondary Board Committee shall mean a committee of one or more Board members appointed by the Board to administer the Plan with respect to eligible persons other than Section 16 Insiders.

DD.           Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

EE.           Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary, whether now existing or subsequently established) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.  For purposes of the Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of the either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Corporation; provided, however, that should such leave of absence exceed three (3) months, then for purposes of determining the period within which an Incentive  Option  may be exercised as such under the federal tax laws, the Optionee’s Service shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period, unless Optionee is provided with the right to return to Service following such leave either by statute or by written contract.  Except to the extent otherwise required by law or expressly authorized by the Plan Administrator or by the Corporation’s written policy on leaves of absence, no Service credit shall be given for vesting purposes for any period the Optionee or Participant is on a leave of absence.

FF.           Stock Exchange shall mean the American Stock Exchange, the Nasdaq Global Market or the New York Stock Exchange.

GG.           Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

HH.           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II.           10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

JJ.           Withholding Taxes shall mean the applicable federal and state income and employment withholding taxes to which the holder of an Award under the Plan may become subject in connection with the exercise, vesting or settlement of that Award.